Filed Pursuant to Rule 424(b)(2)

Registration No. 333-283156

Prospectus Supplement
(to Prospectus dated March 31, 2025)

RiverNorth Opportunities Fund, Inc.

7,158,000 Shares of Common Stock

Subscription Rights for Shares of Common Stock

7,158,000 Shares of Common Stock Issuable Upon Exercise of Rights to Subscribe for Such Shares

RiverNorth Opportunities Fund, Inc. (the “Fund”) is issuing transferable subscription rights (“Rights”) to its stockholders of record as of September 11, 2025 (the “Record Date” and such stockholders, “Record Date Stockholders”). These Rights will allow Record Date Stockholders to subscribe for new shares of common stock, $0.0001 par value per share (the “Common Shares”), of the Fund in an aggregate amount of up to 7,158,000 Common Shares (the “Offer”). Record Date Stockholders will receive one Right for each Common Share held on the Record Date. For every three Rights held, a Record Date Stockholder is entitled to purchase one Common Share of the Fund (the “Primary Subscription”).

Stockholders of record on the Record Date who fully exercise their Rights in the Primary Subscription will be entitled to subscribe for additional Common Shares (“Over-Subscription Shares”), subject to the limitations set forth in this Prospectus Supplement (the “Over-Subscription Privilege” or the “Over-Subscription”). If enough Over-Subscription Shares are available, all such requests will be honored in full. If the requests for Over-Subscription Shares exceed the Over-Subscription Shares available, the available Over-Subscription Shares will be allocated pro rata to stockholders who over-subscribed based on the number of Rights originally issued to them.

The number of Rights to be issued to a Record Date Stockholder will be rounded up to the nearest number of Rights evenly divisible by three. Fractional shares will not be issued upon the exercise of Rights. Accordingly, new Common Shares may be purchased only pursuant to the exercise of Rights in integral multiples of three.

The Rights are transferable and will be admitted for trading on the New York Stock Exchange (“NYSE”) under the symbol “RIV.RT” during the course of the Offer. The Fund’s Common Shares are currently listed, and the new Common Shares issued in this Offer will also be listed, on the NYSE under the symbol “RIV.” As of August 22, 2025, the last reported net asset value (“NAV”) per Common Share was $12.60, and the last reported sales price per Common Share on the NYSE was $12.36.

The Offer will expire at 5:00 p.m., Eastern Time, on October 6, 2025, unless the Offer is extended as described in this Prospectus Supplement (the “Expiration Date”). The subscription price (“Subscription Price”) per Common Share will be determined based upon a formula equal to 92.5% of the reported NAV or 95% of the market price per Common Share, whichever is higher, on the Expiration Date, unless the Offer is extended. Market price per Common Share will be determined based on the average of the last reported sales price of a Common Share on the NYSE for the five trading days preceding (and not inclusive of) the Expiration Date.

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Rights holders will not know the Subscription Price at the time of exercise and will be required initially to pay for both the Common Shares subscribed for pursuant to the Primary Subscription and, if eligible, any additional Common Shares subscribed for pursuant to the Over-Subscription Privilege, at the estimated subscription price of $11.71 per Common Share and, except in limited circumstances, will not be able to rescind their subscription. Rights acquired in the secondary market may not participate in the Over-Subscription Privilege.

Exercising your Rights and investing in the Fund involves a high degree of risk and may be considered speculative. Before exercising your Rights and investing in the Fund, you should read the discussion of the material risks in “Risks” beginning on page 46 of the accompanying Prospectus.

In addition, you should consider the following:

●	Stockholders who do not exercise their Rights will, at the completion of the Offer, own a smaller proportional interest in the Fund than if they exercised their Rights, which will proportionately decrease the relative voting power of those stockholders.

●	Because the Subscription Price per Common Share may be below the NAV per Common Share on the Expiration Date, you will likely experience an immediate dilution of the aggregate NAV of your Common Shares if you do not participate in the Offer and you will likely experience a reduction in the NAV per share of your common stock whether or not you participate in the Offer.

●	All participating and non-participating stockholders will experience an immediate dilution of the aggregate NAV of your Common Shares because you will indirectly bear the expenses of the Offer. This will disproportionately affect holders of Common Shares (“Stockholders”) who do not exercise their Rights.

●	The Fund cannot state precisely the extent of this dilution if you do not exercise your Rights because the Fund does not know what the Subscription Price per Common Share will be when the Offer expires, or what proportion of the Rights will be exercised. Assuming the full Primary Subscription is exercised, the Fund’s NAV per Common Share would be decreased by approximately $0.23 or 1.83% per Common Share. Actual amounts may vary due to rounding, the final Subscription Price, the amount of Rights exercised and other estimates.

Neither the Securities and Exchange Commission (“SEC”) nor any state securities commission has approved or disapproved of these securities or determined if this Prospectus Supplement or the accompanying Prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Per Common Share	Total(3)
Estimated subscription price(1)	$11.71	$83,820,180
Estimated sales load	$0	$0
Estimated primary offering expenses(2)	$0.03	$201,572
Estimated net proceeds to Fund(1)	$11.68	$83,618,608

(1)	Estimated as if August 22, 2025 was the expiration date. As of the close of August 22, 2025, the Fund’s NAV per Common Share was $12.60 and the average of the last reported sales price the five trading days preceding (and not inclusive of) August 22, 2025 was $12.33. See “Terms of the Offer - The Subscription Price.”

(2)	Offering expenses payable by the Fund (and indirectly by all of the Fund’s Stockholders, including those who do not exercise their Rights) are estimated at approximately $201,572, which includes fees to the subscription agent and information agent estimated to be approximately $75,000 in the aggregate, inclusive of out of pocket expenses.

(3)	Assumes all Rights are exercised at the estimated subscription price per Common Share. All of the Rights offered may not be exercised and the price may be higher or lower than the estimated amount.

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Assuming all Common Shares offered are purchased in the Offer, the proportionate interest held by non-exercising Stockholders will decrease upon completion of the Offer. As with any Common Shares, the price of the Fund’s Common Shares fluctuates with market conditions and other factors. As of August 22, 2025, the Common Shares were trading at a discount to their NAV. Since the inception of the Fund, the Common Shares have traded at a premium of as much as 11.89% and a discount of as much as 15.76%.

The Fund. RiverNorth Opportunities Fund, Inc. is a diversified, closed-end management investment company that has registered as an investment company under the Investment Company Act of 1940, as amended (the “1940 Act”).

Investment Objective. The investment objective of the Fund is to seek total return consisting of capital appreciation and current income. There can be no assurance that the Fund’s investment objective will be achieved.

Principal Investment Strategies. The Fund seeks to achieve its investment objective by pursuing a tactical asset allocation strategy and opportunistically investing under normal circumstances in closed-end funds, exchange-traded funds (“ETFs”), business development companies (“BDCs” and collectively, “Underlying Funds”) and special purpose acquisition companies (“SPACs”). Under normal market conditions, the Fund will invest at least 80% of its Managed Assets in Underlying Funds and SPACs. “Managed Assets” means the total assets of the Fund, including assets attributable to leverage, minus liabilities (other than debt representing leverage and any preferred stock that may be outstanding). The Underlying Funds in which the Fund invests will not include those that are advised or subadvised by RiverNorth Capital Management, LLC, the Fund’s investment adviser, or its affiliates.

In selecting closed-end funds, the Adviser will opportunistically utilize a combination of short-term and longer-term trading strategies to seek to derive value from the discount and premium spreads associated with closed-end funds. The Adviser employs both a quantitative and qualitative approach in its selection of closed-end funds and has developed proprietary screening models and trading algorithms to trade closed-end funds. The Fund will invest in other Underlying Funds and SPACs (that are not closed-end funds) to gain exposure to specific asset classes when the Adviser believes closed-end fund discount or premium spreads are not attractive or to manage overall closed-end fund exposure in the Fund.

The Adviser has the flexibility to change the Fund’s asset allocation based on its ongoing analysis of the equity, fixed income and alternative asset markets. The Adviser considers various quantitative and qualitative factors relating to the domestic and foreign securities markets and economies when making asset allocation and security selection decisions. While the Adviser continuously evaluates these factors, material shifts in the Fund’s asset class exposures will typically take place over longer periods of time.

Under normal market conditions, the Fund intends to maintain long positions in Underlying Funds and SPACs, but may engage in short sales for investment purposes. When the Fund engages in a short sale, it sells a security it does not own and, to complete the sale, borrows the same security from a broker or other institution. The Fund may benefit from a short position when the shorted security decreased in value. The Fund may also at times establish hedging positions. Hedging positions may include short sales and derivatives, such as options and swaps. Under normal market conditions, no more than 30% of the Fund’s Managed Assets will be in hedging positions. The Fund’s investments in derivatives will be included under the 80% policy noted above so long as the underlying asset of such derivatives is a closed-end fund or Underlying Fund, respectively.

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The Fund also may invest up to 20% of its Managed Assets in exchange-traded notes (“ETNs”), certain derivatives, such as options and swaps, cash and cash equivalents. Such investments will not be counted towards the Fund’s 80% policy.

The Fund’s NAV will vary and its distribution rate may vary and both may be affected by numerous factors, including changes in the market spread over a specified benchmark, market interest rates and performance. Fluctuations in NAV may be magnified as a result of the Fund's use of leverage. An investment in the Fund may not be appropriate for all investors.

Investing in the Fund’s Common Shares involves certain risks. See “Risks” beginning on page 46 of the accompanying Prospectus.

Investment Adviser. The Fund’s investment adviser is RiverNorth Capital Management, LLC (the “Adviser” or “RiverNorth”). See “Management of the Fund” in the accompanying Prospectus.

Leverage. The Fund may borrow money and/or issue preferred stock, notes or debt securities for investment purposes. These practices are known as leveraging. Since the holders of common stock pay all expenses related to the issuance of debt or use of leverage, any use of leverage would create a greater risk of loss for the shares of common stock than if leverage is not used. The Fund currently anticipates that if employed, leverage will primarily be obtained through the use of bank borrowings or other similar term loans. The provisions of the 1940 Act further provide that the Fund may borrow or issue notes or debt securities in an amount up to 33 1/3% of its total assets or may issue preferred shares in an amount up to 50% of the Fund’s total assets (including the proceeds from leverage). In accordance with Rule 18f-4 under the 1940 Act, when the Fund engages in reverse repurchase agreements and similar financing transactions, the Fund may either (i) maintain asset coverage of at least 300% with respect to such transactions and any other borrowings in the aggregate, or (ii) treat such transactions as “derivatives transactions” and comply with Rule 18f-4 with respect to such transactions.

On March 9, 2023, the Fund entered into a credit agreement with BNP Paribas (“BNP Credit Agreement”). The BNP Credit Agreement permits the Fund to borrow funds that are collateralized by assets held at BNP Paribas pursuant to the agreement. Under the terms of the BNP Credit Agreement, the Fund may borrow up to $25,000,000 bearing an interest rate of the Overnight Bank Funding Rate plus a fixed rate determined by the securities pledged as collateral. Any unused portion of the BNP Credit Agreement is subject to a commitment fee of 0.50% of the unused portion of the facility until a utilization of 80% or greater is met.

While the Fund is using leverage, the amount of the fees paid to the Adviser for investment advisory and management services are higher than if the Fund did not use leverage because the fees paid are calculated based on the Fund’s Managed Assets, which include assets purchased with leverage. Therefore, the Adviser has a financial incentive to leverage the Fund, which creates a conflict of interest between the Adviser on the one hand and the shareholders of the Fund on the other.

Leverage involves special risks. There can be no assurances that a leveraging strategy will be successful. See “Use of Leverage” and “Risks—Leverage Risks” in the accompanying Prospectus.

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This Prospectus Supplement and accompanying Prospectus sets forth concisely the information about the Fund and the Offer that a prospective investor ought to know before investing in the Fund and participating in the Offer. You should read this Prospectus Supplement and accompanying Prospectus, which contains important information about the Fund, before deciding whether to invest in the Fund’s Common Shares and retain it for future reference. A Statement of Additional Information dated March 31, 2025 (the “SAI”), containing additional information about the Fund, has been filed with the SEC and is incorporated by reference in its entirety into the accompanying Prospectus, which means that it is part of the accompanying Prospectus for legal purposes. You may request a free copy of the SAI, the Fund’s Annual and Semi-Annual Reports, request other information about the Fund and make stockholder inquiries by calling (844) 569-4750, (toll-free) or by writing to the Fund at 360 South Rosemary Avenue, Suite 1420, West Palm Beach, FL 33401, or obtain a copy of such documents (and other information regarding the Fund) by visiting the Fund’s website at rivernorth.com/riv (information included on the website does not form a part of this Prospectus Supplement or accompanying Prospectus), or from the SEC’s website (sec.gov). For additional information all holders of Rights should contact the Information Agent, Georgeson LLC (“Georgeson” or the “Information Agent”) toll free at (866) 357-5086 or send a written request to Georgeson at 1290 Avenue of the Americas, 9th floor, New York, NY 10104.

The Fund’s Common Shares do not represent a deposit or obligation of, and are not guaranteed or endorsed by, any bank or other insured depository institution, and are not federally insured by the Federal Deposit Insurance Corporation, the Federal Reserve Board or any other government agency.

Capitalized terms used herein that are not otherwise defined shall have the meanings assigned to them in the accompanying Prospectus.

Prospectus Supplement dated September 8, 2025

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TABLE OF CONTENTS

Prospectus Supplement

Prospectus

PROSPECTUS SUMMARY	7
SUMMARY OF FUND EXPENSES	26
FINANCIAL HIGHLIGHTS	29
INFORMATION REGARDING SENIOR SECURITIES	33
THE FUND	35
MARKET AND NET ASSET VALUE INFORMATION	36
THE OFFERING	38
USE OF PROCEEDS	39
INVESTMENT OBJECTIVE, STRATEGIES AND POLICIES	40
USE OF LEVERAGE	44
RISKS	46
MANAGEMENT OF THE FUND	67
NET ASSET VALUE	69
PLAN OF DISTRIBUTION	71
DIVIDEND REINVESTMENT PLAN	74
DESCRIPTION OF THE FUND’S SECURITIES	75
CERTAIN PROVISIONS OF THE FUND’S CHARTER AND BYLAWS AND OF MARYLAND LAW	79
REPURCHASE OF SHARES	86
CONVERSION TO OPEN-END FUND	87
U.S. FEDERAL INCOME TAX MATTERS	87
CUSTODIAN AND TRANSFER AGENT	90
LEGAL MATTERS	91
CONTROL PERSONS	91
ADDITIONAL INFORMATION	91
THE FUND’S PRIVACY POLICY	91

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CAUTIONARY NOTICE REGARDING FORWARD-LOOKING STATEMENTS

This Prospectus Supplement, the accompanying Prospectus and the statement of additional information contain “forward-looking statements.” Forward-looking statements can be identified by the words “may,” “will,” “intend,” “expect,” “estimate,” “continue,” “plan,” “anticipate,” and similar terms and the negative of such terms. By their nature, all forward-looking statements involve risks and uncertainties, and actual results could differ materially from those contemplated by the forward-looking statements. Several factors that could materially affect the Fund’s actual results are the performance of the portfolio of securities the Fund holds, the price at which the Fund’s Common Shares will trade in the public markets and other factors discussed in the Fund’s periodic filings with the SEC. Currently known risk factors that could cause actual results to differ materially from the Fund’s expectations include, but are not limited to, the factors described in the “Risks” section of the accompanying Prospectus. The Fund urges you to review carefully that section for a more detailed discussion of the risks of an investment in the Fund’s securities.

Although the Fund believes that the expectations expressed in the Fund’s forward-looking statements are reasonable, actual results could differ materially from those projected or assumed in the Fund’s forward-looking statements. The Fund’s future financial condition and results of operations, as well as any forward-looking statements, are subject to change and are subject to inherent risks and uncertainties, such as those disclosed in the “Risks” section of the accompanying Prospectus. All forward-looking statements contained or incorporated by reference in this Prospectus Supplement or the accompanying Prospectus are made as of the date of this Prospectus Supplement or the accompanying Prospectus, as the case may be. Except for the Fund’s ongoing obligations under the federal securities laws, the Fund does not intend, and the Fund undertakes no obligation, to update any forward-looking statement.

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PROSPECTUS SUPPLEMENT SUMMARY

This is only a summary of information contained elsewhere in this Prospectus Supplement and the accompanying Prospectus. This summary does not contain all of the information that you should consider before investing in the Fund’s shares of common stock (the “Common Shares”). You should carefully read the more detailed information contained in this Prospectus Supplement and the accompanying Prospectus and the statement of additional information (“SAI”), dated March 31, 2025, especially the information set forth under the heading “Risks.”

The Fund

RiverNorth Opportunities Fund, Inc. (the “Fund”) is a Maryland corporation registered as a diversified, closed-end management investment company under the Investment Company Act of 1940, as amended (the “1940 Act”). The common shares began trading on the NYSE on December 24, 2015 and may be purchased and sold in the secondary market. As of August 22, 2025, the Fund had $21,472,248.229 common shares outstanding and net assets applicable to such common shares of $270,523,990.47. An investment in the Fund may not be appropriate for all investors. There can be no assurance that the Fund will achieve its investment objective.

Purpose of the Offer

The Board of Directors of the Fund (the “Board”), based on the recommendation of the Adviser, has determined that it would be in the best interest of the Fund and its existing stockholders to increase the assets of the Fund so that the Fund may be in a better position to take advantage of investment opportunities that may arise without having to reduce existing Fund holdings.

The Board also believes that a larger number of outstanding Common Shares and a larger number of holders of common stock (“Stockholders”) could increase the level of market interest in and visibility of the Fund, and improve the trading liquidity of the Fund’s shares on the NYSE. In making this determination, the Board considered a number of factors, including potential benefits and costs. This rights offering seeks to reward existing Stockholders by giving them the opportunity to purchase additional Common Shares at a price that may be below the market price and/or NAV without incurring any commission or charge. The distribution of these rights, which themselves may have intrinsic value, will also give non-participating Stockholders the potential of receiving a cash payment upon the sale of their rights, which may be viewed as partial compensation for the possible dilution of their interests in the Fund as a result of this offer.

The Adviser believes that increasing the size of the Fund may result in certain economies of scale which may lower the Fund’s expenses as a proportion of average net assets because the Fund’s fixed costs can be spread over a larger asset base. There can be no assurance that by increasing the size of the Fund, the Fund’s expense ratio will be lowered. There can be no assurance that this rights offering (or the investment of the proceeds of this rights offering) will be successful or that the level of trading on the Fund’s shares on the NYSE will increase.

Important Terms of the Offer

The Fund is issuing transferable subscription rights (“Rights”) to its Stockholders of record as of September 11, 2025 (the “Record Date” and such stockholders, “Record Date Stockholders”). These Rights will allow Record Date Stockholders to subscribe for new Common Shares of the Fund in an aggregate amount of approximately 7,158,000 Common Shares (the “Offer”). Record Date Stockholders will receive one Right for each Common Share held on the Record Date. For every three Rights held, you are entitled to purchase one new Common Share of the Fund. Record Date Stockholders who fully exercise their Rights may also, in certain circumstances, purchase additional Common Shares (the “Over-Subscription Shares”) pursuant to an over-subscription privilege (the “Over-Subscription Privilege” or the “Over-Subscription”). The number of Rights to be issued to each Record Date Stockholder will be rounded up to the nearest number of Rights evenly divisible by three. Fractional shares will not be issued upon the exercise of the Rights. Accordingly, new Common Shares may be purchased only pursuant to the exercise of Rights in integral multiples of three.

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The Rights are transferable and will be admitted for trading on the NYSE under the symbol “RIV.RT” during the course of the Offer. The Fund’s Common Shares are currently listed, and the new Common Shares issued in this Offer will also be listed, on the NYSE under the symbol “RIV”. On August 22, 2025, the last reported net asset value (“NAV”) per Common Share was $12.60, and the last reported sales price per Common Share on the NYSE was $12.36.

The Offer will expire at 5:00 p.m., Eastern Time, on October 6, 2025, unless the Offer is extended as described in this Prospectus Supplement (the “Expiration Date”).

The subscription price (“Subscription Price”) per Common Share will be determined based upon a formula equal to 92.5% of the reported NAV or 95% of the market price per Common Share, whichever is higher, on the Expiration Date, unless the Offer is extended. Market price per Common Share will be determined based on the average of the last reported sales price of a Common Share on the NYSE for the five trading days preceding (and not inclusive of) the Expiration Date. Common Shares of the Fund, as a closed-end fund, can trade at a discount to NAV. Upon expiration of the Offer, the Fund expects that Common Shares will likely be issued at a price below NAV per share.

Rights holders may not know the Subscription Price at the time of exercise and will be required initially to pay for both the Common Shares subscribed for pursuant to the primary subscription and, if eligible, any additional Common Shares subscribed for pursuant to the over-subscription privilege at the estimated Subscription Price of $11.71 per Common Share and, except in limited circumstances, will not be able to rescind their subscription.

Rights acquired in the secondary market may not participate in the over-subscription privilege.

The Rights exercisable for one Common Share for each three Rights exercised at the Subscription Price will be referred to in the remainder of this Prospectus Supplement as the “Primary Subscription.”

The Fund will not be issuing share certificates for the Common Shares issued pursuant to this Offer. Issuance of Common Shares will be made electronically via book entry by DST Systems, Inc. (“DST”), the Fund’s transfer agent.

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Important Dates to Remember

Please note that the dates in the table below may change if the Offer is extended.

Event	Date
Record Date	September 11, 2025
Subscription Period	September 12, 2025 to October 6, 2025*
Expiration Date	October 6, 2025*
Subscription Certificate and Payment for Shares Due**	October 6, 2025*
Notice of Guaranteed of Delivery Due	October 6, 2025*
Confirmation to Participants	October 14, 2025*

*	Unless the Offer is extended.
**	Record Date Stockholders exercising Rights must deliver to the Subscription Agent by the Expiration Date either (i) the Subscription Certificate together with the estimated payment or (ii) a Notice of Guaranteed Delivery. Additional amounts may be due at settlement for additional shares purchased upon exercising Rights because the Estimated Subscription Price may be less than the actual Subscription Price.

Over-Subscription Privilege

Each Record Date Stockholder who fully exercises all Rights initially issued to such Record Date Stockholder is entitled to subscribe for shares which were not otherwise subscribed for by others in the Primary Subscription. If enough Over-Subscription shares are available, all such requests will be honored in full. If the requests for Over-Subscription Shares exceed the Over-Subscription Shares available, the available Over-Subscription Shares will be allocated pro rata among those fully exercising Record Date Stockholders who over-subscribe based on the number of Rights originally issued to them by the Fund. Common Shares acquired pursuant to the Over-Subscription Privilege are subject to allotment.

Rights acquired in the secondary market may not participate in the Over-Subscription Privilege.

If Stockholders do not participate in the over-subscription offer (if any), their percentage ownership may be further diluted.

Notwithstanding the above, the Board has the right in its absolute discretion, to eliminate the Over-Subscription Privilege with respect to the Over-Subscription Shares if it considers it to be in the best interest of the Fund to do so. The Board may make that determination at any time, without prior notice to Rights holders or others, up to and including the seventh day following the Expiration Date. See “Terms of the Offer - Over-Subscription Privilege.”

Sale of Rights

The Rights are transferable until the completion of the Subscription Period and will be admitted for trading on the NYSE. Although no assurance can be given that a market for the Rights will develop, trading in the Rights on the NYSE will begin on or around the Record Date and may be conducted until the close of trading on the last NYSE trading day prior to the completion of the Subscription Period. For purposes of this Prospectus Supplement, a “Business Day” means any day on which trading is conducted on the NYSE.

The value of the Rights, if any, will be reflected by the market price. Rights may be sold by individual holders or may be submitted to the Subscription Agent for sale (please see “Terms of the Offer - Method of Transferring Rights”). Any Rights submitted to the Subscription Agent for sale must be received by the Subscription Agent on or before September 29, 2025, five Business Days prior to the completion of the Subscription Period, due to normal settlement procedures. Selling stockholders are responsible for all brokerage commissions incurred by the Subscription Agent as well as other fees and expenses associated with a transfer of Rights.

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Rights that are sold will not confer any right to acquire any Common Shares in the Over-Subscription, and any Record Date Stockholder who sells any Rights initially issued to such Stockholder will not be eligible to participate in the Over-Subscription.

Trading of the Rights on the NYSE will be conducted on a when-issued basis until and including the date on which the Subscription Certificates are mailed to Record Date Stockholders, and thereafter will be conducted on a regular way basis until and including the last NYSE trading day prior to the completion of the Subscription Period. Common Shares will begin trading ex-Rights one Business Day prior to the Record Date.

If the Subscription Agent receives Rights for sale in a timely manner, it will use its best efforts to sell the Rights on the NYSE. The Subscription Agent will also attempt to sell any Rights (i) a Rights holder is unable to exercise because the Rights represent the right to subscribe for less than one new Common Share or (ii) attributable to Stockholders whose record addresses are outside the United States or who have an Army Post Office (“APO”) or Fleet Post Office (“FPO”) address. See “Restrictions on Foreign Stockholders” and “Terms of the Offer - Foreign Restrictions.”

Any commissions will be paid by the selling Rights holders. Neither the Fund nor the Subscription Agent will be responsible if Rights cannot be sold and neither has guaranteed any minimum sales price for the Rights. If the Rights can be sold, sales of these Rights will be deemed to have been effected at the weighted average price received by the Subscription Agent on the day such Rights are sold, less any applicable brokerage commissions, taxes and other expenses.

Stockholders are urged to obtain a recent trading price for the Rights on the NYSE from their broker, bank, financial advisor or the financial press.

Banks, broker-dealers and trust companies that hold Common Shares for the accounts of others are advised to notify those persons who purchase Rights in the secondary market that such Rights will not participate in the Over-Subscription Privilege.

Method for Exercising Rights

Rights may be exercised by completing and signing the reverse side of the subscription certificate evidencing the Rights (the “Subscription Certificate”) and mailing it in the envelope provided, or otherwise delivering the completed and signed Subscription Certificate to Computershare Trust Company, N.A. and Computershare Inc. (the “Subscription Agent”), together with payment for the Common Shares as described below under “Payment for Shares of Stock.” Rights may also be exercised through a Rights holder’s broker, who may charge the Rights holder a servicing fee in connection with such exercise. See “Terms of the Offer - Method for Exercising Rights” and “Terms of the Offer - Payment for Shares of Stock.”

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Restrictions on Foreign Stockholders

Subscription Certificates will only be mailed to Record Date Stockholders whose addresses are within the United States (other than an APO or FPO address). Record Date Stockholders whose addresses are outside the United States or who have an APO or FPO address and who wish to subscribe to the Offer either in part or in full should contact the Information Agent or Subscription Agent in writing or by recorded telephone conversation no later than five Business Days prior to the Expiration Date. The Fund will determine whether the Offer may be made to any such Record Date Stockholder. The Offer will not be made in any jurisdiction where it would be unlawful to do so. If the Subscription Agent has received no instruction by the fifth Business Day prior to the Expiration Date or the Fund has determined that the Offer may not be made to a particular Record Date Stockholder, the Subscription Agent will attempt to sell all of such stockholder’s Rights and remit the net proceeds, if any, to such stockholder. If the Rights can be sold, sales of these Rights will be deemed to have been effected at the weighted average price received by the Subscription Agent on the day the Rights are sold, less any applicable brokerage commissions, taxes and other expenses.

U.S. Federal Income Tax Matters

The Fund urges you to consult your own tax adviser with respect to the particular tax consequences of the Offer. See “Terms of the Offer-Certain U.S. Federal Income Tax Matters” for more information on the tax consequences of the Offer.

Adviser

The Fund’s investment adviser is RiverNorth Capital Management, LLC (the “Adviser”). The Adviser is responsible for the day-to-day management of the Fund’s portfolio, managing the Fund’s business affairs and providing certain administrative services. The Adviser is also responsible for determining the Fund’s overall investment strategy and overseeing its implementation.

Effective October 1, 2022, the Fund pays the Adviser a management fee payable on a monthly basis at the annual rate of 1.30% of the Fund’s average daily Managed Assets for the services it provides. This management fee paid by the Fund to the Adviser is essentially an all-in fee structure (the “unified management fee”) and, as part of the unified management fee, the Adviser provides or causes to be furnished all supervisory and administrative and other services reasonably necessary for the operation of the Fund, except (unless otherwise described in the accompanying Prospectus or otherwise agreed to in writing), the Fund pays, in addition to the unified management fee, taxes and governmental fees (if any) levied against the Fund; brokerage fees and commissions and other portfolio transaction expenses incurred by or for the Fund; costs of borrowing money including interest expenses or engaging in other types of leverage financing; dividend and/or interest expenses and other costs associated with the Fund’s issuance, offering, redemption and maintenance of preferred shares or other instruments for the purpose of incurring leverage; fees and expenses of any underlying funds in which the Fund invests; dividend and interest expenses on short positions taken by the Fund; fees and expenses, including travel expenses and fees and expenses of legal counsel retained for the benefit of the Fund or directors of the Fund who are not officers, employees, partners, stockholders or members of the Adviser or its affiliates; fees and expenses associated with and incident to stockholder meetings and proxy solicitations involving contested elections of directors, stockholder proposals or other non-routine matters that are not initiated or proposed by the Adviser; legal, marketing, printing, accounting and other expenses associated with any future share offerings, such as rights offerings and shelf offerings, following the Fund’s initial offering; expenses associated with tender offers and other share repurchases and redemptions; and other extraordinary expenses, including extraordinary legal expenses, as may arise, including, without limit, expenses incurred in connection with litigation, proceedings, other claims and the legal obligations of the Fund to indemnify its directors, officers, employees, stockholders, distributors and agents with respect thereto. Prior to October 1, 2022, the Adviser served as investment subadviser to the Fund. Because the Fund pays the Adviser a management fee based on Managed Assets, the Adviser is paid more if the Fund uses leverage directly, which creates a potential conflict of interest for the Adviser. The Adviser will seek to manage that potential conflict by utilizing leverage only when it determines such action is in the best interests of the Fund.

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Benefits to the Adviser

The Adviser will benefit from the Offer because its fee is based on the Fund’s Managed Assets. See “Management of the Fund” on page 67 of the accompanying Prospectus. It is not possible to state precisely the amount of additional compensation the Adviser will receive as a result of the Offer because the proceeds of the Offer will be invested in additional portfolio securities, which will fluctuate in value. However, assuming all Rights are exercised at the estimated Subscription Price of $11.71 and that the Fund receives the maximum proceeds of the Offer, the annual compensation to be received by the Adviser would be increased by approximately $1,087,000. In determining that the Offer was in the best interest of stockholders, the Board was cognizant of this benefit.

Dilution and other Investment Considerations

Stockholders who do not exercise their Rights will, at the completion of the Offer, own a smaller proportional interest in the Fund than if they exercised their Rights, which will proportionately decrease the relative voting power of those Stockholders. Because the Subscription Price per Common Share may be below the NAV per Common Share on the Expiration Date, you will likely experience a reduction in the NAV per Common Share of your Common Shares whether or not you participate in the Offer. In addition, whether or not you exercise your Rights, you will experience a dilution of NAV of the Common Shares because you will indirectly bear the expenses of this Offer, which include, among other items, SEC registration fees, printing expenses and the fees assessed by service providers. This dilution of NAV will disproportionately affect Stockholders who do not exercise their Rights. The Fund cannot state precisely the extent of this dilution if you do not exercise your Rights because the Fund does not know what the NAV per Common Share will be when the Offer expires, or what proportion of the Rights will be exercised.

Assuming, for example, that all Rights are exercised, the Subscription Price is $11.71 and the Fund’s NAV per Common Share at the expiration of the Offer is $12.60 the Fund’s NAV per Common Share (after payment of estimated offering expenses) would be reduced by approximately $0.23 or 1.83% per Common Share. See “Dilution and other Investment Considerations.”

If you do not wish to exercise your Rights, you should consider selling them as set forth in this Prospectus Supplement. The Fund cannot give any assurance, however, that a market for the Rights will develop or that the Rights will have any marketable value.

The Offer may increase the volatility of the market price of the Common Shares. In addition, the Offer could be under-subscribed, in which case the Adviser will not have as much proceeds to invest on behalf of the Fund. See “Dilution and other Investment Considerations.”

Use of Proceeds

Unless otherwise specified in this Prospectus Supplement, the Fund anticipates that investment of the proceeds will be made in accordance with the Fund’s investment objective and policies as appropriate investment opportunities are identified. It is currently anticipated that the Fund will be able to invest substantially all of the net proceeds of an offering of Common Shares in accordance with its investment objective and policies within three months after the completion of such offering. Pending such investment, the proceeds will be held in high quality short-term debt securities and instruments. See “Use of Proceeds.”

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Dividends and Distributions

The Board approved an amended distribution policy, under which the Fund intends to make regular monthly distributions to stockholders at a constant and fixed (but not guaranteed) rate that is reset annually to a rate equal to a percentage of the average of the Fund’s NAV per share (the “Distribution Amount”), as reported for the final five trading days of the preceding calendar year (the “Distribution Rate Calculation”). The Distribution Amount is set by the Board and may be adjusted from time to time. The Fund’s intention is that monthly distributions paid to stockholders throughout a calendar year will be at least equal to the Distribution Amount (plus any additional amounts that may be required to be included in a distribution for federal or excise tax purposes) and that, on the close of the calendar year, the Distribution Amount applicable to the following calendar year will be reset based upon the new results of the Distribution Rate Calculation. At times, to maintain a stable level of distributions, the Fund may pay out less than all of its net investment income or pay out accumulated undistributed income, or return capital, in addition to current net investment income. Any distribution that is treated as a return of capital generally will reduce a stockholder’s basis in his or her shares, which may increase the capital gain or reduce the capital loss realized upon the sale of such shares. Any amounts received in excess of a shareholder’s basis are generally treated as capital gain, assuming the shares are held as capital assets. See “Dividends and Distributions.”

SUMMARY OF FUND EXPENSES

The following table is intended to assist investors in understanding the fees and expenses (annualized) that an investor in Common Shares would bear, directly or indirectly.

The table shows Fund expenses as a percentage of net assets attributable to Common Shares. The following table should not be considered a representation of the Fund’s future expenses. The expenses shown in the table and related footnotes, along with the example, are based on the Fund’s capital structure as of June 30, 2025. Actual expenses may be greater or less than those shown below.

Stockholder Transaction Expenses
Sales Load	None
Dividend Reinvestment Plan Fees	None(1)

Expenses of the Offer
Offering Expenses Borne by Stockholders of the Fund (as a percentage of net assets attributable to Common Shares before the Offer)	0.07%(2)

Annual Expenses	As a Percentage of Net Assets Attributable to Common Shares (Assuming the Use of Leverage Equal to 26.68%of the Fund’s Managed Assets)
Management Fee(3)	1.78%
Leverage Costs(4)(5)	0.04%
Dividend and Interest Expense on Short Sales(5)	0.16%
Dividends on Preferred Shares(6)	2.19%
Other Expenses(5)	0.05%
Acquired Fund Fees and Expenses(7)	2.21%
Total Annual Expenses	6.43%

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Expense Example(8)

The purpose of the following table is to help a holder of Common Shares understand the fees and expenses that such holder would bear directly or indirectly. The following example illustrates the expenses that you would pay on a $1,000 investment in Common Shares, including the estimated costs of the Offer to be borne by the Stockholders of $201,572, assuming (1) that the Fund’s net assets following (and after giving effect to) the Offer do not increase or decrease, (2) that the Fund incurs total annual expenses of 6.43% of its net assets in year 1 and 6.43% in years 2 through 10 and (3) a 5% annual return.

	1 year	3 years	5 years	10 years
Total Expenses Incurred	$65	$189	$311	$599

The example should not be considered a representation of future expenses. Actual expenses may be greater or less than those assumed.

(1)	There will be no brokerage charges with respect to Common Shares issued directly by the Fund under the dividend reinvestment plan. You may pay brokerage charges in connection with open market purchases or if you direct the plan agent to sell your Common Shares held in a dividend reinvestment account.

(2)	The fees and expenses of the Offer will be borne by the Fund and indirectly by all of its Stockholders, including those who did not exercise their Rights. The amount shown as Offering Expenses Borne by Stockholders of the Fund is calculated as a percentage of the Fund’s net assets as of August 22, 2025, and assumes no Common Shares are sold in the Offer. Assuming a fully subscribed Offer, this percentage would equal 0.07%. The expenses of the Offer to be paid by the Fund are not included in the Annual Expenses table. Offering expenses borne by Stockholders will result in a reduction of capital of the Fund and the NAV of the Common Shares.

(3)	The management fee paid by the Fund to RiverNorth Capital Management, LLC (“RiverNorth” or the “Adviser”) is essentially an all-in fee structure (the “unified management fee”), including the fee paid to the Adviser for advisory, supervisory, administrative, shareholder servicing and other services. However, the Fund (and not the Adviser) will be responsible for certain additional fees and expenses, which are reflected in the table above, that are not covered by the unified management fee. The unified management fee is charged as a percentage of the Fund’s average daily Managed Assets, as opposed to net assets. With leverage, Managed Assets are greater in amount than net assets, because Managed Assets include assets attributable to the Fund’s use of leverage created by its borrowings. In addition, the mark-to-market value of the Fund’s derivatives will be used for purposes of calculating Managed Assets. The management fee of 1.30% of the Fund’s Managed Assets represents 1.78% of net assets attributable to Common Shares assuming the use of leverage in an amount of 26.68% of the Fund’s Managed Assets. The Fund’s Managed Assets for the period ended June 30, 2025 (which includes the use of leverage discussed in footnote (4)) were multiplied by the annual advisory fee rate and then divided by the Fund’s average net assets for the same period to calculate the management fee as a percentage of the Fund’s net assets attributable to Common Shares. Since the Fund has Preferred Shares outstanding, the management fee and certain other expenses as a percentage of net assets attributable to Common Shares is higher than if the Fund did not utilize a leveraged capital structure.

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(4)	The actual amount of leverage costs borne by the Fund will vary over time in accordance with the level of the Fund’s use of leverage and variations in market interest rates. See “Use of Leverage.” Leverage costs in the table reflect the cost to the Fund of borrowings, including the unused borrowing fee paid on the line of credit for the BNP Facility, expressed as a percentage of the Fund’s net assets as of June 30, 2025.

(5)	As of June 30, 2025, the Fund has issued 3,910,000 shares of 6.0% Series A Preferred Stock with a liquidation preference of $97,750,000. The table assumes the use of leverage representing 26.68% of Managed Assets, which reflects approximately the percentage of the Fund’s total average Managed Assets attributable to such leverage averaged over the period ended June 30, 2025, at a weighted average annual expense to the Fund of 6.00%.

(6)	Other Expenses, Leverage Costs and Dividend and Interest Expense on Short Sales are estimated based on the Fund’s annual report dated June 30, 2025.

(7)	The “Acquired Fund Fees and Expenses” disclosed above are based on the expense ratios for the most recent fiscal year of the Underlying Funds in which the Fund anticipates investing, which may change substantially over time and, therefore, significantly affect Acquired Fund Fees and Expenses. These amounts are based on the total expense ratio disclosed in each Underlying Fund’s most recent stockholder report. Some of the Underlying Funds in which the Fund intends to invest charge incentive fees based on the Underlying Funds’ performance. The 2.21% shown as Acquired Fund Fees and Expenses reflects estimated operating expenses of the Underlying Funds and transaction-related fees. Certain Underlying Funds in which the Fund intends to invest generally charge a management fee of 1.00% to 2.00%, which are included in “Acquired Fund Fees and Expenses,” as applicable. The Acquired Fund Fees and Expenses disclosed above, however, do not reflect any performance-based fees or allocations paid by the Underlying Funds that are calculated solely on the realization and/or distribution of gains, or on the sum of such gains and unrealized appreciation of assets distributed in-kind, as such fees and allocations for a particular period may be unrelated to the cost of investing in the Underlying Funds. Future Underlying Funds’ fees and expenses may be substantially higher or lower because certain fees may be based on the performance of the Underlying Funds, which may fluctuate over time. Acquired Fund Fees and Expenses are borne indirectly by the Fund, but they will not be reflected in the Fund’s financial statements; and the information presented in the table will differ from that presented in the Fund’s financial highlights.

(8)	The example does not include sales load or estimated offering costs. The example should not be considered a representation of future expenses. The example assumes that the estimated “Other Expenses” set forth in the table are accurate and that all dividends and distributions are reinvested at net asset value and that the Fund is engaged in leverage of 26.68% of Managed Assets, assuming interest and fees on leverage of 2.23%, including the unused borrowing fee paid on the line of credit for the BNP Facility (defined below), as well as the Fund’s continued use of Preferred Shares. The interest and fees on leverage is expressed as a dividend rate and represents dividends paid on Preferred Shares. Actual expenses may be greater or less than those shown. Moreover, the Fund’s actual rate of return may be greater or less than the hypothetical 5% annual return shown in the example.

The purpose of the table and the example above is to help investors understand the fees and expenses that they, as Stockholders, would bear directly or indirectly. For additional information with respect to the Fund’s expenses, see “Management of the Fund” on page 46 of the accompanying Prospectus.

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CAPITALIZATION

The following table sets forth the Fund’s capitalization using figures for the Offer as of August 22, 2025:

●	on a historical basis as of June 30, 2025.
●	on a pro forma as adjusted basis to reflect (1) the assumed sale of 7,158,000 of the Fund’s Common Shares at $11.71 per share (the estimated the Subscription Price) in an offering under this Prospectus Supplement and the accompanying Prospectus, and (2) the investment of net proceeds assumed from such offering in accordance with the Fund’s investment objective and policies, after deducting the estimated offering expenses payable by the Fund of $201,572.

	Actual	As Adjusted (unaudited)
Common Shares, $0.0001 par value per share, 37,500,000 shares authorized, 21,472,248 outstanding (actual), 28,630,248 shares outstanding (as adjusted)	$248,290,883	$331,909,491
Total Distributable Earnings	20,383,524	20,383,524
Total Capitalization	$268,674,407	$352,293,015

USE OF PROCEEDS

The Fund estimates the net proceeds of the Offer to be approximately $83,618,608. This figure is based on an estimated Subscription Price per Common Share of $11.71 and assumes all new Common Shares offered are sold and that the expenses related to the Offer estimated at approximately $201,572 are paid.

The Adviser anticipates that investment of the proceeds will be made in accordance with the Fund’s investment objective and policies as appropriate investment opportunities are identified, which is expected to be completed or substantially completed within approximately three months from receipt. Pending such investment, the proceeds will be held in high quality short-term debt securities and instruments.

DESCRIPTION OF THE OFFER

Purpose of the Offer

The Board has determined, based on the recommendation of the Adviser, that it would be in the best interests of the Fund and its existing Stockholders to increase the assets of the Fund available for investment, thereby permitting the Fund to be in a better position to more fully take advantage of investment opportunities that may arise without having to reduce existing Fund holdings. In making this determination, the Board considered a number of factors, including potential benefits and costs. The Offer seeks to reward existing Stockholders by giving them the right to purchase additional Common Shares at a price that may be below market and/or NAV without incurring any commission charge. The distribution to Stockholders of transferable Rights, which themselves may have intrinsic value, will also afford non-subscribing Stockholders the potential of receiving a cash payment upon sale of such Rights, receipt of which may be viewed as partial compensation for the possible dilution of their interests in the Fund.

The Adviser believes that increasing the size of the Fund may lower the Fund’s expenses as a proportion of average net assets because the Fund’s fixed costs would be spread over a larger asset base. As the Fund’s assets decrease, its expense ratio (i.e., the ratio of expenses to Fund assets) will increase. This occurs because funds have certain fixed costs that are not charged in proportion to a fund’s size. As a fund gets smaller, these fixed costs are spread over fewer assets, thus resulting in a higher expense ratio. The opposite occurs as a fund’s assets increase, that is, the fixed costs are spread across a larger asset base thus resulting in a lower expense ratio. There can be no assurance, however, that an increase in the size of the Fund will lower the Fund’s expense ratio.

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The Adviser also believes that a larger number of outstanding shares could increase the level of market interest and visibility of the Fund and improve the trading liquidity of the Common Shares on the NYSE. If the Offer is successful, the larger number of Common Shares outstanding after the Offer may help to create a more efficient and active market for the Fund’s Common Shares and could reduce the effect of individual transactions on market price, all of which are believed generally to increase liquidity.

The Board considered that the Adviser will benefit from the Offer because its fee is based on the Fund’s Managed Assets. See “Management of the Fund” in the accompanying Prospectus. It is not possible to state precisely the amount of additional compensation the Adviser will receive as a result of the Offer because the proceeds of the Offer will be invested in additional portfolio securities, which will fluctuate in value. However, assuming all Rights are exercised at the estimated Subscription Price of $11.71 and that the Fund receives the maximum proceeds of the Offer, the annual compensation to be received by the Adviser would be increased by approximately $1,087,000. In determining that the Offer was in the best interest of Stockholders, the Board was cognizant of this benefit.

The Fund may, in the future and at its discretion, choose to make additional rights offerings from time to time for a number of shares and on terms that may not be similar to the Offer. Any such future rights offering will made in accordance with the 1940 Act. Under the laws of Maryland, the State in which the Fund is organized, the Board is authorized to approve rights offerings without obtaining stockholder approval. The staff of the SEC has interpreted the 1940 Act as not requiring stockholder approval of a rights offering at a price below the then current NAV so long as certain conditions are met, including a good faith determination by the Board that such offering would result in a net benefit to existing stockholders.

The Offer may not be successful. The completion of the Offer may result in an immediate dilution of the NAV per Common Share for all existing Stockholders, including those who fully exercise their Rights.

Important Terms of the Offer

The Fund is issuing to Record Date Stockholders Rights to subscribe for additional Common Shares. Each Record Date Stockholder is being issued one transferable Right for each Common Share owned on the Record Date. The Offer entitles the holder to acquire at the Subscription Price one Common Share for each three Rights held, rounded up to the nearest number of Rights evenly divisible by three. Fractional shares will not be issued upon the exercise of the Rights. Accordingly, Common Shares may be purchased only pursuant to the exercise of Rights in integral multiples of three.

In the case of Common Shares held of record by Cede & Co. (“Cede”) as nominee for the Depository Trust Company (“DTC”) or any other depository or nominee, the number of Rights issued to Cede or such other depository or nominee will be adjusted to permit rounding up (to the nearest number of Rights evenly divisible by three) of the Rights to be received by beneficial owners for whom it is the holder of record only if Cede or such other depository or nominee provides to the Fund on or before the close of business on September 19, 2025 a written representation to the number of Rights required for such rounding.

Rights may be exercised at any time during the period (the “Subscription Period”), which commences on September 12, 2025 and ends at 5:00 p.m., Eastern Time, on October 6, 2025, unless extended by the Fund. See “Expiration of the Offer.”

If all of the Rights are exercised in the Primary Subscription, the Fund will experience an approximate 33% increase in Common Shares outstanding.

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In addition, any Record Date Stockholder who fully exercises all Rights initially issued to him or her is entitled to subscribe for shares (the Over Subscription Shares) which were not otherwise subscribed for by others in the Primary Subscription (the Over-Subscription Privilege). If enough shares are available, all of these requests will be honored in full. If the requests for Over-Subscription Shares exceed the Over-Subscription Shares available, the available Over-Subscription Shares will be allocated pro rata to stockholders who over-subscribed based on the number of Rights originally issued to them.

For purposes of determining the maximum number of Shares a Record Date Stockholder may acquire pursuant to the Offer, broker-dealers whose Common Shares are held of record by Cede, nominee for DTC, or by any other depository or nominee, will be deemed to be the holders of the Rights that are issued to Cede or such other depository or nominee on their behalf. Common Shares acquired pursuant to the Over-Subscription Privilege are subject to allotment, which is more fully discussed below under “Over-Subscription Privilege.” Rights acquired in the secondary market may not participate in the Over-Subscription Privilege.

Officers of the Adviser have indicated to the Fund that the Adviser and the Directors and Officers of the Fund (the “Affiliated Parties”), as Record Date Stockholders, have been authorized to purchase Common Shares through the Primary Subscription and the Over-Subscription Privilege to the extent the Common Shares becomes available to them in accordance with the Primary Subscription and the allotment provisions of the Over-Subscription Privilege. Such Over-Subscriptions by the Affiliated Parties may disproportionately increase their already existing ownership resulting in a higher percentage ownership of outstanding shares of the Fund. Any Common Shares acquired in the Offer by the Affiliated Parties as “affiliates” of the Fund, as that term is defined under the Securities Act of 1933, as amended (the “Securities Act”), may only be sold in accordance with Rule 144 under the Securities Act or another applicable exemption or pursuant to an effective registration statement under the Securities Act. In general, under Rule 144, as currently in effect, an “affiliate” of the Fund is entitled to sell, within any three-month period, a number of shares that does not exceed the greater of 1% of the then outstanding shares of common stock or the average weekly reported trading volume of the common stock during the four calendar weeks preceding such sale. Sales under Rule 144 are also subject to certain restrictions on the manner of sale, to notice requirements and to the availability of current public information about the Fund.

The method by which Rights may be exercised and Common Shares paid for is set forth below in “Method of Exercising Rights” and “Payment for Shares of Stock.” A Rights holder will have no right to rescind a purchase after the Subscription Agent has received payment. See “Payment for Shares of Stock” below. Common Shares issued pursuant to an exercise of Rights will be listed on the NYSE. Common Shares issued in connection with the Offer will not be evidenced by share certificates.

The Rights are transferable until the Expiration Date and will be admitted for trading on the NYSE. Although no assurance can be given that a market for the Rights will develop, trading in the Rights on the NYSE will begin on or around the Record Date and may be conducted until the close of trading on the last NYSE trading day prior to the Expiration Date due to normal settlement procedures.

Rights that are sold will not confer any right to acquire any Common Shares in the Over-Subscription Privilege. Trading of the Rights on the NYSE will be conducted on a when-issued basis until and including the date on which the Subscription Certificates are mailed to Record Date Stockholders and thereafter, will be conducted on a regular way basis until and including the last NYSE trading day prior to the Expiration Date. The method by which Rights may be transferred is set forth below under “Method of Transferring Rights.” The Common Shares will begin trading ex-Rights one Business Day prior to the Record Date.

Nominees who hold Common Shares for the account of others, such as banks, broker-dealers, or depositories for securities, should notify the respective beneficial owners of such Shares as soon as possible to ascertain such beneficial owners’ intentions and to obtain instructions with respect to the Rights. Nominees should also notify holders purchasing Rights in the secondary market that such Rights may not participate in the Over-Subscription Privilege. If the beneficial owner so instructs, the nominee will complete the Subscription Certificate and submit it to the Subscription Agent with proper payment. In addition, beneficial owners of the Common Shares or Rights held through such a nominee should contact the nominee and request the nominee to effect transactions in accordance with such beneficial owner’s instructions.

The Fund will not be issuing share certificates for the Common Shares issued pursuant to this Offer. Issuance of Common Shares will be made electronically via book entry by DST, the Fund’s transfer agent.

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Subscription Price

The Subscription Price will be determined based upon a formula equal to 92.5% of the reported NAV or 95% of the market price per Common Share, whichever is higher, on the Expiration Date, unless the Offer is extended. Market price per Common Share will be determined based on the average of the last reported sales price of a Common Share on the NYSE for the five trading days preceding (and not inclusive of) the Expiration Date. Based on the reported NAV and market price per Common Share as of August 22, 2025, the Subscription Price would be $11.71 (the “estimated Subscription Price”).

Because the Expiration Date of the subscription period will be October 6, 2025 (unless the Fund extends the Subscription Period), Rights holders may not know the Subscription Price at the time of exercise and will be required initially to pay for both the Common Shares subscribed for pursuant to the Primary Subscription (i.e., the Rights to acquire new Common Shares during the Subscription Period) and, if eligible, any additional Common Shares subscribed for pursuant to the Over-Subscription Privilege at the estimated Subscription Price of $11.71 per Common Share and, except in limited circumstances, will not be able to rescind their subscription.

The Fund announced the Offer after the close of trading on August 25, 2025. The NAV per Common Share at the close of business on August 22, 2025 was $12.60. The last reported sales price of a Common Share on the NYSE on that date was $12.36, representing a discount of 1.90% in relation to the then current NAV per Common Share and a premium of 5.55% in relation to the estimated Subscription Price.

Common Shares of the Fund, as a closed-end fund, can trade at a discount to NAV. Upon expiration of the Offer, Common Shares will likely be issued at a price below NAV per share.

Over-Subscription Privilege

The Board has the right in its absolute discretion to eliminate the Over-Subscription Privilege if it considers it to be in the best interest of the Fund to do so. The Board may make that determination at any time, without prior notice to Rights holders or others, up to and including the seventh day following the Expiration Date. If the Over-Subscription Privilege is not eliminated, it will operate as set forth below.

Rights holders who are Record Date Stockholders are entitled to subscribe for additional Common Shares at the same Subscription Price pursuant to the Over-Subscription Privilege, subject to certain limitations and subject to allotment.

Record Date Stockholders who fully exercise all Rights initially issued to them are entitled to buy those Common Shares that were not purchased by other Rights holders (the “Over-Subscription Shares”) at the same Subscription Price. If enough Over-Subscription Shares are available, all such requests will be honored in full. If the requests for Over-Subscription Shares exceed the Over-Subscription Shares available, the available Over-Subscription Shares will be allocated pro rata among those Record Date Stockholders who over-subscribe based on the number of Rights originally issued to them by the Fund.

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Record Date Stockholders who are fully exercising their Rights during the Subscription Period should indicate, on the Subscription Certificate that they submit with respect to the exercise of the Rights issued to them, how many Common Shares they are willing to acquire pursuant to the Over-Subscription Privilege. Rights acquired in the secondary market may not participate in the Over-Subscription Privilege.

To the extent sufficient Over-Subscription Shares are not available to fulfill all over-subscription requests, the Over-Subscription Shares will be allocated pro-rata among those Record Date Stockholders who over-subscribe based on the number of Rights originally issued to them by the Fund. The allocation process may involve a series of allocations in order to assure that the Over-Subscription Shares available are distributed on a pro rata basis.

The formula to be used in allocating the Over-Subscription Shares available is as follows: (Stockholder’s number of Rights originally issued to them by the Fund divided by the total number of Rights of all over-subscribing Record Date Stockholders) multiplied by Over-Subscription Shares available for distribution.

Banks, broker-dealers, trustees and other nominee holders of Rights will be required to certify to the Subscription Agent, before any Over-Subscription Privilege may be exercised with respect to any particular beneficial owner, as to the aggregate number of Rights exercised during the Subscription Period and the number of Common Shares subscribed for pursuant to the Over-Subscription Privilege by such beneficial owner and that such beneficial owner’s subscription was exercised in full. Nominee holder over-subscription forms and beneficial owner certification forms will be distributed to banks, broker-dealers, trustees and other nominee holders of rights with the Subscription Certificates. Nominees should also notify holders purchasing Rights in the secondary market that such Rights may not participate in the Over-Subscription Privilege.

The Fund will not offer or sell any Common Shares that are not subscribed for during the Subscription Period or pursuant to the Over-Subscription Privilege.

Sale and Transferability of Rights

The value of the Rights, if any, will be reflected by the market price of the Rights. Rights may be sold by individual holders or may be submitted to the Subscription Agent for sale. Any Rights submitted to the Subscription Agent for sale must be received by the Subscription Agent on or before September 29, 2025, five Business Days prior to the completion of the Subscription Period, due to normal settlement procedures.

Rights that are sold will not confer any right to acquire any Common Shares in the Over-Subscription, and any Record Date Stockholder who sells any Rights initially issued to such Stockholder will not be eligible to participate in the Over-Subscription Privilege.

The Rights evidenced by a single Subscription Certificate may be transferred in whole by endorsing the Subscription Certificate for transfer in accordance with the accompanying instructions. A portion of the Rights evidenced by a single Subscription Certificate (but not fractional Rights) may be transferred by delivering to the Subscription Agent a Subscription Certificate properly endorsed for transfer, with instructions to register the portion of the Rights evidenced thereby in the name of the transferee (and to issue a new Subscription Certificate to the transferee evidencing the transferred Rights). In this event, a new Subscription Certificate evidencing the balance of the Rights will be issued to the Rights holder or, if the Rights holder so instructs, to an additional transferee.

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Holders wishing to transfer all or a portion of their Rights (but not fractional Rights) should allow at least five Business Days prior to the Expiration Date for (i) the transfer instructions to be received and processed by the Subscription Agent, (ii) a new Subscription Certificate to be issued and transmitted to the transferee or transferees with respect to transferred Rights, and to the transferor with respect to retained Rights, if any, and (iii) the Rights evidenced by the new Subscription Certificates to be exercised or sold by the recipients thereof. Neither the Fund nor the Subscription Agent shall have any liability to a transferee or transferor of Rights if Subscription Certificates are not received in time for exercise or sale prior to the Expiration Date.

Except for the fees charged by the Subscription Agent (which will be paid by the Fund as described below), all commissions, fees and other expenses (including brokerage commissions and transfer taxes) incurred in connection with the purchase, sale or exercise of Rights will be for the account of the transferor of the Rights, and none of these commissions, fees or expenses will be paid by the Fund or the Subscription Agent.

The Fund anticipates that the Rights will be eligible for transfer through, and that the exercise of the Offer may be effected through, the facilities of DTC.

Sales by Subscription Agent

Holders of Rights who are unable or do not wish to exercise any or all of their Rights may instruct the Subscription Agent to sell any unexercised Rights. The Subscription Certificates representing the Rights to be sold by the Subscription Agent must be received on or before September 29, 2025, the fifth business day before the Expiration Date. Upon the timely receipt of the appropriate instructions to sell Rights, the Subscription Agent will use its best efforts to complete the sale and will remit the proceeds of sale, net of commissions, to the holders. The Subscription Agent will also attempt to sell any Rights (i) a Rights holder is unable to exercise because the Rights represent the right to subscribe for less than one new Common Share or (ii) attributable to stockholders whose record addresses are outside the United States or who have an APO or FPO address.

If the Rights can be sold, sales of the Rights will be deemed to have been effected at the weighted average price received by the Subscription Agent on the day such Rights are sold, less any applicable brokerage commissions, taxes and other expenses. The selling Rights holder will pay all brokerage commissions incurred by the Subscription Agent.

The Subscription Agent will automatically attempt to sell any unexercised Rights that remain unclaimed as a result of Subscription Certificates being returned by the postal authorities as undeliverable as of the fifth Business Day prior to the Expiration Date. These sales will be made net of commissions on behalf of the nonclaiming Rights holders. Proceeds from those sales will be held by the Fund’s transfer agent, for the account of the nonclaiming Rights holder until the proceeds are either claimed or escheated. There can be no assurance that the Subscription Agent will be able to complete the sale of any of these Rights and neither the Fund nor the Subscription Agent has guaranteed any minimum sales price for the Rights. All of these Rights will be sold at the market price, if any, through an exchange or market trading the Rights.

Stockholders are urged to obtain a recent trading price for the Rights on the NYSE from their broker, bank, financial advisor or the financial press.

Method for Exercising Rights

Rights may be exercised by completing and signing the reverse side of the Subscription Certificate and mailing it in the envelope provided, or otherwise delivering the completed and signed Subscription Certificate to the Subscription Agent, together with payment for the Common Shares as described below under “Payment for Shares of Stock.” Rights may also be exercised through a Rights holder’s broker, who may charge the Rights holder a servicing fee in connection with such exercise.

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Completed Subscription Certificates must be received by the Subscription Agent prior to 5:00 p.m. Eastern Time, on the Expiration Date (unless payment is effected by means of a notice of guaranteed delivery as described below under “Payment for Shares of Stock”). The Subscription Certificate and payment should be delivered to the Subscription Agent at the following addresses:

If By Mail:	Computershare Trust Company, N.A. Attn: Corporate Actions Voluntary Offer P.O. Box 43011 Providence, RI 02940-3011

If By Overnight Courier:	Computershare Trust Company, N.A. Attn: Corporate Actions Voluntary Offer 150 Royall Street Suite V Canton, MA 02021

Subscription Agent

The Subscription Agent is Computershare Trust Company, N.A. and Computershare Inc., collectively. The Subscription Agent will receive from the Fund an amount estimated to be approximately $55,000, comprised of the fee for its services and the reimbursement for certain expenses related to the Offer.

Information Agent

Inquiries by all holders of Rights should be directed to: the Information Agent, Georgeson, toll-free at (866) 357-5086 or please send a written request to: 1290 Avenue of the Americas, 9th floor, New York, NY 10104; holders may also consult their brokers or nominees.

Expiration of the Offer

The Offer will expire at 5:00 p.m., Eastern Time, on October 6, 2025, unless extended by the Fund (the “Expiration Date”). Rights will expire on the Expiration Date and thereafter may not be exercised.

Payment for Shares of Stock

Holders of Rights who acquire Common Shares through the Primary Subscription or pursuant to the Over-Subscription Privilege may choose between the following methods of payment:

(1)	A subscription will be accepted by the Subscription Agent if, prior to 5:00 p.m., Eastern Time, on the Expiration Date, the Subscription Agent has received a written notice of guaranteed delivery from a bank, a trust company, or an NYSE member, guaranteeing delivery of: (i) payment for the Common Shares subscribed for in the Primary Subscription and additional Common Shares subscribed for pursuant to the Over-Subscription Privilege to the Subscription Agent based on the estimated Subscription Price of $11.71 per Common Share, and (ii) a properly completed and executed Subscription Certificate.

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The Subscription Agent will not honor a notice of guaranteed delivery if a properly completed and executed Subscription Certificate and full payment is not received by the Subscription Agent by the close of business on the first Business Day after the Expiration Date. The notice of guaranteed delivery may be delivered to the Subscription Agent in the same manner as Subscription Certificates at the addresses set forth above, or may be transmitted to the Subscription Agent email transmission to canoticeofguarantee@computershare.com. Any transmission of other materials will not be accepted and will not be considered a valid submission for the Offer. This e-mail transmission can only be used for the notice of guaranteed delivery.

(2)	Alternatively, a holder of Rights can send the Subscription Certificate together with payment in the form of a personal check drawn upon a U.S. bank payable to the Subscription Agent. To be accepted, the payment, together with the executed Subscription Certificate, must be received by the Subscription Agent at the addresses noted above prior to 5:00 p.m., Eastern Time, on the Expiration Date. The Subscription Agent will deposit all checks received by it prior to the Expiration Date into a segregated account pending proration and distribution of the Common Shares issued pursuant to the Offer. The Subscription Agent will not accept cash as a means of payment for Common Shares issued pursuant to the Offer.

EXCEPT AS OTHERWISE SET FORTH BELOW, A PAYMENT PURSUANT TO THIS METHOD MUST BE IN UNITED STATES DOLLARS BY PERSONAL CHECK DRAWN UPON A U.S. BANK, MUST BE PAYABLE TO THE SUBSCRIPTION AGENT, COMPUTERSHARE (ACTING ON BEHALF OF COMPUTERSHARE TRUST COMPANY, N.A.), AND MUST ACCOMPANY AN EXECUTED SUBSCRIPTION CERTIFICATE TO BE ACCEPTED.

If the aggregate Subscription Price paid by a Record Date Stockholder is insufficient to purchase the number of Common Shares that the holder indicates are being subscribed for, or if a Record Date Stockholder does not specify the number of Common Shares to be purchased, then the Record Date Stockholder will be deemed to have exercised first, the Primary Subscription Rights (if not already fully exercised) and second, the Over-Subscription Privilege to the full extent of the payment tendered. If the aggregate Subscription Price paid by such holder is greater than the Common Shares he or she has indicated an intention to subscribe, then the Rights holder will be deemed to have exercised first, the Primary Subscription Rights (if not already fully subscribed) and second, the Over-Subscription Privilege to the full extent of the excess payment tendered.

Any payment required from a holder of Rights must be received by the Subscription Agent by the Expiration Date, or if the Rights holder has elected to make payment by means of a notice of guaranteed delivery, on the first Business Day after the Expiration Date. Whichever of the two methods of payment described above is used, issuance and delivery of the Common Shares purchased are subject to collection of checks and actual payment pursuant to any notice of guaranteed delivery.

Within six Business Days following the Expiration Date (the “Confirmation Date”), documentation will be sent by the Subscription Agent to each holder of Rights (or, if the Common Shares are held by Cede or any other depository or nominee, to Cede or such other depository or nominee), showing (i) the number of Common Shares acquired pursuant to the Primary Subscription, (ii) the number of Over-Subscription Shares, if any, acquired pursuant to the Over-Subscription Privilege, (iii) the per Common Share and total purchase price for the Common Shares and (iv) any excess to be refunded by the Fund to such holder as a result of payment for Common Shares pursuant to the Over-Subscription Privilege which the holder is not acquiring.

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Any excess payment to be refunded by the Fund to a holder of Rights, or to be paid to a holder of Rights as a result of sales of Rights on his or her behalf by the Subscription Agent or exercises by Record Date Stockholders of their Over-Subscription Privilege, will be mailed by the Subscription Agent to the holder within ten Business Days after the Expiration Date. If any Rights holder exercises its right to acquire Common Shares pursuant to the Over-Subscription Privilege, any excess payment which would otherwise be refunded to the Rights holder will be applied by the Fund toward payment for Common Shares acquired pursuant to exercise of the Over-Subscription Privilege, if any.

A Rights holder will have no right to rescind a purchase after the Subscription Agent has received payment either by means of a notice of guaranteed delivery or a check.

If a holder of Rights who acquires Common Shares pursuant to the Primary Subscription or the Over-Subscription Privilege does not make payment of any amounts due, the Fund reserves the right to take any or all of the following actions: (i) find other purchasers for such subscribed-for and unpaid-for Common Shares; (ii) apply any payment actually received by it toward the purchase of the greatest whole number of Common Shares which could be acquired by such holder upon exercise of the Primary Subscription or the Over-Subscription Privilege; (iii) sell all or a portion of the Common Shares purchased by the holder, in the open market, and apply the proceeds to the amounts owed; and (iv) exercise any and all other rights or remedies to which it may be entitled, including, without limitation, the right to set off against payments actually received by it with respect to such subscribed Common Shares and to enforce the relevant guaranty of payment.

Nominees who hold Common Shares for the account of others, such as brokers, dealers or depositories for securities, should notify the respective beneficial owners of the Common Shares as soon as possible to ascertain such beneficial owners’ intentions and to obtain instructions with respect to the Rights. If the beneficial owner so instructs, the record holder of the Rights should complete Subscription Certificates and submit them to the Subscription Agent with the proper payment. In addition, beneficial owners of Common Shares or Rights held through such a nominee should contact the nominee and request the nominee to effect transactions in accordance with the beneficial owner’s instructions. Banks, broker-dealers and trust companies that hold Common Shares for the accounts of others are advised to notify those persons that purchase Rights in the secondary market that such Rights may not participate in the Over-Subscription Privilege.

THE INSTRUCTIONS ACCOMPANYING THE SUBSCRIPTION CERTIFICATES SHOULD BE READ CAREFULLY AND FOLLOWED IN DETAIL. DO NOT SEND SUBSCRIPTION CERTIFICATES TO THE FUND.

The method of delivery of Subscription Certificates and payment of the aggregate Subscription Price to the Subscription Agent will be at the election and risk of the Rights holders, but, if sent by mail, it is recommended that the certificates and payments be sent by registered mail, properly insured, with return receipt requested, and that a sufficient number of days be allowed to ensure delivery to the Subscription Agent and clearance of payment prior to 5:00 p.m., Eastern Time, on the Expiration Date. Because uncertified personal checks may take at least five Business Days or more to clear, you are strongly urged to pay, or arrange for payment to be delivered to the Agent as promptly as possible to ensure the check has sufficient time to clear. Payments by certified bank check, cashier’s check or money order will not be accepted.

All questions concerning the timeliness, validity, form and eligibility of any exercise of Rights will be determined by the Fund, whose determinations will be final and binding. The Fund, in its sole discretion, may waive any defect or irregularity, or permit a defect or irregularity to be corrected within such time as it may determine, or reject the purported exercise of any Right. Subscriptions will not be deemed to have been received or accepted until all irregularities have been waived or cured within such time as the Fund determines in its sole discretion. Neither the Fund nor the Subscription Agent will be under any duty to give notification of any defect or irregularity in connection with the submission of Subscription Certificates or incur any liability for failure to give such notification.

Rights holders who have exercised their rights will have no right to rescind their subscription after receipt by the subscription agent of the completed Subscription Certificate together with payment for Common Shares, except as described under “Notice of net asset value decline.”

S-25

Foreign Restrictions

Subscription Certificates will only be mailed to Record Date Stockholders whose addresses are within the United States (other than an APO or FPO address). Record Date Stockholders whose addresses are outside the United States or who have an APO or FPO address and who wish to subscribe to the Offer either in part or in full should contact the Information Agent or Subscription Agent in writing or by recorded telephone conversation no later than five Business Days prior to the Expiration Date. The Fund will determine whether the Offer may be made to any such Record Date Stockholder. If the Subscription Agent has received no instruction by the fifth Business Day prior to the Expiration Date or the Fund has determined that the Offer may not be made to a particular Stockholder, the Subscription Agent will attempt to sell all of such Stockholder’s Rights and remit the net proceeds, if any, to such Stockholder. If the Rights can be sold, sales of these Rights will be deemed to have been effected at the weighted average price received by the Subscription Agent on the day the Rights are sold, less any applicable brokerage commissions, taxes and other expenses.

Notice of Net Asset Value Decline

In accordance with SEC regulatory requirements, the Fund has undertaken to suspend the Offer until the Fund amends this Prospectus Supplement if, after the effective date of this Prospectus Supplement, the Fund’s NAV declines more than 10% from the Fund’s NAV as of that date. If this occurs, the Expiration Date will be extended, and the Fund will notify Record Date Stockholders of the decline and permit them to cancel their exercise of Rights.

Delivery of Shares

Participants in the Fund’s dividend reinvestment plan (the “Plan”) will have any Common Shares acquired pursuant to the Offer credited to their stockholder dividend reinvestment accounts in the Plan. Stockholders whose shares are held of record by DTC or by any other depository or nominee on their behalf or their broker-dealers’ behalf will have any Shares acquired during the subscription period credited to the account of DTC or other depository or nominee. No certificates will be issued or delivered with respect to Common Shares issued and sold in the Offer.

Certain U.S. Federal Income Tax Matters

The following is a general summary of certain material U.S. federal income tax consequences of the Offer under the provisions of the Code, Treasury regulations promulgated under it, and other applicable authorities in effect as of the date of this Prospectus Supplement that are generally applicable to Record Date Stockholders and other Rights holders who are “United States persons” within the meaning of the Code, and does not address any foreign, state, local or other tax consequences. These authorities may be changed, possibly with retroactive effect, or subject to new legislative, administrative or judicial action. The Fund has not requested a ruling from the Internal Revenue Service or an opinion of legal counsel as to any tax matters related to the Offer. This discussion does not take into account any considerations that may relate to special classes of Record Date Stockholders or other Rights holders. Record Date Stockholders and other Rights holders should consult their tax advisors regarding the tax consequences, including U.S. federal, state, local, foreign or other tax consequences, relevant to their particular circumstances.

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The Fund believes that the value of a Right will not be includible in the income of a Record Date Stockholder at the time the Right is issued, and the Fund will not report to the Internal Revenue Service that a Record Date Stockholder has income as a result of the issuance of the Right; however, there is no guidance directly on point concerning certain aspects of the Offer. The remainder of this discussion assumes that the receipt of the Rights by Record Date Stockholders will not be a taxable event for U.S. federal income tax purposes.

Except as provided below, the basis of a Right issued to a Record Date Stockholder will be zero, and the basis of the Common Share with respect to which the Right was issued (the “Old Common Share”) will remain unchanged. A Record Date Stockholder is required to allocate the basis of the Old Common Share between the Old Common Share and the Right in proportion to their respective fair market values on the date of distribution only if (i) either (a) the fair market value of the Right on the date of distribution is at least 15% of the fair market value of the Old Common Share (not including the Right) on that date, or (b) the Record Date Stockholder affirmatively elects (by attaching a statement to the Record Date Stockholder’s federal income tax return for the year in which the Right is received) to allocate the basis of the Old Common Share between the Old Common Share and the Right, and (ii) the Right does not expire unexercised in the hands of the Record Date Stockholder (i.e., the Record Date Stockholder either exercises or sells the Right).

No loss will be recognized by a Record Date Stockholder if a Right distributed to the Record Date Stockholder expires unexercised in the hands of the Record Date Stockholder. The basis of a Right purchased in the market will generally be its purchase price. If a Right that has been purchased in the market expires unexercised, the holder will recognize a loss equal to the basis of the Right.

Any gain or loss on the sale of a Right or, in the case of a Right purchased in the market, any loss from a Right that expires unexercised, will be a capital gain or loss if the Right is held as a capital asset (which in the case of a Right issued to a Record Date Stockholders will depend on whether the Old Common Share is held as a capital asset), and will be a long-term capital gain or loss if the holding period of the Right exceeds (or is deemed to exceed) twelve months. The deductibility of capital losses is subject to limitation. The holding period of a Right issued to a Record Date Stockholder will include the holding period of the Old Common Share with respect to which the Right was issued.

No gain or loss will be recognized by a Rights holder upon the exercise of a Right, and the basis of any share acquired upon exercise of Rights (the “New Common Share”) will equal the sum of the basis, if any, of the Rights and the subscription price for the New Common Share. When a Rights holder exercises Rights, the Rights holder’s holding period in the New Common Share does not include the holding period of the Rights; rather, the holding period for the New Common Share will begin no earlier than the day following the date of exercise of the Rights.

You should consult a tax advisor regarding the U.S. federal tax consequences of acquiring, holding, disposing of and exercising Rights, and of allowing Rights to expire, in your particular circumstances, as well as any tax consequences that may arise under the laws of any state, local or foreign taxing jurisdiction.

S-27

Employee Plan Considerations

The Employee Retirement Income Security Act of 1974, as amended (“ERISA”) and the Code contain certain fiduciary responsibility and prohibited transaction provisions applicable to Rights holders that are employee benefit plans subject to ERISA or Section 4975 of the Code, including corporate savings and 401(k) plans, Keogh Plans of self-employed individuals and Individual Retirement Accounts (“IRA”) (each, a “Benefit Plan” and collectively, “Benefit Plans”). Due to the complexity of these rules and the penalties for noncompliance, fiduciaries of Benefit Plans and other retirement plans should consult with their counsel and advisors regarding the consequences of their exercise or transfer of Rights under ERISA and the Code.

The exercise of Rights will require the future funding of cash. See “The Offer - Subscription Price.” Benefit Plans should be aware that additional contributions of cash to the Benefit Plan necessary in order to fund the exercise of Rights may be treated as Benefit Plan contributions and, particularly when taken together with contributions previously made, may result in issues under the rules governing contributions and reductions, and give rise to possible excise taxes. For example, in the case of Benefit Plans qualified under Section 401(a) of the Code, and certain other retirement plans, additional cash contributions could cause the maximum contribution limitations of Section 415 of the Code and other tax-qualification rules to be violated. Benefit Plans contemplating making additional cash contributions to the Benefit Plan to fund the exercise of Rights should consult with their counsel prior to making such contributions. There may also be reportable distributions, and other adverse tax and ERISA consequences, if Rights are sold or transferred by a Benefit Plan. If any portion of an IRA is used as security for a loan, the portion so used could be treated as distributed to the IRA depositor, and other adverse consequences could arise.

Additional special issues may arise in the case of any Benefit Plan sponsored or maintained by the Fund or any affiliate thereof.

ERISA contains fiduciary responsibility requirements, and ERISA and the Code contain prohibited transaction rules, that may impact the exercise or transfer of Rights. Due to the complexity of these rules and the penalties for noncompliance, Benefit Plans should consult with their counsel and other advisors regarding the consequences of their exercise or transfer of Rights under ERISA and the Code.

DILUTION AND OTHER INVESTMENT CONSIDERATIONS FOR THE OFFER

Estimated Dilution.

Assuming, for example, that all Rights are exercised, the Subscription Price is $11.71 and the Fund’s NAV per Common Share at the expiration of the Offer is $12.60, the Fund’s NAV per Common Share (after payment of estimated offering expenses) would be reduced by approximately $0.23 or 1.83% per Common Share.

Stockholders who do not exercise their Rights will, at the completion of the Offer, own a smaller proportional interest in the Fund than if they exercised their Rights, which will proportionately decrease the relative voting power of those Stockholders. Because the Subscription Price per Common Share will be below the NAV per Common Share on the Expiration Date, you will experience an immediate dilution of the aggregate NAV of your Common Shares if you do not participate in the Offer and you will experience a reduction in the NAV per share of your Common Shares whether or not you participate in the Offer. In addition, whether or not you exercise your Rights, you will experience a dilution of net assets of the Common Shares because you will indirectly bear the expenses of this Offer, which include, among other items, SEC registration fees, printing expenses and the fees assessed by service providers. This dilution of NAV will disproportionately affect Stockholders who do not exercise their Rights. The Fund cannot state precisely the extent of this dilution if you do not exercise your Rights because the Fund does not know what the NAV per share of Common Shares will be when the Offer expires, or what proportion of the Rights will be exercised.

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The Fund cannot state precisely the amount of any dilution because it is not known at this time what the subscription price or NAV per share of Common Shares will be on the Expiration Date or what proportion of the Rights will be exercised. The Offer may increase the volatility of the market price of the Fund’s Common Shares. In addition, the Offer could be under-subscribed, in which case the Adviser will not have as much proceeds to invest on behalf of the Fund (see “Use of Proceeds”). The likely impact of the Offer on NAV per share of Common Shares is shown by the following example, assuming a $11.71 estimated Subscription Price per Common Share:

Example (assumes that NAV per share is above Subscription Price per share)(1)

NAV(2)	$12.60
Subscription Price	$11.71
Reduction in NAV($)(3)	$0.23
Reduction in NAV(%)(3)	1.83%

(1)	This example assumes that the full Primary Subscription is exercised. Actual amounts may vary due to rounding.

(2)	This example assumes that the Fund’s NAV on the Expiration Date is $12.60 per share of Common Shares and that the Fund’s average market price is lower than the NAV on that date. The Subscription Price used in this example was determined based on a formula equal to 92.5% of the reported NAV on the Expiration Date or 95% of the average of the last reported sales price of a Common Share on the NYSE for the five trading days preceding (and not inclusive of) the Expiration Date, whichever is higher, unless the Offer is extended.

(3)	Assumes $201,572 in estimated offering expenses.

If you do not wish to exercise your Rights, you should consider selling them as set forth in this Prospectus Supplement and accompanying Prospectus. Any cash you receive from selling your Rights should serve as partial compensation for any possible dilution of your interest in the Fund. The Fund cannot give assurance, however, that a market for the Rights will develop or that the Rights will have any marketable value.

Risk of Increase in Share Price Volatility; Decrease in Share Price.

The Offer may result in increased volatility in the market price of the Common Shares or a decrease in the market price of the Fund’s Common Shares,

Under-Subscription.

It is possible that the Offer will not be fully subscribed. Under-subscription of the Offer could have an impact on the net proceeds of the Offer and whether the Fund achieves its stated goals of the Offer.

Effect on Large Stockholders

The Fund’s largest Stockholders, Record Date Stockholders of more than 5% of the outstanding Common Shares of the Fund, could increase their percentage ownership in the Fund through the exercise of the Primary Subscription and Over-Subscription Privilege.

S-29

DIVIDENDS AND DISTRIBUTIONS

The Board approved an amended distribution policy, under which the Fund intends to make regular monthly distributions to stockholders at a constant and fixed (but not guaranteed) rate that is reset annually to a rate equal to a percentage of the average of the Fund’s NAV per share (the “Distribution Amount”), as reported for the final five trading days of the preceding calendar year (the “Distribution Rate Calculation”). The Distribution Amount is set by the Board and may be adjusted from time to time. The Fund’s intention is that monthly distributions paid to stockholders throughout a calendar year will be at least equal to the Distribution Amount (plus any additional amounts that may be required to be included in a distribution for federal or excise tax purposes) and that, on the close of the calendar year, the Distribution Amount applicable to the following calendar year will be reset based upon the new results of the Distribution Rate Calculation. The Fund may at times, in its discretion, pay out less than the entire amount of net investment income earned in any particular period and may at times pay out such accumulated undistributed income in addition to net investment income earned in other periods in order to permit the Fund to maintain a more stable level of distributions. As a result, the dividend paid by the Fund to Common Stockholders for any particular period may be more or less than the amount of net investment income earned by the Fund during such period. The Fund’s ability to maintain a stable level of distributions to stockholders will depend on a number of factors, including the stability of income received from its investments and the costs of any leverage. As portfolio and market conditions change, the amount of dividends on the Fund’s Common Shares could change. For federal income tax purposes, the Fund is required to distribute substantially all of its net investment income each year to both reduce its federal income tax liability and to avoid a potential federal excise tax. The Fund intends to distribute all realized net capital gains, if any, at least annually.

The Adviser has received an order granting an exemption from Section 19(b) of the 1940 Act and Rule 19b-1 thereunder to permit the Fund, subject to certain terms and conditions, to include realized long-term capital gains as a part of its regular distributions to Common Stockholders more frequently than would otherwise be permitted by the 1940 Act (generally once per taxable year). The Adviser is not currently relying on the exemptive order, but has in the past and may again in the future. To the extent that the Adviser relies on the exemptive order, the Fund will be required to comply with the terms and conditions therein, which, among other things, requires the Fund to make certain disclosures to shareholders and prospective shareholders regarding distributions, and would require the Fund’s Board to make determinations regarding the appropriateness of use of the distribution policy. The exemptive order terms and conditions also require that the Fund may not make any public offering of the Fund’s Common Shares other than (a) a rights offering below NAV to Common Stockholders; (b) an offering in connection with a dividend reinvestment plan, merger, consolidation, acquisition, spin-off or reorganization of the Fund; or (c) an offering other than an offering described in conditions (a) and (b) above, provided that, with respect to such other offering: (i) the Fund’s annualized distribution rate for the six months ending on the last day of the month ended immediately prior to the most recent distribution record date, expressed as a percentage of NAV as of the date, is no more than one percentage point greater than the Fund’s average annual total return for the five-year period ending on the date; and (ii) the transmittal letter accompanying any registration statement filed with the SEC in connection with such offering discloses that the Fund has received an order under Section 19(b) to permit it to make periodic distributions of long-term capital gains with respect to its Common Shares as frequently as twelve times each year. Under such a distribution policy, it is possible that the Fund might distribute more than its income and net realized capital gains; therefore, distributions to shareholders may result in a return of capital. The amount treated as a return of capital will reduce a shareholder’s adjusted basis in the shareholder’s shares, thereby increasing the potential gain or reducing the potential loss on the sale of shares. There is no assurance that the Fund will rely on the exemptive order in the future.

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Under the 1940 Act, the Fund is not permitted to incur indebtedness unless immediately after such incurrence the Fund has an asset coverage of at least 300% of the aggregate outstanding principal balance of indebtedness. Additionally, under the 1940 Act, the Fund may not declare any dividend or other distribution upon any class of its capital shares, or purchase any such capital shares, unless the aggregate indebtedness of the Fund has, at the time of the declaration of any such dividend or distribution or at the time of any such purchase, an asset coverage of at least 300% after deducting the amount of such dividend, distribution, or purchase price, as the case may be.

While any Preferred Shares is outstanding, the Fund may not declare any cash dividend or other distribution on its Common Shares, unless at the time of such declaration, (i) all accumulated preferred dividends have been paid and (ii) the NAV of the Fund’s portfolio (determined after deducting the amount of such dividend or other distribution) is at least 200% of the liquidation value of the outstanding Preferred Shares (expected to be equal to the original purchase price per share plus any accumulated and unpaid dividends thereon).

In addition to the limitations imposed by the 1940 Act described above, certain lenders may impose additional restrictions on the payment of dividends or distributions on the Common Shares in the event of a default on the Fund’s borrowings. If the Fund’s ability to make distributions on its Common Shares is limited, such limitations could, under certain circumstances, impair the ability of the Fund to maintain its qualification for federal income tax purposes as a regulated investment company, which would have adverse tax consequences for shareholders. See “Use of Leverage” and “U.S. Federal Income Tax Matters.”

LEGAL MATTERS

Certain legal matters in connection with the Common Shares will be passed upon for the Fund by Faegre Drinker Biddle & Reath LLP. Faegre Drinker Biddle & Reath LLP may rely as to certain matters of Maryland law on the opinion of Shapiro Sher Guinot & Sandler, P.A.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Cohen & Company, Ltd. (“Cohen”), located at 1350 Euclid Avenue, Suite 800, Cleveland, Ohio 44115, serves as the independent registered public accounting firm of the Fund and will annually render an opinion on the financial statements of the Fund.

ADDITIONAL INFORMATION

The Fund will be subject to the informational requirements of the Securities Exchange Act of 1934 and the 1940 Act and in accordance therewith files reports and other information with the SEC. The SEC maintains a website at sec.gov containing reports, proxy and information statements and other information regarding registrants, including the Fund, that file electronically with the SEC.

This Prospectus Supplement and accompanying Prospectus constitutes part of a Registration Statement filed by the Fund with the SEC under the Securities Act and the 1940 Act. This Prospectus Supplement and accompanying Prospectus omits certain of the information contained in the Registration Statement, and reference is hereby made to the Registration Statement and related exhibits for further information with respect to the Fund and the Common Shares offered hereby. Any statements contained herein concerning the provisions of any document are not necessarily complete, and, in each instance, reference is made to the copy of such document filed as an exhibit to the Registration Statement or otherwise filed with the SEC. Each such statement is qualified in its entirety by such reference. The complete Registration Statement may be obtained from the SEC upon payment of the fee prescribed by its rules and regulations or free of charge through the SEC’s website (sec.gov).

S-31

BASE PROSPECTUS

 Filed Pursuant to Rule 424(b)(3)
File No. 333-283156

PROSPECTUS DATED MARCH 31, 2025

RiverNorth Opportunities Fund, Inc.

$600,000,000

Shares of Common Stock

Shares of Preferred Stock

Subscription Rights for Shares of Common Stock

Subscription Rights for Shares of Preferred Stock

Subscription Rights for Common and Preferred Stock

RiverNorth Opportunities Fund, Inc. (the “Fund”) is a diversified, closed-end management investment company registered under the Investment Company Act of 1940, as amended (the “1940 Act”). The Fund’s investment objective is total return consisting of capital appreciation and current income. The Fund seeks to achieve its investment objective by pursuing a tactical asset allocation strategy and opportunistically investing under normal circumstances in closed-end funds, exchange-traded funds (“ETFs”), business development companies (“BDCs” and collectively, “Underlying Funds”) and special purpose acquisition companies (“SPACs”). Under normal market conditions, the Fund will invest at least 80% of its Managed Assets in Underlying Funds and SPACs. “Managed Assets” means the total assets of the Fund, including assets attributable to leverage, minus liabilities (other than debt representing leverage and any preferred stock that may be outstanding). The Underlying Funds in which the Fund invests will not include those that are advised or subadvised by RiverNorth Capital Management, LLC (“RiverNorth” or the “Adviser”) or its affiliates.

RiverNorth serves as the Fund’s investment adviser. As of January 31, 2025, RiverNorth had approximately $4.9 billion of assets under management. The Adviser’s address is 360 South Rosemary Avenue, Suite 1420, West Palm Beach, FL 33401 and its telephone number is (561) 484-7185. The Fund’s address is RiverNorth Opportunities Fund, Inc., 360 South Rosemary Avenue, Suite 1420, West Palm Beach, FL 33401 and its telephone number is (844) 569-4750.

The Fund may offer, from time to time, up to $600,000,000 aggregate initial offering price of (i) shares of common stock, $0.0001 par value per share (“Common Shares”), (ii) shares of preferred stock (“Preferred Shares”), and/or (iii) subscription rights to purchase Common Shares, Preferred Shares or both (“Rights” and together with the Common Shares and Preferred Shares, "Securities") in one or more offerings in amounts, at prices and on terms set forth in one or more supplements to this Prospectus (each a “Prospectus Supplement”). You should read this Prospectus and any related Prospectus Supplement carefully before you decide to invest in the Securities.

The Fund may offer Securities (1) directly to one or more purchasers, (2) through agents that the Fund may designate from time to time or (3) to or through underwriters or dealers. The Prospectus Supplement relating to a particular offering of Securities will identify any agents or underwriters involved in the sale of Securities, and will set forth any applicable purchase price, fee, commission or discount arrangement between the Fund and agents or underwriters or among underwriters or the basis upon which such amount may be calculated. The Fund may not sell Securities through agents, underwriters or dealers without delivery of this Prospectus and a Prospectus Supplement.

In connection with an offering of Common Shares, if a Prospectus Supplement so indicates, the Fund may grant the underwriters an option to purchase additional Common Shares at the public offering price, less the underwriting discounts and commissions, within 45 days from the date of the Prospectus Supplement, to cover any overallotments.

To facilitate an offering of Securities in an underwritten transaction and in accordance with industry practice, the underwriters may engage in transactions that stabilize, maintain, or otherwise affect the market price of the Common Shares or any other Security. Any underwriter may engage in overallotment, stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M under the Exchange Act.

●	Overallotment involves sales in excess of the offering size, which create a short position.
●	Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum price. Stabilizing transactions may occur when the demand for the shares of an offering is less than expected.
●	Syndicate-covering or other short-covering transactions involve purchases of the securities, either through exercise of the overallotment option or in the open market after the distribution is completed, to cover short positions.
●	Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a stabilizing or covering transaction to cover short positions.

Any of these activities may stabilize or maintain the market price of the Securities above independent market levels. The underwriters are not required to engage in these activities, and may end any of these activities at any time. See "Plan of Distribution."

An investment in the Fund is not appropriate for all investors. No assurances can be given that the Fund will achieve its investment objective.

This Prospectus sets forth concisely the information about the Fund and the Securities that a prospective investor ought to know before investing in the Fund and participating in an offer. You should read this Prospectus, which contains important information about the Fund, before deciding whether to invest in the Fund’s common stock, and retain it for future reference. A Statement of Additional Information dated March 31, 2025 (the “SAI”), containing additional information about the Fund, has been filed with the Securities and Exchange Commission (“SEC”) and is incorporated by reference in its entirety into this Prospectus, which means that it is part of this Prospectus for legal purposes. You may request a free copy of the SAI, the Fund’s Annual and Semi-Annual Reports, request other information about the Fund and make shareholder inquiries by calling 1-844-569-4750 (toll-free) or by writing to the Fund at RiverNorth Opportunities Fund, Inc., 360 South Rosemary Avenue, Suite 1420, West Palm Beach, FL 33401, or obtain a copy of such documents (and other information regarding the Fund) by visiting the Fund’s website at rivernorth.com/riv (information included on the website does not form a part of this Prospectus), or from the SEC’s website (sec.gov).

Investing in Fund’s common stock involves certain risks. See “Risks” beginning on page 46 of this Prospectus.

Principal Investment Strategies. The Fund seeks to achieve its investment objective by pursuing a tactical asset allocation strategy and opportunistically investing under normal circumstances in Underlying Funds and SPACs. Under normal market conditions, the Fund will invest at least 80% of its Managed Assets in Underlying Funds and SPACs. “Managed Assets” means the total assets of the Fund, including assets attributable to leverage, minus liabilities (other than debt representing leverage and any preferred stock that may be outstanding). The Underlying Funds and SPACs in which the Fund invests will not include those that are advised or subadvised by the Adviser or its affiliates.

The currently outstanding shares of the Fund’s common stock are, and the shares of the Fund’s common stock offered in this Prospectus will be, subject to notice of issuance, listed on the New York Stock Exchange (“NYSE”) under the trading or “ticker” symbol “RIV,” and the Fund’s Series A Cumulative Perpetual Preferred Stock are listed on the NYSE under the symbol “RIVPRA.” As of March 11, 2025, the last reported sale price for the Fund's Common Shares on the NYSE was $11.78 per Common Share, and the NAV of the Fund's Common Shares was $12.27 per Common Share, representing a discount to NAV of -3.99%.

Leverage. The Fund may borrow money and/or issue preferred stock, notes or debt securities for investment purposes. These practices are known as leveraging. Since the holders of common stock pay all expenses related to the issuance of debt or use of leverage, any use of leverage would create a greater risk of loss for the shares of common stock than if leverage is not used.

The Fund currently anticipates that, if employed, leverage will primarily be obtained through the use of bank borrowings or other similar term loans. The provisions of the 1940 Act further provide that the Fund may borrow or issue notes or debt securities in an amount up to 33 1/3% of its total assets or may issue preferred shares in an amount up to 50% of the Fund’s total assets (including the proceeds from leverage). In addition, the Fund may enter into certain derivatives or other transactions (e.g., total return swaps) that may provide leverage (other than through borrowings or the issuance of preferred stock). The Fund’s obligations under such transactions will not be considered indebtedness for purposes of the 1940 Act and will not be included in calculating the aggregate amount of the Fund’s financial leverage, but the Fund’s use of such transactions may be limited by the applicable requirements of the SEC.

The amount of distributions that the Fund may pay is not guaranteed. The Fund may pay distributions in a significant part from sources that may not be available in the future and that are unrelated to the Fund’s performance such as a return of capital (which is a non-taxable distribution).

This Prospectus is part of a registration statement on Form N-2 that the Fund filed with the SEC using a “shelf” registration process. Under this process, the Fund may offer, from time to time, up to $600,000,000 aggregate initial offering price of Securities in one or more offerings in amounts, at prices and on terms set forth in one or more Prospectus Supplements. The Prospectus Supplement may also add, update or change information contained in this Prospectus. You should carefully read this Prospectus and any accompanying Prospectus Supplement, together with the additional information described under the heading “Where You Can Find More Information.”

You should rely only on the information contained or incorporated by reference in this Prospectus and any accompanying Prospectus Supplement. The Fund has not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. The Fund is not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information contained or the representations made herein are accurate only as of the date on the cover page of this Prospectus. The Fund’s business, financial condition and prospects may have changed since that date. The Fund will amend this Prospectus and any accompanying Prospectus Supplement if, during the period that this Prospectus and any accompanying Prospectus Supplement is required to be delivered, there are any subsequent material changes.

The Fund’s securities do not represent a deposit or obligation of, and are not guaranteed or endorsed by, any bank or other insured depository institution and are not federally insured by the Federal Deposit Insurance Corporation, the Federal Reserve Board or any other government agency.

The Securities and Exchange Commission has not approved or disapproved these securities or passed upon the adequacy of this prospectus. Any representation to the contrary is a criminal offense.

TABLE OF CONTENTS

PROSPECTUS SUMMARY	7
SUMMARY OF FUND EXPENSES	26
FINANCIAL HIGHLIGHTS	29
INFORMATION REGARDING SENIOR SECURITIES	33
THE FUND	35
MARKET AND NET ASSET VALUE INFORMATION	36
THE OFFERING	38
USE OF PROCEEDS	39
INVESTMENT OBJECTIVE, STRATEGIES AND POLICIES	40
USE OF LEVERAGE	44
RISKS	46
MANAGEMENT OF THE FUND	67
NET ASSET VALUE	69
PLAN OF DISTRIBUTION	71
DIVIDEND REINVESTMENT PLAN	74
DESCRIPTION OF THE FUND’S SECURITIES	75
CERTAIN PROVISIONS OF THE FUND’S CHARTER AND BYLAWS AND OF MARYLAND LAW	79
REPURCHASE OF SHARES	86
CONVERSION TO OPEN-END FUND	87
U.S. FEDERAL INCOME TAX MATTERS	87
CUSTODIAN AND TRANSFER AGENT	90
LEGAL MATTERS	91
CONTROL PERSONS	91
ADDITIONAL INFORMATION	91
THE FUND’S PRIVACY POLICY	91

You should rely only on the information contained or incorporated by reference in this Prospectus and any related Prospectus Supplement. The Fund has not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. The Fund is not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information provided by this Prospectus and any related Prospectus Supplement is accurate as of any date other than the date on the front of this Prospectus and any related Prospectus Supplement. The Fund’s business, financial condition and results of operations may have changed since that date.

PROSPECTUS SUMMARY

The following summary is qualified in its entirety by reference to the more detailed information appearing elsewhere in this Prospectus. This summary does not contain all of the information that you should consider before investing in the Fund’s securities. You should review the more detailed information contained in this Prospectus, any related Prospectus Supplement and in the Statement of Additional Information, especially the information set forth under the heading “Risks.”

The Fund

RiverNorth Opportunities Fund, Inc. (the “Fund”) is a Maryland corporation registered as a diversified, closed-end management investment company under the Investment Company Act of 1940, as amended (the “1940 Act”). An investment in the Fund may not be appropriate for all investors. There can be no assurance that the Fund will achieve its investment objective.

As of March 11, 2025, the Fund had 21,472,248 shares of its common stock outstanding and net assets applicable to such shares of $263,392,144. As of the same date, the Fund had 3,910,000 shares of 6.00% Series A Cumulative Perpetual Preferred Stock, liquidation preference $25 per share, outstanding (“Series A Preferred Stock”). The shares of the Fund’s common stock offered by this Prospectus are called “Common Shares” and the holders of Common Shares are called “Common Stockholders.” As used hereinafter in this Prospectus, unless the context requires otherwise, “common shares” refers to the shares of the Fund’s common stock currently outstanding as well as those Common Shares offered by this Prospectus. As used hereinafter in this Prospectus, unless the context otherwise requires, “preferred shares” or “Preferred Shares” refers to the shares of the Fund’s Series A Preferred Stock outstanding or any future issuance of Preferred Shares, and the holders of preferred shares are called “preferred shareholders.” An investment in the Fund may not be appropriate for all investors.

The Offering

The Fund may offer, from time to time, up to $600,000,000 aggregate initial offering price of (i) Common Shares, (ii) Preferred Shares, and/or (iii) subscription rights to purchase Common Shares, Preferred Shares or both (“Rights” and together with the Common Shares and Preferred Shares, "Securities") in one or more offerings in amounts, at prices and on terms set forth in one or more supplements to this Prospectus (each a “Prospectus Supplement”). You should read this Prospectus and any related Prospectus Supplement carefully before you decide to invest in the Securities.

The Fund may offer Securities (1) directly to one or more purchasers, (2) through agents that the Fund may designate from time to time or (3) to or through underwriters or dealers. The Prospectus Supplement relating to a particular offering of Securities will identify any agents or underwriters involved in the sale of Securities, and will set forth any applicable purchase price, fee, commission or discount arrangement between the Fund and agents or underwriters or among underwriters or the basis upon which such amount may be calculated. The Fund may not sell Securities through agents, underwriters or dealers without delivery of this Prospectus and a Prospectus Supplement. See “Plan of Distribution.”

Use of Proceeds

Unless otherwise specified in a Prospectus Supplement, RiverNorth Capital Management, LLC (the “Adviser” or “RiverNorth”), the Fund’s investment adviser, anticipates that investment of the proceeds will be made in accordance with the Fund’s investment objective and policies as appropriate investment opportunities are identified. It is currently anticipated that the Fund will be able to invest substantially all of the net proceeds of an offering of Securities in accordance with its investment objective and policies within three months after the completion of such offering. Pending such investment, the proceeds will be held in high quality short-term debt securities and instruments. A delay in the anticipated use of proceeds could lower returns and reduce the Fund’s distribution to Common Stockholders.

Investment Objective	The Fund’s investment objective is total return consisting of capital appreciation and current income. There is no assurance that the Fund will achieve its investment objective.
Principal Investment Strategies

The Fund seeks to achieve its investment objective by pursuing a tactical asset allocation strategy and opportunistically investing under normal circumstances in closed-end funds, exchange traded funds (“ETFs”), business development companies (“BDCs” and collectively, “Underlying Funds”) and special purpose acquisition companies (“SPACs”). The Adviser has the flexibility to change the Fund’s asset allocation based on its ongoing analysis of the equity, fixed income and alternative asset markets. The Adviser considers various quantitative and qualitative factors relating to the domestic and foreign securities markets and economies when making asset allocation and security selection decisions. While the Adviser continuously evaluates these factors, material shifts in the Fund’s asset class exposures will typically take place over longer periods of time.

Under normal market conditions, the Fund will invest at least 80% of its Managed Assets in Underlying Funds and SPACs. “Managed Assets” means the total assets of the Fund, including assets attributable to leverage, minus liabilities (other than debt representing leverage and any preferred stock that may be outstanding). The Underlying Funds and SPACs in which the Fund invests will not include those that are advised or subadvised by the Adviser or its affiliates. The Fund directly, and therefore Common Stockholders indirectly, will bear the expenses of the Underlying Funds and SPACs.

Under normal market conditions: (i) no more than 80% of the Fund’s Managed Assets will be invested in “equity” Underlying Funds and SPACs; (ii) no more than 60% of the Fund’s Managed Assets will be invested in “fixed income” Underlying Funds and SPACs; (iii) no more than 30% of the Fund’s Managed Assets will be invested in “global equity” Underlying Funds and SPACs; (iv) no more than 15% of the Fund’s Managed Assets will be invested in “emerging market equity” Underlying Funds and SPACs; (v) no more than 30% of the Fund’s Managed Assets will be invested in “high yield” (also known as “junk bond”) and “senior loan” Underlying Funds and SPACs; (vi) no more than 15% of the Fund’s Managed Assets will be invested in “emerging market income” Underlying Funds and SPACs; (vii) no more than 10% of the Fund’s Managed Assets will be invested in “real estate” Underlying Funds and SPACs; and (viii) no more than 15% of the Fund’s Managed Assets will be invested in “energy master limited partnership” (“MLP”) Underlying Funds and SPACs. Underlying Funds and SPACs included in the 30% limitation applicable to investments in “global equity” Underlying Funds and SPACs may include Underlying Funds and SPACs that invest a portion of their assets in emerging markets securities. The Fund will also limit its investments in closed-end funds (including BDCs) that have been in operation for less than one year to no more than 10% of the Fund’s Managed Assets. The Fund will not invest in inverse ETFs and leveraged ETFs. The types of Underlying Funds and SPACs referenced in this paragraph will be categorized in accordance with the fund categories established and maintained by Morningstar, Inc. The investment parameters stated above (and elsewhere in this Prospectus) apply only at the time of purchase.

In selecting closed-end funds, the Adviser opportunistically utilizes a combination of short-term and longer-term trading strategies to seek to derive value from the discount and premium spreads associated with closed-end funds. The Adviser employs both a quantitative and qualitative approach in its selection of closed-end funds and has developed proprietary screening models and algorithms to trade closed-end funds. The Adviser employs the following trading strategies, among others:

Statistical Analysis (Mean Reversion)

●     Using proprietary quantitative models, the Adviser seeks to identify closed-end funds that are trading at compelling absolute and / or relative discounts (i.e., trading at a market price lower than its net asset value).

●     The Fund will attempt to capitalize on the perceived mispricing if the Adviser believes that the discount widening is irrational and expects the discount to narrow to longer-term mean valuations (i.e., the current discount will approach the price of the longer-term valuation).

Corporate Actions

●     The Adviser will pursue investments in closed-end funds that have announced, or the Adviser believes are likely to announce, certain corporate actions that may drive value for their shareholders.

●     The Adviser has developed trading strategies that focus on closed-end fund tender offers, rights offerings, shareholder distributions, open-endings (i.e., conversion of a closed-end fund to an open-end mutual fund) and liquidations (the disposition of a Fund’s assets).

The Fund will invest in other Underlying Funds and SPACs (that are not closed-end funds) to gain exposure to specific asset classes when the Adviser believes closed-end fund discount or premium spreads are not attractive or to manage overall closed-end fund exposure in the Fund.

Under normal circumstances, the Fund intends to maintain long positions in Underlying Funds and SPACs, but may engage in short sales for investment purposes. When the Fund engages in a short sale, it sells a security it does not own and, to complete the sale, borrows the same security from a broker or other institution. The Fund may benefit from a short position when the shorted security decreases in value. The Fund may also at times establish hedging positions. Hedging positions may include short sales and derivatives, such as options and swaps (“Hedging Positions”). Under normal market conditions, no more than 30% of the Fund’s Managed Assets will be in Hedging Positions. The Adviser intends to use Hedging Positions to lower the Fund’s volatility but they may also be used to seek to enhance the Fund’s return. The Fund’s investments in derivatives will be included under the 80% policy noted above so long as the underlying asset of such derivatives is a closed-end fund or Underlying Fund, respectively.

The Adviser performs both a quantitative and qualitative analysis, including fundamental and technical analysis to assess the relative risk and reward potential, for each SPAC investment. Among other things, the Adviser will evaluate the management team’s strategy, experience, deal flow, and demonstrated track record in building enterprise value. The Adviser will also evaluate the terms of each SPAC offering, including the aggregate amount of the offering, the offering price of the securities, the equity yield to termination, the option value of warrants, the sponsor’s interest in the SPAC, and the expected liquidity of the SPAC’s securities. The Fund will purchase securities of SPACs in their initial public offerings and in the secondary market.

The Fund also may invest up to 20% of its Managed Assets in exchange-traded notes (“ETNs”), certain derivatives, such as options and swaps, cash and cash equivalents. Such investments will not be counted towards the Fund’s 80% policy.

There are no limits on the Fund’s portfolio turnover, and the Fund may buy and sell securities to take advantage of potential short-term trading opportunities without regard to length of time and when the Adviser believes investment considerations warrant such action.

The Fund may attempt to enhance the return on the cash portion of its portfolio (and not for hedging purposes) by investing in a total return swap agreement. A total return swap agreement provides the Fund with a return based on the performance of an underlying asset, in exchange for fee payments to a counterparty based on a specific rate. The difference in the value of these income streams is recorded daily by the Fund, and is typically settled in cash at least monthly. If the underlying asset declines in value over the term of the swap, the Fund would be required to pay the dollar value of that decline plus any applicable fees to the counterparty. The Fund may use its own NAV or any other reference asset that the Adviser chooses as the underlying asset in a total return swap. The Fund will limit the notional amount of all total return swaps in the aggregate to 15% of the Fund’s Managed Assets. See “Investment Objective, Strategies and Policies-Principal Investment Strategies.”

Use of Leverage

The Fund may borrow money and/or issue Preferred Shares, notes or debt securities for investment purposes. These practices are known as leveraging. The Adviser will assess whether or not to engage in leverage based on its assessment of conditions in the debt and credit markets. Leverage, if used, may take the form of a borrowing or the issuance of Preferred Shares, although the Fund currently anticipates that leverage will primarily be obtained through the use of bank borrowings or other similar term loans.

On March 9, 2023, the Fund entered into a credit agreement with BNP Paribas (“BNP Facility”). The BNP Facility permits the Fund to borrow funds that are collateralized by assets held at BNP Paribas pursuant to the BNP Facility. Under the terms of the BNP Facility, the Fund may borrow up to $25,000,000 bearing an interest rate of the Overnight Bank Funding Rate plus a fixed rate determined by the securities pledged as collateral. Any unused portion of the BNP Facility is subject to a commitment fee of 0.50% of the unused portion of the facility until a utilization of 80% or greater is met.

The Fund did not utilize the BNP Facility for the period from August 1, 2023 through December 31, 2024. There was no outstanding balance on the BNP Facility as of December 31, 2024.

As of March 11, 2025, the Fund had outstanding 3,910,000 shares of 6.00% Series A Preferred Stock. As of the same date, the average liquidation preference since the issuance of such Series A Preferred Stock was approximately $25.00. As of March 11, 2025, the Fund’s leverage from its issuance of Series A Preferred Stock was approximately 27.07% of its Managed Assets. See “Summary of Fund Expenses” and “Use of Leverage.”

The provisions of the 1940 Act provide that the Fund may borrow or issue notes or debt securities in an amount up to 33 1/3% of its total assets or may issue Preferred Shares in an amount up to 50% of the Fund’s total assets (including the proceeds from leverage).

If the net rate of return on the Fund’s investments purchased with the leverage proceeds exceeds the interest or dividend rate payable on the leverage, such excess earnings will be available to pay higher dividends to Common Stockholders. If the net rate of return on the Fund’s investments purchased with leverage proceeds does not exceed the costs of leverage, the return to Common Stockholders will be less than if leverage had not been used. The use of leverage magnifies gains and losses to Common Stockholders. Since the holders of Common Shares pay all expenses related to the issuance of debt or use of leverage, any use of leverage would create a greater risk of loss for the Common Shares than if leverage is not used. There can be no assurance that a leveraging strategy will be successful during any period in which it is employed. See “Use of Leverage” and “Risks-Leverage Risks.”

Rule 18f-4 under the 1940 Act (“Rule 18f-4”) permits the Fund to enter into Derivatives Transactions (as defined below) and certain other transactions notwithstanding the restrictions on the issuance of senior securities under Section 18 of the 1940 Act. Among other things, Section 18 of the 1940 Act prohibits closed-end funds, including the Fund, from issuing or selling any senior security representing indebtedness (unless the fund maintains 300% asset coverage) or any senior security representing stock (unless the fund maintains 200% asset coverage).

Under Rule 18f-4, “Derivatives Transactions” include (i) any swap, security-based swap, futures contract, forward contract, option, any combination of the foregoing, or any similar instrument, under which a fund is or may be required to make any payment or delivery of cash or other assets during the life of the instrument or at maturity or early termination, whether as margin or settlement payment or otherwise; (ii) any short sale borrowing; and (iii) reverse repurchase agreements and similar financing transactions if the fund has elected to treat all such transactions as derivatives transactions under the rule.

Adviser

Effective October 1, 2022, RiverNorth serves as the adviser to the Fund pursuant to the Fund’s investment management agreement with the Adviser dated October 1, 2022. As of January 31, 2025, RiverNorth had approximately $4.9 billion of assets under management. The Adviser’s address is 360 South Rosemary Avenue, Suite 1420, West Palm Beach, FL 33401 and its telephone number is (561) 484-7185.

Effective October 1, 2022, the Fund pays the Adviser a management fee payable on a monthly basis at the annual rate of 1.30% of the Fund’s average daily Managed Assets for the services it provides. This management fee paid by the Fund to the Adviser is essentially an all-in fee structure (the “unified management fee”) and, as part of the unified management fee, the Adviser provides or causes to be furnished all supervisory and administrative and other services reasonably necessary for the operation of the Fund, except (unless otherwise described in this Prospectus or otherwise agreed to in writing), the Fund pays, in addition to the unified management fee, taxes and governmental fees (if any) levied against the Fund; brokerage fees and commissions and other portfolio transaction expenses incurred by or for the Fund; costs of borrowing money including interest expenses or engaging in other types of leverage financing; dividend and/or interest expenses and other costs associated with the Fund’s issuance, offering, redemption and maintenance of preferred shares or other instruments for the purpose of incurring leverage; fees and expenses of any underlying funds in which the Fund invests; dividend and interest expenses on short positions taken by the Fund; fees and expenses, including travel expenses and fees and expenses of legal counsel retained for the benefit of the Fund or directors of the Fund who are not officers, employees, partners, stockholders or members of the Adviser or its affiliates; fees and expenses associated with and incident to stockholder meetings and proxy solicitations involving contested elections of directors, stockholder proposals or other non-routine matters that are not initiated or proposed by the Adviser; legal, marketing, printing, accounting and other expenses associated with any future share offerings, such as rights offerings and shelf offerings, following the Fund’s initial offering; expenses associated with tender offers and other share repurchases and redemptions; and other extraordinary expenses, including extraordinary legal expenses, as may arise, including, without limit, expenses incurred in connection with litigation, proceedings, other claims and the legal obligations of the Fund to indemnify its directors, officers, employees, stockholders, distributors and agents with respect thereto. Prior to October 1, 2022, the Adviser served as investment subadviser to the Fund.

Because the Fund pays the Adviser a management fee based on Managed Assets, the Adviser is paid more if the Fund uses leverage directly, which creates a potential conflict of interest for the Adviser. The Adviser will seek to manage that potential conflict by utilizing leverage only when it determines such action is in the best interests of the Fund.

For more information on the Adviser, as well as the fees and expenses, see “Summary of Fund Expenses” and “Management of the Fund.

Administrator

ALPS Fund Services, Inc. (“AFS”) is the Fund’s administrator. Under an Administration, Bookkeeping and Pricing Services Agreement (the “Administration Agreement”), AFS is responsible for calculating NAVs, providing additional fund accounting and tax services, and providing fund administration and compliance-related services. See “Management of the Fund.”

Dividends and Distributions	The Board of Directors of the Fund (the “Board”) approved an amended distribution policy, under which the Fund intends to make regular monthly distributions to stockholders at a constant and fixed (but not guaranteed) rate that is reset annually to a rate equal to a percentage of the average of the Fund’s NAV per share (the “Distribution Amount”), as reported for the final five trading days of the preceding calendar year (the “Distribution Rate Calculation”). The Distribution Amount is set by the Board and may be adjusted from time to time. The Fund’s intention is that monthly distributions paid to stockholders throughout a calendar year will be at least equal to the Distribution Amount (plus any additional amounts that may be required to be included in a distribution for federal or excise tax purposes) and that, on the close of the calendar year, the Distribution Amount applicable to the following calendar year will be reset based upon the new results of the Distribution Rate Calculation. At times, to maintain a stable level of distributions, the Fund may pay out less than all of its net investment income or pay out accumulated undistributed income, or return capital, in addition to current net investment income. Any distribution that is treated as a return of capital generally will reduce a stockholder’s basis in his or her shares, which may increase the capital gain or reduce the capital loss realized upon the sale of such shares. Any amounts received in excess of a shareholder’s basis are generally treated as capital gain, assuming the shares are held as capital assets. See “Dividends and Distributions.”

Dividend Reinvestment Plan

The Fund has a dividend reinvestment plan (the “Plan”) commonly referred to as an “opt-out” plan. Each Common Stockholder who participates in the Plan will have all distributions of dividends and capital gains automatically reinvested in additional Common Shares. Shareholders who elect not to participate in the Plan will receive all distributions in cash. Stockholders whose Common Shares are held in the name of a broker or nominee should contact the broker or nominee to determine whether and how they may participate in the Plan. See “Dividend Reinvestment Plan” and “U.S. Federal Income Tax Matters.”

Exchange Listing

The Fund’s currently outstanding Common Shares are, and the Common Shares offered in this Prospectus and any applicable prospectus supplement will be, subject to notice of issuance, listed on the NYSE under the symbol “RIV.” The Fund’s Series A Preferred Stock is listed on the NYSE under the symbol “RIVPRA.”

As of March 11, 2025, the last reported sale price for the Fund's Common Shares on the NYSE was $11.78 per Common Share, and the NAV of the Fund's Common Shares was $12.27 per Common Share, representing a discount to NAV of -3.99%. In connection with any offering of Rights, the Fund will provide information in the Prospectus Supplement of the expected trading market, if any, for Rights.

Risk Considerations

Risk is inherent in all investing. Investing in any investment company security involves risk, including the risk that you may receive little or no return on your investment or even that you may lose part or all of your investment. Therefore, before investing in the Securities, you should consider the following risks (as well as the other information in this Prospectus, including under the section entitled “Risks” below, the applicable prospectus supplement and the SAI).

Structural Risks:

Not a Complete Investment Program. The Fund is intended for investors seeking total return consisting of capital appreciation and current income over the long-term and is not intended to be a short-term trading vehicle. An investment in the Securities should not be considered a complete investment program. Each investor should take into account the Fund’s investment objective and other characteristics, as well as the investor’s other investments, when considering an investment in the Securities. An investment in the Fund may not be appropriate for all investors.

Risks Associated with Additional Offerings. There are risks associated with offerings of additional Common Shares or Preferred Shares of the Fund. The voting power of current shareholders will be diluted to the extent that current shareholders do not purchase shares in any future offerings of shares or do not purchase sufficient shares to maintain their percentage interest. In addition, the sale of shares in an offering may have an adverse effect on prices in the secondary market for the Fund’s shares by increasing the number of shares available, which may put downward pressure on the market price for the Fund’s Shares. These sales also might make it more difficult for the Fund to sell additional equity securities in the future at a time and price the Fund seems appropriate.

In the event any additional series of fixed rate preferred shares are issued and such shares are intended to be listed on an exchange, prior application will have been made to list such shares. During an initial period, which is not expected to exceed 30 days after the date of its initial issuance, such shares may not be listed on any securities exchange. During such period, the underwriters may make a market in such shares, although they will have no obligation to do so. Consequently, an investment in such shares may be illiquid during such period. Fixed rate preferred shares may trade at a premium to or discount from liquidation value.

There are risks associated with an offering of Rights (in addition to the risks discussed herein related to the offering of Common Shares and Preferred Shares). Shareholders who do not exercise their rights may, at the completion of such an offering, own a smaller proportional interest in the Fund than if they exercised their rights. As a result of such an offering, a shareholder may experience dilution in net asset value per share if the subscription price per share is below the net asset value per share on the expiration date. In addition to the economic dilution described above, if a shareholder does not exercise all of its Rights, the shareholder will incur voting dilution as a result of the Rights offering. This voting dilution will occur because the shareholder will own a smaller proportionate interest in the Fund after the rights offering than prior to the Rights offering.

There is a risk that changes in market conditions may result in the underlying Common Shares or Preferred Shares purchasable upon exercise of Rights being less attractive to investors at the conclusion of the subscription period. This may reduce or eliminate the value of the Rights. If investors exercise only a portion of the rights, the number of shares issued may be reduced, and the shares may trade at less favorable prices than larger offerings for similar securities. Rights issued by the Fund may be transferable or non-transferable rights.

Leverage Risks. The Fund may borrow money, or issue debt or preferred stock. Since Common Stockholders pay all expenses related to the issuance of debt or use of leverage, the use of leverage through borrowing of money, issuance of debt securities or the issuance of preferred stock for investment purposes creates risks for the holders of Common Shares. Leverage is a speculative technique that exposes the Fund to greater risk and increased costs than if it were not implemented. Increases and decreases in the value of the Fund’s portfolio will be magnified when the Fund uses leverage. As a result, leverage may cause greater changes in the Fund’s NAV. The Fund will also have to pay interest on its borrowings or dividends on preferred stock, if any, which may reduce the Fund’s return. The leverage costs may be greater than the Fund’s return on the underlying investment. The Fund’s leveraging strategy may not be successful. Leverage risk would also apply to the Fund’s investments in Underlying Funds and SPACs to the extent an Underlying Fund or SPAC uses leverage. See “Use of Leverage.”

Market Discount. Common stock of closed-end funds frequently trades at a discount from its NAV. This risk may be greater for investors selling their shares in a relatively short period of time after completion of the initial offering. The Common Shares may trade at a price that is less than the Fund’s NAV. This risk would also apply to the Fund’s investments in closed-end funds.

Anti-Takeover Provisions. Maryland law and the Fund’s Charter and Bylaws include provisions that could limit the ability of other entities or persons to acquire control of the Fund or convert the Fund to open-end status. These provisions could deprive the holders of Common Shares of opportunities to sell their Common Shares at a premium over the then current market price of the Common Shares or at NAV. See “Certain Provisions of the Fund’s Charter and Bylaws and of Maryland Law.” This risk would also apply to many of the Fund’s investments in closed-end funds.

Investment-Related Risks:

With the exception of Underlying Fund risk (and except as otherwise noted below), the following risks apply to the direct investments the Fund may make, and generally apply to the Fund’s investments in Underlying Funds and SPACs. That said, each risk described below may not apply to each Underlying Fund or SPAC investment. Similarly, an Underlying Fund may be subject to additional or different risks than those described below.

Underlying Fund Risks. The Fund will incur the fees and expenses of its investments in Underlying Funds, which may be greater than if the Fund invested in the securities held by the Underlying Funds directly. There is also the risk that the Fund may suffer losses due to the investment practices or operations of the Underlying Funds. To the extent that the Fund invests in one or more Underlying Funds that concentrate in a particular industry, the Fund would be vulnerable to factors affecting that industry and the concentrating Underlying Funds’ performance, and that of the Fund, may be more volatile than Underlying Funds that do not concentrate. In addition, one Underlying Fund may purchase a security that another Underlying Fund is selling.

As the Fund will invest at least 80% of its Managed Assets in Underlying Funds, the Fund’s performance will depend to a greater extent on the overall performance of closed-end funds, ETFs, BDCs and SPACs generally, in addition to the performance of the specific Underlying Funds (and other assets) in which the Fund invests. The use of leverage by Underlying Funds magnifies gains and losses on amounts invested and increases the risks associated with investing in Underlying Funds. Further, the Underlying Funds are not subject to the Fund’s investment policies and restrictions. The Fund generally receives information regarding the portfolio holdings of Underlying Funds only when that information is made available to the public. The Fund cannot dictate how the Underlying Funds invest their assets. The Underlying Funds may invest their assets in securities and other instruments, and may use investment techniques and strategies, that are not described in this Prospectus. Common Stockholders will bear two layers of fees and expenses with respect to the Fund’s investments in Underlying Funds because each of the Fund and the Underlying Fund will charge fees and incur separate expenses. In addition, subject to applicable 1940 Act limitations, the Underlying Funds themselves may purchase securities issued by registered and unregistered funds (e.g., common stock, preferred stock, auction rate preferred stock), and those investments would be subject to the risks associated with Underlying Funds and unregistered funds (including a third layer of fees and expenses, i.e., the Underlying Fund will indirectly bear fees and expenses charged by the funds in which the Underlying Fund invests, in addition to the Underlying Fund’s own fees and expenses). An Underlying Fund with positive performance may indirectly receive a performance fee from the Fund, even when the Fund’s overall returns are negative. Additionally, the Fund’s investment in an Underlying Fund may result in the Fund’s receipt of cash in excess of the Underlying Fund’s earnings; if the Fund distributes these amounts, the distributions could constitute a return of capital to Fund shareholders for federal income tax purposes. As a result of these factors, the use of the fund of funds structure by the Fund could therefore affect the amount, timing and character of distributions to shareholders.

The Fund may invest in BDCs. BDCs generally invest in less mature U.S. private companies or thinly traded U.S. public companies which involve greater risk than well-established publicly-traded companies. While BDCs are expected to generate income in the form of dividends, certain BDCs during certain periods of time may not generate such income. The Fund will indirectly bear its proportionate share of any management fees and other operating expenses incurred by the BDCs and of any performance-based or incentive fees payable by the BDCs in which it invests, in addition to the expenses paid by the Fund. The use of leverage by BDCs magnifies gains and losses on amounts invested and increases the risks associated with investing in BDCs. A BDC may make investments with a larger amount of risk of volatility and loss of principal than other investment options and may also be highly speculative and aggressive.

Index-based ETFs (and other index funds) in which the Fund may invest may not be able to replicate exactly the performance of the indices they track or benchmark due to transactions costs and other expenses of the ETFs. The Fund may also invest in actively managed ETFs that are subject to management risk as the ETF’s investment adviser will apply certain investment techniques and risk analyses in making investment decisions. In addition, ETFs may trade at a price above (premium) or below (discount) their net asset value, especially during periods of significant market volatility or stress, causing investors to pay significantly more or less than the value of the ETF’s underlying portfolio. Furthermore, in times of market stress, adverse developments for underlying portfolio holdings, market makers or authorized participants may in turn decrease the ETF’s liquidity and/or significantly increase the difference between the trading price and NAV of the ETF, and such developments could also prevent an active trading market for ETF shares to halt or contract significantly. There can be no guarantee that these will produce the desired results.

The shares of closed-end funds frequently trade at a discount to their NAV. There can be no assurance that the market discount on shares of any closed-end fund purchased by the Fund will ever decrease, and it is possible that the discount may increase. Underlying Funds may not be able to match or outperform their benchmarks.

Under Section 12(d)(1)(A) of the 1940 Act, the Fund may hold securities of an investment company in amounts which (i) do not exceed 3% of the total outstanding voting stock of the investment company, (ii) do not exceed 5% of the value of the Fund’s total assets and (iii) when added to all other investment company securities held by the Fund, do not exceed 10% of the value of the Fund’s total assets. These limits may be exceeded when permitted under Rule 12d1-4 under the 1940 Act. The Fund intends to rely on either Section 12(d)(1)(F) of the 1940 Act, which provides that the provisions of Section 12(d)(1)(A) shall not apply to securities purchased or otherwise acquired by the Fund if (i) immediately after such purchase or acquisition not more than 3% of the total outstanding stock of such Underlying Fund is owned by the Fund and all affiliated persons of the Fund, and (ii) certain requirements are met with respect to sales charges, or Rule 12d1-4.

Fixed Income Risks. The Underlying Funds may invest in fixed income securities. Fixed income securities increase or decrease in value based on changes in interest rates. If rates increase, the value of a fund’s fixed income securities generally declines. On the other hand, if rates fall, the value of the fixed income securities generally increases. This risk is increased in the case of issuers of high yield securities, also known as “junk bonds.” High yield securities are predominantly speculative with respect to the issuer’s capacity to pay interest and repay principal in accordance with the terms of the obligation. In typical interest rate environments, the prices of longer-term fixed income securities generally fluctuate more than the prices of shorter-term fixed income securities as interest rates change. The issuer of a fixed income security may not be able to make interest and principal payments when due. In general, lower rated fixed income securities carry a greater degree of credit risk.

Equity Securities Risks. The Underlying Funds may invest in equity securities. While equity securities have historically generated higher average returns than fixed income securities, equity securities have also experienced significantly more volatility in those returns. An adverse event, such as an unfavorable earnings report, may depress the value of an issuer’s equity securities held by an Underlying Fund. Equity security prices fluctuate for several reasons, including changes in investors’ perceptions of the financial condition of an issuer or the general condition of the relevant stock market, or when political or economic events affecting the issuers occur. The value of an Underlying Fund’s shares will go up and down due to movement in the collective returns of the individual securities held by the Underlying Fund. Common stocks are subordinate to preferred stocks and debt in a company’s capital structure, and if a company is liquidated, the claims of secured and unsecured creditors and owners of preferred stocks take precedence over the claims of those who own Common Shares. In addition, equity security prices may be particularly sensitive to rising interest rates, as the cost of capital rises and borrowing costs increase.

Asset Allocation Risks. To the extent that the Adviser’s asset allocation strategy may fail to produce the intended result, the Fund’s return may suffer. Additionally, the active asset allocation style of the Fund leads to changing allocations over time and represents a risk to investors who target fixed asset allocations.

Investment and Market Risks. An investment in Common Shares is subject to investment risk, including the possible loss of the entire principal amount invested. An investment in Common Shares represents an indirect investment in the Underlying Funds owned by the Fund. The value of the Underlying Funds, like other market investments, may move up or down, sometimes rapidly and unpredictably. Overall stock market risks may also affect the value of the Fund or the Underlying Funds. Factors such as domestic and foreign economic growth and market conditions, interest rate levels and political events affect the securities markets. The Common Shares at any point in time may be worth less than the original investment, even after taking into account any reinvestment of dividends and distributions.

Special Purpose Acquisition Companies Risks: The Fund may invest in SPACs. SPACs are collective investment structures that pool funds in order to seek potential acquisition opportunities. SPACs are generally publicly traded companies that raise funds through an IPO for the purpose of acquiring or merging with another company to be identified subsequent to the SPAC’s IPO. The securities of a SPAC are often issued in “units” that include one share of common stock and one right or warrant (or partial right or warrant) conveying the right to purchase additional shares or partial shares. Unless and until an acquisition is completed, a SPAC generally invests its assets (less an amount to cover expenses) in U.S. Government securities, money market fund securities and cash. SPACs and similar entities may be blank check companies with no operating history or ongoing business other than to seek a potential acquisition. Accordingly, the value of their securities is particularly dependent on the ability of the entity’s management to identify and complete a profitable acquisition. Certain SPACs may seek acquisitions only in limited industries or regions, which may increase the volatility of their prices. If an acquisition or merger that meets the requirements for the SPAC is not completed within a predetermined period of time, the invested funds are returned to the entity’s shareholders, less certain permitted expenses. Accordingly, any rights or warrants issued by the SPAC will expire worthless. Certain private investments in SPACs may be illiquid and/or be subject to restrictions on resale. Additionally, the Fund may acquire certain private rights and other interests issued by a SPAC (commonly referred to as “founder shares”), which may be subject to forfeiture or expire worthless and which typically have more limited liquidity than SPAC shares issued in an IPO. To the extent the SPAC is invested in cash or similar securities, this may impact the Fund’s ability to meet its investment objective.

Convertible Securities Risks. The Underlying Funds may invest in convertible securities. The market value of convertible securities tends to fall when prevailing interest rates rise. The value of convertible securities also tends to change whenever the market value of the underlying common or preferred stock fluctuates. Convertible securities tend to be of lower credit quality.

Defensive Measures. The Fund may invest up to 100% of its assets in cash, cash equivalents and short-term investments as a defensive measure in response to adverse market conditions or opportunistically at the discretion of the Adviser. During these periods, the Fund may not be pursuing its investment objective.

Derivatives Risks. The Fund and the Underlying Funds may enter into derivatives transactions. Derivative transactions involve investment techniques and risks different from those associated with investments in Underlying Funds. Generally, a derivative is a financial contract the value of which depends upon, or is derived from, the value of an underlying asset, reference rate, or index, and may relate to individual debt or equity instruments, interest rates, currencies or currency exchange rates, commodities, related indexes, and other assets. Derivatives can be volatile and involve various types and degrees of risk, depending upon the characteristics of a particular derivative. Derivatives may entail investment exposures that are greater than their cost would suggest, meaning that a small investment in a derivative could have a large potential impact on the performance of the Fund or an Underlying Fund. The Fund or an Underlying Fund could experience a loss if derivatives do not perform as anticipated, if they are not correlated with the performance of other investments which they are used to hedge or if the fund is unable to liquidate a position because of an illiquid secondary market. When used for speculative purposes, derivatives will produce enhanced investment exposure, which will magnify gains and losses. The Fund and the Underlying Funds also will be subject to credit risk with respect to the counterparties to the derivatives contracts purchased by such fund. If a counterparty becomes bankrupt or otherwise fails to perform its obligations under a derivative contract due to financial difficulties, the Fund or an Underlying Fund may experience significant delays in obtaining any recovery under the derivative contract in a bankruptcy or other reorganization proceeding. The Fund or an Underlying Fund may obtain only a limited recovery or may obtain no recovery in such circumstances.

On October 28, 2020, the SEC adopted Rule 18f-4 under the 1940 Act providing for the regulation of the use of derivatives and certain related instruments by registered investment companies. Rule 18f-4 prescribes specific value-at-risk leverage limits for certain derivatives users. In addition, Rule 18f-4 requires certain derivatives users to adopt and implement a derivatives risk management program (including the appointment of a derivatives risk manager, and the implementation of certain testing requirements), and prescribes reporting requirements in respect of derivatives. Subject to certain conditions, if a fund qualified as a “limited derivatives user,” as defined in Rule 18f-4, it is not subject to the full requirements of Rule 18f-4. In connection with the adoption of Rule 18f-4, the SEC rescinded certain of its prior guidance regarding asset segregation and coverage requirements in respect of derivatives transactions and related instruments. With respect to reverse repurchase agreements or other similar financing transactions in particular, Rule 18f-4 permits a fund to enter into such transactions if the fund either (i) complies with the asset coverage requirements of Section 18 of the 1940 Act, and combines the aggregate amount of indebtedness associated with all reverse repurchase agreements or similar financing with the aggregate amount of any other senior securities representing indebtedness when calculating the relevant asset coverage ratio, or (ii) treats all reverse repurchase agreements or similar financing transactions as derivatives transactions for all purposes under Rule 18f-4. The Fund was required to comply with Rule 18f-4 on August 19, 2022 and has adopted procedures for investing in derivatives and other transactions in compliance with Rule 18f-4.

Defaulted and Distressed Securities Risks. The Underlying Funds may invest directly in defaulted and distressed securities. Legal difficulties and negotiations with creditors and other claimants are common when dealing with defaulted or distressed companies. Defaulted or distressed companies may be insolvent or in bankruptcy. In the event of a default, an Underlying Fund may incur additional expenses to seek recovery. The repayment of defaulted bonds is subject to significant uncertainties, and in some cases, there may be no recovery of repayment. Defaulted bonds might be repaid only after lengthy workout or bankruptcy proceedings, during which the issuer might not make any interest or other payments. With distressed investing, often there is a time lag between when a fund makes an investment and when an Underlying Fund realizes the value of the investment. In addition, an Underlying Fund may incur legal and other monitoring costs in protecting the value of the Underlying Fund’s claims.

Exchange-Traded Note Risks. The Fund and the Underlying Funds may invest in ETNs, which are notes representing unsecured debt issued by an underwriting bank. ETNs are typically linked to the performance of an index plus a specified rate of interest that could be earned on cash collateral. The value of an ETN may be influenced by time to maturity, level of supply and demand for the ETN, volatility and lack of liquidity in underlying markets, changes in the applicable interest rates, changes in the issuer’s credit rating and economic, legal, political or geographic events that affect the referenced index. ETNs typically mature 30 years from the date of issue. There may be restrictions on a fund’s right to liquidate its investment in an ETN prior to maturity (for example, a fund may only be able to offer its ETN for repurchase by the issuer on a weekly basis), and there may be limited availability of a secondary market.

Foreign Investing Risks. The Fund and the Underlying Funds may invest in foreign securities. Investments in foreign securities may be affected by currency controls and exchange rates; different accounting, auditing, financial reporting, and legal standards and practices; expropriation; changes in tax policy; social, political and economic instability; greater market volatility; differing securities market structures; higher transaction costs; and various administrative difficulties, such as delays in clearing and settling portfolio transactions or in receiving payment of dividends. In addition, changes in government administrations or economic or monetary policies in the United States or abroad could result in appreciation or depreciation of the Fund’s or Underlying Fund’s securities. These risks may be heightened in connection with investments in emerging or developing countries. To the extent that a Fund or Underlying Fund invests in depositary receipts, the Fund or Underlying Fund will be subject to many of the same risks as when investing directly in foreign securities. The effect of recent, worldwide economic instability on specific foreign markets or issuers may be difficult to predict or evaluate, and some national economies continue to show profound instability, which may in turn affect their international trading partners.

Illiquid Securities Risks. The Underlying Funds may invest in illiquid securities. It may not be possible to sell or otherwise dispose of illiquid securities both at the price and within the time period deemed desirable by the Fund. Illiquid securities also may be difficult to value.

Initial Public Offerings Risks. The Fund and the Underlying Funds may purchase securities in initial public offerings (“IPOs”). Investing in IPOs has added risks because the shares are frequently volatile in price. As a result, their performance can be more volatile and they face greater risk of business failure, which could increase the volatility of an Underlying Fund’s portfolio.

Legislation, Policy and Regulatory Risks. At any time after the date of this Prospectus, legislation or additional regulations may be enacted that could negatively affect the assets of the Fund or the issuers of such assets. Recent changes in the U.S. political landscape and changing approaches to regulation may have a negative impact on the entities and/or securities in which the Fund or an Underlying Fund invests. Legislation or regulation may also change the way in which the Fund or an Underlying Fund is regulated. New or amended regulations may be imposed by the Commodity Futures Trading Commission (“CFTC”), the SEC, the Board of Governors of the Federal Reserve System (the “Federal Reserve”) or other financial regulators, other governmental regulatory authorities or self-regulatory organizations that supervise the financial markets that could adversely affect the Fund or the Underlying Funds. In particular, these agencies are empowered to promulgate a variety of new rules pursuant to financial reform legislation in the United States. There can be no assurance that future legislation, regulation or deregulation will not have a material adverse effect on the Fund or will not impair the ability of the Fund to achieve its investment objective. The Fund and the Underlying Funds also may be adversely affected by changes in the enforcement or interpretation of existing statutes and rules by these governmental agencies.

Management Risks. The Adviser’s judgments about the attractiveness, value and potential appreciation of a particular asset class or individual security in which the Fund invests may prove to be incorrect and there is no guarantee that the Adviser’s judgment will produce the desired results. Similarly, the Fund’s investments in Underlying Funds are subject to the judgment of the Underlying Funds’ managers which may prove to be incorrect. In addition, the Adviser will have limited information as to the portfolio holdings of the Underlying Funds at any given time. This may result in the Adviser having less ability to respond to changing market conditions. The Fund may allocate its assets so as to under-emphasize or over-emphasize ETFs or other investments under the wrong market conditions, in which case the Fund’s NAV may be adversely affected.

Market Disruption, Geopolitical and Climate Change Risks. The value of your investment in the Fund is based on the values of the Fund’s investments, which may change due to economic and other events that affect markets generally, as well as those that affect particular regions, countries, industries, companies or governments. These movements, sometimes called volatility, may be greater or less depending on the types of securities the Fund owns and the markets in which the securities trade. The increasing interconnectivity between global economies and financial markets increases the likelihood that events or conditions in one region or financial market may adversely impact issuers in a different country, region or financial market. Securities in the Fund’s portfolio may underperform due to inflation (or expectations for inflation), interest rates, global demand for particular products or resources, natural disasters, pandemics, epidemics, terrorism, regulatory events and governmental or quasi-governmental actions. The occurrence of global events similar to those in recent years, such as terrorist attacks around the world, natural disasters, social and political discord or debt crises and downgrades, among others, may result in market volatility and may have long term effects on both the U.S. and global financial markets. The occurrence of such events may be sudden and unexpected, and it is difficult to predict when similar events affecting the U.S. or global financial markets may occur, the effects that such events may have and the duration of those effects. Any such event(s) could have a significant adverse impact on the value, liquidity and risk profile of the Fund’s portfolio, as well as its ability to sell securities to meet redemptions. There is a risk that you may lose money by investing in the Fund.

Social, political, economic and other conditions and events, such as natural disasters, health emergencies (e.g., epidemics and pandemics), terrorism, conflicts and social unrest, may occur and could significantly impact issuers, industries, governments and other systems, including the financial markets. As global systems, economies and financial markets are increasingly interconnected, events that once had only local impact are now more likely to have regional or even global effects. Events that occur in one country, region or financial market will, more frequently, adversely impact issuers in other countries, regions or markets. These impacts can be exacerbated by failures of governments and societies to adequately respond to an emerging event or threat. These types of events quickly and significantly impact markets in the U.S. and across the globe leading to extreme market volatility and disruption. The extent and nature of the impact on supply chains or economies and markets from these events is unknown. Social, political, economic and other conditions and events, such as natural disasters, health emergencies (e.g., epidemics and pandemics), terrorism, conflicts and social unrest, could reduce consumer demand or economic output, result in market closures, travel restrictions or quarantines, and generally have a significant impact on the economies and financial markets and the Adviser’s investment advisory activities and services of other service providers, which in turn could adversely affect the Fund’s investments and other operations. The value of the Fund’s investment may decrease as a result of such events, particularly if these events adversely impact the operations and effectiveness of the Adviser or key service providers or if these events disrupt systems and processes necessary or beneficial to the investment advisory or other activities on behalf the Fund.

Climate change poses long-term threats to physical and biological systems. Regulatory changes and divestment movements tied to concerns about climate change could adversely affect the value of certain land and the viability of industries whose activities or products are seen as accelerating climate change.

Master Limited Partnerships Risks. The Underlying Funds may invest in MLPs. Investments in publicly traded MLPs, which are limited partnerships or limited liability companies taxable as partnerships, involve some risks that differ from an investment in the common stock of a corporation, including risks related to limited control and limited rights to vote on matters affecting MLPs, risks related to potential conflicts of interest between an MLP and the MLP’s general partner, cash flow risks, dilution risks and risks related to the general partner’s right to require unit-holders to sell their common units at an undesirable time or price. MLPs may derive income and gains from the exploration, development, mining or production, processing, refining, transportation (including pipelines transporting gas, oil, or products thereof), or the marketing of any mineral or natural resources. MLPs may be subject to legal and other restrictions on resale or will otherwise be less liquid than publicly traded securities. Certain MLP securities may trade in lower volumes due to their smaller capitalizations. Accordingly, those MLPs may be subject to more abrupt or erratic price movements and may lack sufficient market liquidity to enable an Underlying Fund to effect sales at an advantageous time or without a substantial drop in price. As a result, these investments may be difficult to dispose of at a fair price at the times when an Underlying Fund believes it is desirable to do so. MLPs are generally considered interest-rate sensitive investments. During periods of interest rate volatility, these investments may not provide attractive returns, which may adversely impact the overall performance of the Fund or an Underlying Fund. The benefit an Underlying Fund will derive from its investment in MLPs will be largely dependent on the MLPs being treated as partnerships and not as corporations for federal income tax purposes. Therefore, treatment of an MLP as a corporation for federal income tax purposes would result in a reduction in the after-tax return to an Underlying Fund, likely causing a reduction in the value of the Common Shares.

Micro-, Small- and Medium-Sized Company Risks. The Underlying Funds may invest in securities without regard to market capitalization. Investments in securities of micro-, small- and medium-sized companies may be subject to more abrupt or erratic market movements than larger, more established companies, because these securities typically are traded in lower volume and issuers are typically more subject to changes in earnings and future earnings prospects. These risks are intensified for investments in micro-cap companies.

Options and Futures Risks. The Fund and the Underlying Funds may invest in options and futures contracts. The use of futures and options transactions entails certain special risks. In particular, the variable degree of correlation between price movements of futures contracts and price movements in the related securities position of the fund could create the possibility that losses on the hedging instrument are greater than gains in the value of the fund’s position. In addition, futures and options markets could be illiquid in some circumstances and certain over-the-counter options could have no markets. As a result, in certain markets, the fund might not be able to close out a transaction without incurring substantial losses. Although the Fund’s use of futures and options transactions for hedging should tend to minimize the risk of loss due to a decline in the value of the hedged position, at the same time it will tend to limit any potential gain to the Fund that might result from an increase in value of the position. There is also the risk of loss by the Fund of margin deposits in the event of bankruptcy of a broker with whom the Fund has an open position in a futures contract or option thereon. Finally, the daily variation margin requirements for futures contracts create a greater ongoing potential financial risk than would purchases of options, in which case the exposure is limited to the cost of the initial premium.

Private Debt Risk. The Fund may invest in debt issued by non-listed funds and BDCs (“Private Debt”). Private Debt often may be illiquid and is typically not listed on an exchange and traded less actively than similar securities issued by publicly traded-vehicles. For certain Private Debt investments, trading may only be possible through the assistance of the broker who originally brought the security to the market and has a relationship with the issuer. Due to the limited trading market, independent pricing services may be unable to provide a price for Private Debt, and as such the fair value of the securities may be determined in good faith by the Adviser under procedures approved by the Board, which typically will include the use of one or more independent broker quotes.

REIT Risks. The Underlying Funds may invest in equity and mortgage real estate investment trusts (“REITs”). Equity REITs invest in real estate, and mortgage REITs invest in loans secured by real estate. The value of equity REITs may be affected by changes in the value of the underlying property owned by the REITs, while the value of mortgage REITs may be affected by the quality of any credit extended. Investment in REITs involves risks similar to those associated with investing in small capitalization companies, and REITs (especially mortgage REITs) are subject to interest rate risks.

Securities Lending Risks. The Underlying Funds may lose money when they loan portfolio securities if the borrower fails to return the securities and the collateral provided has declined in value and/or the Underlying Fund cannot convert the collateral to cash for any reason.

Securities Risks. The value of the Common Shares or the shares of an Underlying Fund may decrease in response to the activities and financial prospects of individual securities in the Fund’s or Underlying Fund’s portfolio.

Senior Loan Risks. The Underlying Funds may invest in senior secured floating rate and fixed-rate loans (“Senior Loans”). There is less readily available and reliable information about most Senior Loans than is the case for many other types of instruments, including listed securities. Senior Loans are not listed on any national securities exchange or automated quotation system and as such, many Senior Loans are illiquid, meaning that the Fund or Underlying Fund may not be able to sell them quickly at a fair price. To the extent that a secondary market does exist for certain Senior Loans, the market is more volatile than for liquid, listed securities and may be subject to irregular trading activity, wide bid/ask spreads and extended trade settlement periods. The market for Senior Loans could be disrupted in the event of an economic downturn or a substantial increase or decrease in interest rates. Senior Loans, like most other debt obligations, are subject to the risk of default. Default in the payment of interest or principal on a Senior Loan will result in a reduction of income to the Fund, a reduction in the value of the Senior Loan and a potential decrease in the Fund’s NAV of the Common Shares.

Short Sale Risks. The Fund and the Underlying Funds may engage in short sales. A short sale is a transaction in which a fund sells a security it does not own in anticipation that the market price of that security will decline. To establish a short position, a fund must first borrow the security from a broker or other institution. The fund may not always be able to borrow a security at a particular time or at an acceptable price. Accordingly, there is a risk that a fund may be unable to implement its investment strategy due to the lack of available securities or for other reasons. After selling a borrowed security, a fund is obligated to “cover” the short sale by purchasing and returning the security to the lender at a later date. The Fund and the Underlying Funds cannot guarantee that the security will be available at an acceptable price. Positions in shorted securities are speculative and more risky than long positions (purchases) in securities because the maximum sustainable loss on a security purchased is limited to the amount paid for the security plus the transaction costs, whereas there is no maximum attainable price of the shorted security. Therefore, in theory, securities sold short have unlimited risk. Short selling will also result in higher transaction costs (such as interest and dividends), and may result in higher taxes, which reduce a fund’s return.

Structured Notes Risks. The Underlying Funds may invest in structured notes. Structured notes are subject to a number of fixed income risks including general market risk, interest rate risk, and the risk that the issuer on the note may fail to make interest and/or principal payments when due, or may default on its obligations entirely. In addition, because the performance of structured notes tracks the performance of the underlying debt obligation, structured notes generally are subject to more risk than investing in a simple note or bond issued by the same issuer.

Swap Risks. The Fund and the Underlying Funds may invest in interest rate, index, total return and currency swap agreements. All of these agreements are considered derivatives. Swaps could result in losses if interest or foreign currency exchange rates or credit quality changes are not correctly anticipated by the Adviser or Underlying Fund manager. Total return swaps could result in losses if the reference index, security, or investments do not perform as anticipated. Total return swaps involve an enhanced risk that the issuer or counterparty will fail to perform its contractual obligations. Total return swaps may effectively add leverage to the Fund’s portfolio because the Fund would be subject to investment exposure on the full notional amount of the swap. To the extent the Fund or an Underlying Fund enters into a total return swap on equity securities, the Fund or an Underlying Fund will receive the positive performance of a notional amount of such securities underlying the total return swap. In exchange, the Fund or the Underlying Fund will be obligated to pay the negative performance of such notional amount of securities. Therefore, the Fund or the Underlying Fund assumes the risk of a substantial decrease in the market value of the equity securities. The use of swaps may not always be successful; using them could lower Fund total return, their prices can be highly volatile, and the potential loss from the use of swaps can exceed the Fund’s initial investment in such instruments. Some, but not all, swaps may be cleared, in which case a central clearing counterparty stands between each buyer and seller and effectively guarantees performance of each contract, to the extent of its available resources for such purpose. As a result, the counterparty risk is now shifted from bilateral risk between the parties to the individual credit risk of the central clearing counterparty. Even in such case, there can be no assurance that a clearing house, or its members, will satisfy the clearing house’s obligations to the Fund or an Underlying Fund.

Warrants Risks. Warrants are securities giving the holder the right, but not the obligation, to buy the stock of an issuer at a given price (generally higher than the value of the stock at the time of issuance) during a specified period or perpetually. Warrants do not carry with them the right to dividends or voting rights with respect to the securities that they entitle their holder to purchase and they do not represent any rights in the assets of the issuer. As a result, warrants may be considered to have more speculative characteristics than certain other types of investments. In addition, the value of a warrant does not necessarily change with the value of the underlying securities and a warrant ceases to have value if it is not exercised prior to its expiration date.

Anti-Takeover Provisions in Maryland Law and the Fund’s Charter and Bylaws. Maryland law and the Fund’s Charter and Bylaws include provisions that could limit the ability of other entities or persons to acquire control of the Fund. These provisions could deprive the holders of Common Shares of opportunities to sell their Common Shares at a premium over the then current market price of the Common Shares or at NAV. See “Certain Provisions of the Fund’s Charter and Bylaws and of Maryland Law.”

Custodian and Transfer Agent	State Street Bank and Trust Company acts as the Fund’s custodian. DST Systems, Inc. (“DST”) acts as the Fund’s transfer agent and registrar. See “Custodian and Transfer Agent.”

SUMMARY OF FUND EXPENSES

The following table shows estimated Fund expenses as a percentage of net assets attributable to Common Shares. The expenses shown in the table and related footnotes, along with the example, are based on the Fund’s capital structure as of December 31, 2024. Actual expenses may be greater or less than those shown below.

Shareholder Transaction Expenses	As a Percentage of Offering Price
Sales Load	-%*
Offering Expenses Borne by the Fund	-%*
Dividend Reinvestment Plan Fees(1)	-*
Preferred Shares Offering Expenses Borne by the Fund (as a percentage of net assets attributable to common shares)	-%*

Annual Expenses	As a Percentage of Net Assets Attributable to Common Shares (Assuming the Use of Leverage Equal to 27.12% of the Fund’s Managed Assets)
Management fee (2)	1.77%
Leverage costs(3)(4)(6)	0.04%
Dividend and Interest Expense on Short Sales(6)	0.20%
Dividends on Preferred Shares (5)	2.15%
Other expenses (6)	0.13%
Acquired fund fees and expenses (7)	2.40%
Total annual expenses	6.69%

The purpose of the table above and the example below is to help you understand the fees and expenses that you, as a Common Shareholder, would bear directly or indirectly. The expenses shown in the table under “Other Expenses” and “Total annual expenses” assume that the Fund has not issued any additional Common Shares.

Example (8)

The example illustrates the expenses that you would pay on a $1,000 investment in Common Shares, assuming (1) that the Fund incurs total annual expenses of 6.69% of its net assets in years 1 through 10 and (2) a 5% annual return.

	1 year	3 years	5 years	10 years
Total Expenses Incurred	$66	$196	$321	$615

The example should not be considered a representation of future expenses. Actual expenses may be greater or less than those assumed.

*	The applicable prospectus supplement to be used in connection with any sales of Common Shares or Preferred Shares will set forth any applicable sales load and the estimated offering expenses borne by the Fund under an Offering.

(1)	There will be no brokerage charges with respect to Common shares issued directly by the Fund under the dividend reinvestment plan. You will pay brokerage charges in connection with open market purchases or if you direct the plan agent to sell your Common Shares held in a dividend reinvestment account.

(2)	The management fee paid by the Fund to RiverNorth Capital Management, LLC (“RiverNorth” or the “Adviser”) is essentially an all-in fee structure (the “unified management fee”), including the fee paid to the Adviser for advisory, supervisory, administrative, shareholder servicing and other services. However, the Fund (and not the Adviser) will be responsible for certain additional fees and expenses, which are reflected in the table above, that are not covered by the unified management fee. The unified management fee is charged as a percentage of the Fund’s average daily Managed Assets, as opposed to net assets. With leverage, Managed Assets are greater in amount than net assets, because Managed Assets include assets attributable to the Fund’s use of leverage created by its borrowings. In addition, the mark-to-market value of the Fund’s derivatives will be used for purposes of calculating Managed Assets. The management fee of 1.30% of the Fund’s Managed Assets represents 1.77% of net assets attributable to Common Shares assuming the use of leverage in an amount of 27.12% of the Fund’s Managed Assets. The Fund’s Managed Assets for the period ended December 31, 2024 (which includes the use of leverage discussed in footnote (4)) were multiplied by the annual advisory fee rate and then divided by the Fund’s average net assets for the same period to calculate the management fee as a percentage of the Fund’s net assets attributable to Common Shares. Since the Fund has Preferred Shares outstanding, the management fee and certain other expenses as a percentage of net assets attributable to Common Shares is higher than if the Fund did not utilize a leveraged capital structure.

(3)	The actual amount of leverage costs borne by the Fund will vary over time in accordance with the level of the Fund’s use of leverage and variations in market interest rates. See “Use of Leverage.”

(4)	Leverage costs in the table reflect the cost to the Fund of borrowings, including the unused borrowing fee paid on the line of credit for the BNP Facility, expressed as a percentage of the Fund’s net assets as of December 31, 2024.

(5)	As of December 31, 2024, the Fund has issued 3,910,000 shares of 6.00% Series A Preferred Stock with a liquidation preference of $97,750,000. The table assumes the use of leverage representing 27.12% of Managed Assets, which reflects approximately the percentage of the Fund’s total average Managed Assets attributable to such leverage averaged over the period ended December 31, 2024, at a weighted average annual expense to the Fund of 6.00%.

(6)	Other Expenses, Leverage Costs and Dividend and Interest Expense on Short Sales are estimated based on the Fund’s semi-annual report dated December 31, 2024.

(7)	The “Acquired Fund Fees and Expenses” disclosed above are based on the expense ratios for the most recent fiscal year of the Underlying Funds in which the Fund anticipates investing, which may change substantially over time and, therefore, significantly affect Acquired Fund Fees and Expenses. These amounts are based on the total expense ratio disclosed in each Underlying Fund’s most recent stockholder report. Some of the Underlying Funds in which the Fund intends to invest charge incentive fees based on the Underlying Funds’ performance. The 2.40% shown as Acquired Fund Fees and Expenses reflects estimated operating expenses of the Underlying Funds and transaction-related fees. Certain Underlying Funds in which the Fund intends to invest generally charge a management fee of 1.00% to 2.00%, which are included in “Acquired Fund Fees and Expenses,” as applicable. The Acquired Fund Fees and Expenses disclosed above, however, do not reflect any performance-based fees or allocations paid by the Underlying Funds that are calculated solely on the realization and/or distribution of gains, or on the sum of such gains and unrealized appreciation of assets distributed in-kind, as such fees and allocations for a particular period may be unrelated to the cost of investing in the Underlying Funds. Future Underlying Funds’ fees and expenses may be substantially higher or lower because certain fees may be based on the performance of the Underlying Funds, which may fluctuate over time. Acquired Fund Fees and Expenses are borne indirectly by the Fund, but they will not be reflected in the Fund’s financial statements; and the information presented in the table will differ from that presented in the Fund’s financial highlights.

(8)	The example does not include sales load or estimated offering costs. The example should not be considered a representation of future expenses. The example assumes that the estimated “Other Expenses” set forth in the table are accurate and that all dividends and distributions are reinvested at net asset value and that the Fund is engaged in leverage of 27.12% of Managed Assets, assuming interest and fees on leverage of 6.00%, including the unused borrowing fee paid on the line of credit for the BNP Facility (defined below), as well as the Fund’s continued use of Preferred Shares. The interest and fees on leverage is expressed as a dividend rate and represents dividends paid on Preferred Shares. Actual expenses may be greater or less than those shown. Moreover, the Fund’s actual rate of return may be greater or less than the hypothetical 5% annual return shown in the example.

The purpose of the table and the example above is to help investors understand the fees and expenses that they, as Common Shareholders, would bear directly or indirectly.

FINANCIAL HIGHLIGHTS

The information in the following table shows selected data for a share outstanding throughout the periods listed below. The information for the periods ended June 30, 2024, July 31, 2023, July 31, 2022, July 31, 2021, July 31, 2020 and July 31, 2019 is derived from the Fund’s financial statements audited by Cohen & Company, Ltd. ("Cohen"), an independent registered public accounting firm, whose report on the financial statements and the financial highlights is contained in the Fund’s annual report (“Annual Report”) for the year ended June 30, 2024 contained in the Fund’s Form N-CSR filed with the SEC on September 6, 2024. The Annual Report is incorporated by reference into this Prospectus and is available from the Fund upon request. The Fund’s “Financial Highlights” contained in the following document filed by the Fund with the SEC, is also hereby incorporated by reference into this Prospectus: the unaudited semi-annual report for the six-months ended December 31, 2024 contained in the Fund's Form N-CSR filed with the SEC on March 7, 2025.

RiverNorth Opportunities Fund, Inc.	Financial Highlights

For a common share outstanding throughout the periods presented.

Net asset value - beginning of period
Income/(loss) from investment operations:
Net investment income(b)
Net realized and unrealized gain/(loss)
Total income/(loss) from investment operations
Less distributions to common shareholders:
From net investment income
From net realized gains
From tax return of capital
Total distributions to common shareholders
Less distributions to preferred shareholders:
From net investment income(b)
Total distributions to preferred shareholders
Common share transactions:
Dilutive effect of rights offering
Common share offering costs charged to paid-in capital
Total common share transactions
Preferred Share issuance and offering costs charged to paid-in capital
Total preferred share transactions
Net increase/(decrease) in net asset value
Net asset value - end of period
Market price - end of period
Total Return - Net Asset Value(i)
Total Return - Market Price(i)
Supplemental Data:
Net assets, end of period (in thousands)
Ratios to Average Net Assets (including dividend expense and line of credit expense)(k)
Ratio of expenses to average net assets
Ratio of net investment income to average net assets
Ratios to Average Net Assets (excluding dividend expense and line of credit expense)(k)
Ratio of expenses to average net assets
Ratio of net investment income average net assets
Portfolio turnover rate
Loan Payable (in thousands)
Asset Coverage Per $1,000 of loan payable(m)
Cumulative Perpetual Preferred Stock (in thousands)
Asset coverage per share of Cumulative Perpetual Preferred Stock(n)

Involuntary liquidating preference per share of Series A Cumulative Perpetual Preferred Stock
Average market value per share of Series A Cumulative Preferred Stock

RiverNorth Opportunities Fund, Inc.	Financial Highlights

For a common share outstanding throughout the periods presented.

For the Period Ended December 31, 2024		For the Period Ended June 30, 2024(a)		For the Year Ended July 31, 2023		For the Year Ended July 31, 2022		For the Year Ended July 31, 2021		For the Year Ended July 31, 2020		For the Year Ended July 31, 2019
$12.67		$12.31		$13.60		$17.02		$14.89		$17.39		$19.07

0.63		0.51		0.62		0.18		0.31		0.41		0.55
(0.16)		1.51		0.22		(0.85)		4.03		(0.56)		0.29
0.47		2.02		0.84		(0.67)		4.34		(0.15)		0.84

(0.77)		(0.70)		(0.52)		(0.70)		(0.72)		(0.51)		(0.63)
–		–		–		(0.24)		(1.37)		(0.00	)(c)	(0.41)
–		(0.71)		(1.22)		(1.34)		–		(1.60)		(1.20)
(0.77)		(1.41)		(1.74)		(2.28)		(2.09)		(2.11)		(2.24)

(0.14)		(0.25)		(0.28)		(0.10)		–		–		–
(0.14)		(0.25)		(0.28)		(0.10)		–		–		–

–		–		(0.10	)(d)	(0.13	)(e)	(0.08	)(f)	(0.21	)(g)	(0.26	)(h)
–		–		(0.01)		(0.02)		(0.04)		(0.03)		(0.02)
–		–		(0.11)		(0.15)		(0.12)		0.24		(0.28)
–		–		–		(0.22)		–		–		–
–		–		–		(0.22)		–		–		–
(0.44)		0.36		(1.29)		(3.42)		2.13		(2.50)		(1.68)
$12.23		$12.67		$12.31		$13.60		$17.02		$14.89		$17.39
$11.49		$12.25		$11.49		$14.60		$18.21		$14.81		$17.38
2.69	%(j)	16.39	%(j)	4.41%		(7.41%)		30.09%		(1.75%)		3.77%
(0.22	%)(j)	20.56	%(j)	(9.22%)		(7.10%)		39.94%		(2.22%)		3.33%

$262,687		$271,819		$264,150		$248,690		$211,711		$139,166		$124,664

2.14	%(l)	2.12	%(l)	2.29%		1.91%		1.91%		2.06%		2.17%
9.97	%(l)	4.57	%(l)	4.93%		1.18%		1.87%		2.59%		3.11%

1.91	%(l)	1.86	%(l)	1.91%		1.58%		1.45%		1.54%		1.56%
10.20	%(l)	4.83	%(l)	5.31%		1.51%		2.33%		3.11%		3.72%
32	%(j)	49	%(j)	73%		119%		190%		133%		76%
–		–		–		–		–		$7,500		–
–		–		–		–		–		19,556		–
$97,750		$97,750		$97,750		$97,750		–		–		–
92		95		93		89		–		–		–

$25.00		$25.00		$25.00		$25.00		–		–		–
$23.68		$23.04		$23.40		$24.41		–		–		–

RiverNorth Opportunities Fund, Inc.	Financial Highlights

For a common share outstanding throughout the periods presented.

For the Period Ended July 31, 2018(o)		For the Year Ended October 31, 2017	For the Period December 24, 2015 (Commencement of Operations) to October 31, 2016
$20.48		$19.72	$19.40

0.44		0.42	0.68
0.40		2.23	1.86
0.84		2.65	2.54

(0.47)		(0.53)	(1.73)
(1.34)		(1.36)	(0.45)
(0.08)		–	–
(1.89)		(1.89)	(2.18)

–		–	–
–		–	–

(0.32	)(p)	–	–
(0.04)		–	(0.04)
(0.36)		–	(0.04)
–		–	–
–		–	–
(1.41)		0.76	0.32
$19.07		$20.48	$19.72
$19.14		$20.50	$19.65
2.56%		14.11%	13.67%
2.84%		14.63%	9.87%

$101,624		$76,927	$74,036

2.07	%(l)	2.21%	1.69	%(l)
3.03	%(l)	2.03%	4.03	%(l)

1.72	%(l)	1.75%	N/A
2.68	%(l)	1.57%	N/A
74	%(j)	162%	113	%(j)
–		–	–
–		–	–
–		–	–
–		–	–

–		–	–
–		–	–

RiverNorth Opportunities Fund, Inc.	Financial Highlights

For a common share outstanding throughout the periods presented.

(a)	Effective May 15, 2024, the Board approved changing the fiscal year-end of the Fund from July 31 to June 30.
(b)	Calculated using average common shares throughout the period.
(c)	Less than ($0.005) per share.
(d)	Represents the impact of the Fund's rights offering of 2,752,078 common shares in November 2022 at a subscription price per share based on a formula.
(e)	Represents the impact of the Fund's rights offering of 4,373,407 common shares in November 2021 at a subscription price per share based on a formula.
(f)	Represents the impact of the Fund's rights offering of 575,706 common shares in November 2020 at a subscription price per share based on a formula.
(g)	Represents the impact of the Fund's rights offering of 2,163,193 common shares in November 2019 at a subscription price per share based on a formula.
(h)	Represents the impact of the Fund's rights offering of 1,790,000 common shares in November 2018.
(i)	Total investment return is calculated assuming a purchase of a common share at the opening on the first day and a sale at closing on the last day of each period reported. For purposes of this calculation, dividends and distributions, if any, are assumed to be reinvested at prices obtained under the Fund’s dividend reinvestment plan. Total investment returns do not reflect brokerage commissions, if any. Total return on Market Price does not reflect any sales load paid by investors. Periods less than one year are not annualized.
(j)	Not annualized.
(k)	The ratios exclude the impact of income and expenses of the underlying funds in which the Fund invests. The expense ratio and net investment income ratio do not reflect the effect of dividend payments to preferred shareholders.
(l)	Annualized.
(m)	Calculated by subtracting the Fund's total liabilities (excluding the principal amount of Loan Payable) from the Fund's total assets and dividing by the principal amount of the Loan Payable and then multiplying by $1,000.
(n)	The asset coverage ratio for a class of senior securities representing stock is calculated as the Fund's total assets, less all liabilities and indebtedness not represented by the Fund's senior securities, divided by secured senior securities representing indebtedness plus the aggregate of the involuntary liquidation preference of secured senior securities which are stock. With respect to the Preferred Stock, the asset coverage per share is expressed in terms of dollar amounts per share of outstasnding Preferred Stock (based on a liquidation preference of $25).
(o)	Effective July 16, 2018, the Board approved changing the fiscal year-end of the Fund from October 31 to July 31.
(p)	Represents the impact of the Fund's rights offering of 1,564,710 common shares in November 2017.

INFORMATION REGARDING SENIOR SECURITIES

The following table sets forth certain information regarding the Fund’s senior securities as of the end of the Fund’s prior fiscal years since the Fund’s inception and for the six months ended December 31, 2024. Audited information regarding the Fund’s senior securities is incorporated by reference from the Fund’s Form N-CSR. The Fund’s senior securities during this time period are comprised of outstanding indebtedness, which constitutes a “senior security” as defined in the 1940 Act.

Senior Securities Representing Indebtedness

Period/ Fiscal Year Ended	Senior Securities	Average Amount Outstanding		Asset Coverage		Involuntary Liquidating Preference per Unit	Average Market Value Per Unit (3)
December 31, 2024 (unaudited)	Series A Preferred Stock	$97,750,000		$92	(2)	$25.00	$23.68
	Credit Facility	$–		$–		$–	$–
June 30, 2024(1)	Series A Preferred Stock	$97,750,000		$95	(2)	$25.00	$23.04
July 31, 2023	Series A Preferred Stock	$97,750,000		$93	(2)	$25.00	$23.40
July 31, 2022	Series A Preferred Stock	$97,750,000		$89	(2)	$25.00	$24.41
July 31, 2021	None	$–		$–		$–	$–
July 31, 2020	Credit Facility	$7,500,000	(4)	$19,556	(5)	$–	$–
July 31, 2019	None	$–		$–		$–	$–
July 31, 2018(6)	None	$–		$–		$–	$–
October 31, 2017	None	$–		$–		$–	$–
October 31, 2016(7)	None	$–		$–		$–	$–

(1)	On May 15, 2024, the Board approved changing the fiscal year-end of the Fund from July 31 to June 30.
(2)	The asset coverage ratio for a class of senior securities representing stock is calculated as the Fund's total assets, less all liabilities and indebtedness not represented by the Fund's senior securities, divided by secured senior securities representing indebtedness plus the aggregate of the involuntary liquidation preference of secured senior securities which are stock. With respect to the Preferred Stock, the asset coverage per share is expressed in terms of dollar amounts per share of outstanding Preferred Stock (based on a liquidation preference of $25).
(3)	Represents the average of the daily closing market price per share as reported on the NYSE during the respective period.
(4)	Average amount outstanding represents the principal amount owed by the Fund to lenders under credit facility arrangements in place at the time.
(5)	The asset coverage ratio for the credit facility is calculated by subtracting the Fund’s total liabilities (excluding the principal amount of loan payable) from the Fund’s total assets and dividing by the principal amount of the loan payable and then multiplying by $1,000.
(6)	Effective July 16, 2018, the Board approved changing the fiscal year-end of the Fund from October 31 to July 31.
(7)	For the period December 24, 2015, commencement of operations, to October 31, 2016.

THE FUND

The Fund is a diversified, closed-end management investment company registered under the 1940 Act. The Fund was organized as a Maryland corporation on September 9, 2010. The Fund’s principal office is located at 360 South Rosemary Avenue, Suite 1420, West Palm Beach, FL 33401, and its telephone number is 1-844-569-4750. The Fund’s currently outstanding common stock is, and common stock offered in this Prospectus and any applicable prospectus supplement will be, listed on the NYSE under the symbol “RIV,” and the Fund’s Series A Preferred Stock are listed on the NYSE under the symbol “RIVPRA.”

The following table provides information about the Fund’s outstanding securities as of December 31, 2024:

Title of Class	Amount Authorized	Amount Held by the Fund or for Its Account	Amount Outstanding
Common Shares	37,500,000	-	21,472,248
Series A Preferred Stock	3,910,000		3,910,000

MARKET AND NET ASSET VALUE INFORMATION

The Fund’s currently outstanding common shares are, and any Common Shares offered by this Prospectus and the applicable prospectus supplement will be, subject to notice of issuance, listed on the NYSE. The Fund’s common shares commenced trading on the NYSE in December 2015.

The Fund’s common shares have traded both at a premium and at a discount in relation to NAV. Shares of closed-end investment companies frequently trade at a discount from NAV. The Fund’s issuance of the Common Shares may have an adverse effect on prices in the secondary market for the Fund’s common shares by increasing the number of common shares available, which may put downward pressure on the market price for the Fund’s common shares.

The Fund may (but is not obligated to) take action to repurchase shares in the open market or make tender offers for its shares at or near NAV. During the pendency of any tender offer, the Fund will publish how common shareholders may readily ascertain the NAV. Repurchase of the common shares may have the effect of reducing any market discount to NAV. There is no assurance that, if action is undertaken to repurchase or tender for shares, such action will result in the shares trading at a price which approximates their NAV. Please see “Repurchase of Shares” for more information.

The following table sets forth for each of the periods indicated the high and low closing market prices for common shares of the Fund on the NYSE, the NAV per share and the premium or discount to NAV per share at which the Fund’s common shares were trading. NAV is determined daily as of the close of regular trading on the NYSE (normally 4:00 p.m. Eastern Time). See “Net Asset Value” for information as to the determination of the Fund’s NAV.

Quarter Ended		Market Price(1)		NAV(2)		Market Premium (Discount) to NAV(3)
		High	Low	Market High	Market Low	Market High	Market Low
2024	December 31	$12.95	$11.48	$12.77	$12.22	1.41%	-6.06%
	September 30	$12.92	$11.81	$12.78	$12.32	1.10%	-4.14%
	June 30(4)	$12.32	$11.94	$12.66	$12.34	-2.69%	-3.24%
	April 30	$12.09	$11.26	$12.68	$12.14	-4.65%	-7.25%
	January 31	$11.55	$9.94	$12.51	$11.44	-7.67%	-13.11%
2023	October 31	$11.51	$9.67	$12.28	$11.27	-6.27%	-14.20%
	July 31	$11.51	$10.96	$12.32	$12.23	-6.57%	-10.38%
	April 30	$12.50	$10.89	$12.82	$12.24	-2.50%	-11.03%
	January 31	$13.29	$11.74	$12.73	$12.30	4.40%	-4.55%
2022	October 31	$15.20	$11.85	$13.82	$12.29	9.99%	-3.58%
	July 31	$15.10	$12.56	$14.06	$13.01	7.40%	-3.46%
	April 30	$16.68	$14.78	$15.87	$15.31	5.10%	-3.46%
	January 31	$17.69	$14.86	$17.09	$15.64	3.51%	-4.99%
2021	October 31	$18.75	$16.71	$17.12	$16.87	9.52%	-0.95%
	July 31	$18.75	$16.75	$17.24	$17.02	8.76%	-1.59%
	April 30	$17.88	$16.71	$17.23	$16.61	3.77%	0.60%
	January 31	$17.07	$13.81	$16.48	$14.53	3.58%	-4.96%

(1)	Based on high and low closing market price for the respective quarter.

(2)	Based on NAV calculated on the day of the high and low closing market prices, as applicable, as of the close of regular trading on the NYSE (normally 4:00 p.m. Eastern Time).

(3)	Calculated based on the information presented.

(4)	For the fiscal quarter from May 1, 2024 to June 30, 2024 due to the change in the fiscal year end effective May 15, 2024.

In recognition of the possibility that Common Shares might trade at a discount to NAV, the Board may consider one or more actions that might be taken to seek to reduce or eliminate any material discount from NAV in respect of Common Shares, which may include the repurchase of such shares in the open market or in private transactions, the making of a tender offer for such shares or the conversion of the Fund to an open-end investment company. The Board may decide not to take any of these actions in the future. In addition, there can be no assurance any of these actions, or others, if undertaken, will reduce market discount. See “Repurchase of Shares” and “Conversion to Open-End Fund.”

The last reported sale price, NAV per share and percentage discount to NAV per share of the common shares as of March 11, 2025 were $11.78, $12.27 and -3.99%, respectively. As of that same date, the Fund had 21,472,248 common shares outstanding and net assets of the Fund were $263,392,144.

THE OFFERING

The Fund may offer, from time to time, up to $600,000,000 aggregate initial offering price of Common Shares, Preferred Shares, and Rights in one or more offerings in amounts, at prices and on terms set forth in one or more Prospectus Supplements. You should read this Prospectus and any related Prospectus Supplement carefully before you decide to invest in the Securities.

The Fund may offer Securities (1) directly to one or more purchasers, (2) through agents that the Fund may designate from time to time or (3) to or through underwriters or dealers. The Prospectus Supplement relating to a particular offering of Securities will identify any agents or underwriters involved in the sale of Securities, and will set forth any applicable purchase price, fee, commission or discount arrangement between the Fund and agents or underwriters or among underwriters or the basis upon which such amount may be calculated. The Fund may not sell Securities through agents, underwriters or dealers without delivery of this Prospectus and a Prospectus Supplement. See “Plan of Distribution.”

USE OF PROCEEDS

Unless otherwise specified in a Prospectus Supplement, the Adviser anticipates that investment of the proceeds will be made in accordance with the Fund’s investment objective and policies as appropriate investment opportunities are identified. It is currently anticipated that the Fund will be able to invest substantially all of the net proceeds of an offering of Securities in accordance with its investment objective and policies within three months after the completion of such offering. Pending such investment, the proceeds will be held in high quality short-term debt securities and instruments. A delay in the anticipated use of proceeds could lower returns and reduce the Fund’s distribution to Common Stockholders.

INVESTMENT OBJECTIVE, STRATEGIES AND POLICIES

Investment Objective

The Fund’s investment objective is total return consisting of capital appreciation and current income. There is no assurance that the Fund will achieve its investment objective.

Principal Investment Strategies

The Fund seeks to achieve its investment objective by pursuing a tactical asset allocation strategy and opportunistically investing under normal circumstances in closed-end funds, exchange-traded funds (“ETFs”), business development companies (“BDCs” and collectively, “Underlying Funds”) and special purpose acquisition companies (“SPACs”). BDCs are a type of closed-end fund that invests in small companies in the initial stages of their development and are similar to venture capital funds. SPACs are collective investment structures that pool funds in order to seek potential acquisition opportunities. The Adviser has the flexibility to change the Fund’s asset allocation based on its ongoing analysis of the equity, fixed income and alternative asset markets. The Adviser considers various quantitative and qualitative factors relating to the domestic and foreign securities markets and economies when making asset allocation and security selection decisions. While the Adviser continuously evaluates these factors, material shifts in the Fund’s asset class exposures will typically take place over longer periods of time. In addition, the Fund, in seeking to achieve its investment objective, will not take activist positions in the Underlying Funds or SPACs.

Under normal market conditions, the Fund will invest at least 80% of its Managed Assets in Underlying Funds and SPACs. The Fund directly, and therefore Common Stockholders indirectly, will bear the expenses of the Underlying Funds or SPACs.

Under normal market conditions: (i) no more than 80% of the Fund’s Managed Assets will be invested in “equity” Underlying Funds and SPACs; (ii) no more than 60% of the Fund’s Managed Assets will be invested in “fixed income” Underlying Funds and SPACs; (iii) no more than 30% of the Fund’s Managed Assets will be invested in “global equity” Underlying Funds and SPACs; (iv) no more than 15% of the Fund’s Managed Assets will be invested in “emerging market equity” Underlying Funds; (v) no more than 30% of the Fund’s Managed Assets will be invested in “high yield” (also known as “junk bond”) and “senior loan” Underlying Funds and SPACs; (vi) no more than 15% of the Fund’s Managed Assets will be invested in “emerging market income” Underlying Funds and SPACs; (vii) no more than 10% of the Fund’s Managed Assets will be invested in “real estate” Underlying Funds and SPACs; and (viii) no more than 15% of the Fund’s Managed Assets will be invested in “energy master limited partnership” (“MLP”) Underlying Funds and SPACs. Underlying Funds and SPACs included in the 30% limitation applicable to investments in “global equity” Underlying Funds and SPACs may include Underlying Funds and SPACs that invest a portion of their assets in emerging markets securities. The Fund will also limit its investments in closed-end funds (including BDCs) that have been in operation for less than one year to no more than 10% of the Fund’s Managed Assets. The Fund will not invest in inverse ETFs and leveraged ETFs. The types of Underlying Funds and SPACs referenced in this paragraph will be categorized in accordance with the fund categories established and maintained by Morningstar, Inc. The investment parameters stated above (and elsewhere in this Prospectus) apply only at the time of purchase. The Underlying Funds and SPACs in which the Fund invests will not include those that are advised or subadvised by the Adviser or its affiliates.

In selecting closed-end funds, the Adviser opportunistically utilizes a combination of short-term and longer-term trading strategies to seek to derive value from the discount and premium spreads associated with closed-end funds. The Fund benefits if it purchases a closed-end fund at a discount and the discount narrows. In addition, the Fund may purchase closed-end funds at a premium if the Adviser believes the premium will increase. The Adviser employs both a quantitative and qualitative approach in its selection of closed-end funds and has developed proprietary screening models and trading algorithms to trade closed-end funds. The Adviser employs the following trading strategies, among others:

Statistical Analysis (Mean Reversion)

●	Using proprietary quantitative models, the Adviser seeks to identify closed-end funds that are trading at compelling absolute and / or relative discounts.

●	The Fund will attempt to capitalize on the perceived mispricing if the Adviser believes that the discount widening is irrational and expects the discount to narrow to longer-term mean valuations.

Corporate Actions

●	The Adviser will pursue investments in closed-end funds that have announced, or the Adviser believes are likely to announce, certain corporate actions that may drive value for their shareholders.

●	The Adviser has developed trading strategies that focus on closed-end fund tender offers, rights offerings, shareholder distributions, open-endings and liquidations.

The Fund will invest in other Underlying Funds and SPACs (that are not closed-end funds) to gain exposure to specific asset classes when the Adviser believes closed-end fund discount or premium spreads are not attractive or to manage overall closed-end fund exposure in the Fund.

An index-based ETF is an investment company that seeks to track the performance of a particular market index. These indices include not only broad-market indices, but more specific indices as well, including those relating to particular sectors, markets, regions and industries. The Adviser selects ETFs based on their ability to offer specific sector and style exposure in a cost and tax efficient manner. The Fund purchases ETF shares on the secondary market. Unlike a fund that allocates its assets among mutual funds based on the perceived ability of the advisers to those mutual funds, the Adviser actively manages the Fund’s portfolio among the Underlying Funds and SPACs based on the Adviser’s research and analysis of the market and the investment merit of the Underlying Funds and SPACs themselves. In evaluating the investment merit of Underlying Funds and SPACs, the Adviser analyzes the asset class, the portfolio manager(s) and the adviser, past performance, recent portfolio holdings and concentration risks.

Under normal circumstances, the Fund intends to maintain long positions in Underlying Funds and SPACs, however, may engage in short sales for investment purposes. When the Fund engages in a short sale, it sells a security it does not own and, to complete the sale, borrows the same security from a broker or other institution. The Fund may benefit from a short position when the shorted security decreases in value. The Fund may also at times establish hedging positions. Hedging positions may include short sales and derivatives, such as options and swaps (“Hedging Positions”). Under normal market conditions, no more than 30% of the Fund’s Managed Assets will be in Hedging Positions. The Fund’s investments in derivatives will be included under the 80% policy noted above so long as the underlying asset of such derivatives is a closed-end fund or Underlying Fund, respectively. The Adviser intends to use Hedging Positions to lower the Fund’s volatility but they may also be used to seek to enhance the Fund’s return. A short sale is a transaction in which the Fund sells a security that it does not own in anticipation of a decline in the market price of the security. To complete the short sale, the Fund must arrange through a broker to borrow the security in order to deliver it to the buyer. The Fund is obligated to replace the borrowed security by purchasing it at a market price at or prior to the time it must be returned to the lender. The price at which the Fund is required to replace the borrowed security may be more or less than the price at which the security was sold by the Fund. The Fund will incur a loss if the price of the security sold short increases between the date of the short sale and the date on which the Fund replaces the borrowed security. The Fund will realize a gain if the price of the security declines between those dates.

The Adviser performs both a quantitative and qualitative analysis, including fundamental and technical analysis to assess the relative risk and reward potential for each SPAC investment. Among other things, the Adviser will evaluate the management team’s strategy, experience, deal flow, and demonstrated track record in building enterprise value. The Adviser will also evaluate the terms of each SPAC offering, including the aggregate amount of the offering, the offering price of the securities, the equity yield to termination, the option value of warrants, the sponsor’s interest in the SPAC, and the expected liquidity of the SPAC’s securities. The Fund will purchase securities of SPACs in their initial public offerings and in the secondary market.

In selecting SPAC investments, the Adviser will also utilize trading strategies and programs to seek to derive value from buying and selling SPAC securities, including units, common shares and warrants. Under normal market conditions, the Fund intends to purchase SPAC securities in an initial public offering and opportunistically buy and sell SPAC securities on the secondary market prior to a SPAC’s initial business combination. The Fund does not intend to hold common shares after a SPAC’s initial business combination has been completed other than common shares obtained temporarily through the conversion of a SPAC’s warrants into common shares. The Fund may redeem common shares of a SPAC in exchange for the Fund’s pro rata portion of the SPAC’s trust account.

The Fund also may invest up to 20% of its Managed Assets in exchange-traded notes (“ETNs”), certain derivatives, such as options and swaps, cash and cash equivalents. Such investments will not be counted towards the Fund’s 80% policy. ETNs are debt securities whose returns are linked to a particular index.

The Fund may invest directly in debt securities issued by certain credit-oriented unlisted funds and BDCs (“Private Debt”) identified by the Adviser in its due diligence process. The Adviser believes that investments in Private Debt can provide the Fund with the opportunity to obtain more favorable terms and similar risk profiles to similar publicly traded debt investments available. Private Debt often may be illiquid and is typically not listed on an exchange and traded less actively than similar securities issued by publicly traded-vehicles. For certain Private Debt investments, trading may only be possible through the assistance of the broker who originally brought the security to the market and has a relationship with the issuer. Due to the limited trading market, independent pricing services may be unable to provide a price for Private Debt, and the fair value of the securities may be determined in good faith under procedures approved by the Board, which typically will include the use of one or more independent broker quotes.

In selecting appropriate Private Debt investments for the Fund, the Adviser completes a fundamental and technical analysis of the issuer, with a focus on reducing downside risk. As part of this analysis, the Adviser evaluates the manager’s experience and ability based on historical track record regarding credit performance of previously originated loans and meetings with the management team. In addition, the Adviser reviews the issuer’s investment portfolio, including the issuer’s asset diversification across type and sector, before further evaluating the issuer’s financials to review its capital structure, particularly details of any existing leverage and the maximum leverage permitted on any senior debt of the issuer. Once comfort is reached regarding the issuer’s investment portfolio, manager, and capital structure, the Adviser then evaluates details of the terms of the Private Debt opportunity, beginning with a review to ensure appropriate covenants are contained within to limit the Fund’s downside risk across a range of scenarios (which typically will include a minimum level of subordination requirement.) Following, the Adviser will review and weigh pricing levels on the Private Debt compared to other opportunities in the market to assess relative value and arrive at an investment decision. Opportunities for the Fund to make investments in Private Debt may be limited, especially those which fit the Adviser’s investment criteria.

The Fund may attempt to enhance the return on the cash portion of its portfolio by investing in a total return swap agreement. A total return swap agreement provides the Fund with a return based on the performance of an underlying asset, in exchange for fee payments to a counterparty based on a specific rate. The difference in the value of these income streams is recorded daily by the Fund, and is typically settled in cash at least monthly. If the underlying asset declines in value over the term of the swap, the Fund would be required to pay the dollar value of that decline plus any applicable fees to the counterparty. The Fund may use its own NAV or any other reference asset that the Adviser chooses as the underlying asset in a total return swap. The Fund will limit the notional amount of all total return swaps in the aggregate to 15% of the Fund’s Managed Assets. Using the Fund’s own NAV as the underlying asset in the total return swap serves to reduce cash drag (the impact of cash on the Fund’s overall return) by replacing it with the impact of market exposure based upon the Fund’s own investment holdings. This type of total return swap would provide the Fund with a return based on its NAV. Like any total return swap, the Fund would be subject to counterparty risk and the risk that its own NAV declines in value.

The Fund generally seeks to hold securities for the long term, but may liquidate positions in order to change the Fund’s asset allocation or to generate cash to invest in more attractive opportunities, which may result in a larger portion of any net gains being realized as short-term capital gains. In addition, a negative change in the fundamental or qualitative characteristics of the issuer may cause the Adviser to sell a security. Finally, the Adviser may sell a security when its price approaches, meets or exceeds the Adviser’s target price. For instance, the Adviser may sell shares of a closed-end fund when it is no longer selling at a discount. This may result in a high rate of portfolio turnover.

The Fund’s investment objective is non-fundamental and may be changed by the Board without Common Stockholder approval. Common Stockholders will, however, receive at least 60 days prior notice of any change in this investment objective. The Fund may also change the 80% policy noted above without shareholder approval upon at least 60 days' prior written notice to shareholders.

USE OF LEVERAGE

The Fund may borrow money and/or issue preferred stock, notes or debt securities for investment purposes. These practices are known as leveraging. The Fund may utilize leverage to purchase portfolio securities and for portfolio or cash management purposes. The Fund also may borrow money as a temporary measure for extraordinary or emergency purposes, including settlement of securities transactions, which otherwise might require untimely dispositions of the Fund’s portfolio securities. The Fund currently anticipates that, if employed, leverage will primarily be obtained through the use of bank borrowings or other similar term loans. The Underlying Funds and SPACs that the Fund invests in may also use leverage. The Fund may be subject to certain restrictions on investments imposed by lenders or by one or more rating agencies that may issue ratings for any senior securities issued by the Fund. Borrowing covenants or rating agency guidelines may impose asset coverage or Fund composition requirements that are more stringent than those imposed on the Fund by the 1940 Act.

On March 9, 2023, the Fund entered into a credit agreement with BNP Paribas. The BNP Facility permits the Fund to borrow funds that are collateralized by assets held at BNP Paribas pursuant to the BNP Facility. Under the terms of the BNP Facility, the Fund may borrow up to $25,000,000 bearing an interest rate of the Overnight Bank Funding Rate plus a fixed rate determined by the securities pledged as collateral. Any unused portion of the BNP Facility is subject to a commitment fee of 0.50% of the unused portion of the facility until a utilization of 80% or greater is met.

The Fund did not utilize the BNP Facility for the period from August 1, 2023 through December 31, 2024. There was no outstanding balance on the BNP Facility as of December 31, 2024.

The provisions of the 1940 Act further provide that the Fund may borrow or issue notes or debt securities in an amount up to 33 1/3% of its total assets or may issue preferred shares in an amount up to 50% of the Fund’s total assets (including the proceeds from leverage).

The Fund may enter into derivatives or other transactions (e.g., total return swaps) that may provide leverage (other than through borrowings or the issuance of preferred shares). The Fund also invests in reverse repurchase agreements, total return swaps and derivatives or other transactions with leverage embedded in them in a limited manner or subject to a limit on leverage risk calculated based on value-at-risk, as required by Rule 18f-4 under the 1940 Act.

However, these transactions will entail additional expenses (e.g., transaction costs) which will be borne by the Fund. These types of transactions have the potential to increase returns to Common Stockholders, but they also involve additional risks. This additional leverage will increase the volatility of the Fund’s investment portfolio and could result in larger losses than if the transactions were not entered into. However, to the extent that the Fund enters into offsetting transactions or owns positions covering its obligations, the leveraging effect is expected to be minimized or eliminated.

Under the 1940 Act, the Fund is not permitted to incur indebtedness unless immediately after doing so the Fund has an asset coverage of at least 300% of the aggregate outstanding principal balance of indebtedness (i.e., such indebtedness may not exceed 33 1/3% of the value of the Fund’s total assets including the amount borrowed). Additionally, under the 1940 Act, the Fund may not declare any dividend or other distribution upon any class of its shares, or purchase any such shares, unless the aggregate indebtedness of the Fund has, at the time of the declaration of any such dividend or distribution or at the time of any such purchase, asset coverage of at least 300% after deducting the amount of such dividend, distribution, or purchase price, as the case may be. With respect to the asset coverage for preferred stock, under the 1940 Act, the Fund is not permitted to issue preferred stock unless immediately after such issuance the total asset value of the Fund’s portfolio is at least 200% of the liquidation value of the outstanding preferred stock (i.e., such liquidation value may not exceed 50% of the Fund’s Managed Assets). In addition, the Fund is not permitted to declare any cash dividend or other distribution on its Common Shares unless, at the time of such declaration, the NAV of the Fund’s portfolio (determined after deducting the amount of such dividend or other distribution) is at least 200% of such liquidation value of the preferred stock. If preferred stock is issued, the Fund intends, to the extent possible, to purchase or redeem shares, from time to time, to maintain coverage of any preferred stock of at least 200%. Normally, holders of Common Shares will elect the directors of the Fund except that the holders of any preferred stock will elect two directors. In the event the Fund failed to pay dividends on its preferred stock for two years, holders of preferred stock would be entitled to elect a majority of the directors until the dividends are paid.

Effects of Leverage

Assuming the utilization of leverage through a combination of borrowings under the issuance of Preferred Shares by the Fund in the aggregate amount of approximately 27.12% of the Fund’s Managed Assets as of December 31, 2024, at a weighted average interest rate or payment rate of 6.00% payable on such leverage, the annual return that the Fund’s portfolio (net of expenses) in order to cover its leverage costs would be 1.63%. Of course, these numbers are merely estimates for illustration. Actual interest or payment rates on the leverage utilized by the Fund will vary frequently and may be significantly higher or lower than the rate estimated above.

The following table is furnished in response to requirements of the SEC. It is designed to illustrate the effect of leverage on total return on Common Shares, assuming investment portfolio total returns (comprised of income, net expenses and changes in the value of investments held in the Fund’s portfolio) of -10%, -5%, 0%, 5% and 10%. The table below reflects the Fund's continued use of Preferred Shares as of December 31, 2024 as a percentage of total Managed Assets (including assets attributable to such leverage), and the annual return that the Fund's portfolio must experience (net of expenses) in order to cover such costs. These assumed investment portfolio returns are hypothetical figures and are not necessarily indicative of what the Fund’s investment portfolio returns will be. In other words, the Fund’s actual returns may be greater or less than those appearing in the table below. The table further reflects the use of leverage representing approximately 27.12% of the Fund’s Managed Assets and estimated leverage costs of 6.00%.

Assumed Portfolio Return	-10.00%	-5.00%	0.00%	5.00%	10.00%
Common Share Total Return	-15.95%	-9.09%	-2.23%	4.63%	11.49%

Total return is composed of two elements-the dividends on Common Shares paid by the Fund (the amount of which is largely determined by the Fund’s net investment income after paying the cost of leverage) and realized and unrealized gains or losses on the value of the securities the Fund owns. As the table shows, leverage generally increases the return to Common Shareholders when portfolio return is positive or greater than the costs of leverage and decreases return when the portfolio return is negative or less than the costs of leverage.

During the time in which the Fund is using leverage, the amount of the fees paid to the Adviser for investment management services is higher than if the Fund did not use leverage because the fees paid are calculated based on the Fund’s Managed Assets. This may create a conflict of interest between the Adviser, on the one hand, and common shareholders, on the other. Also, because the leverage costs are borne by the Fund at a specified interest rate, only the Fund’s common shareholders bear the cost of the Fund’s management fees and other expenses. There can be no assurance that a leveraging strategy will be successful during any period in which it is employed.

RISKS

Investing in the Fund involves certain risks relating to its structure and investment objective. You should carefully consider these risk factors, together with all of the other information included in this Prospectus, any applicable prospectus supplement and the SAI, before deciding whether to make an investment in the Fund. An investment in the Fund may not be appropriate for all investors, and an investment in the common shares of the Fund should not be considered a complete investment program.

The risks set forth below are not the only risks of the Fund, and the Fund may face other risks that have not yet been identified, which are not currently deemed material or which are not yet predictable. If any of the following risks occur, the Fund’s financial condition and results of operations could be materially adversely affected. In such case, the Fund’s NAV and the trading price of its securities could decline, and you may lose all or part of your investment.

Structural Risks:

Not a Complete Investment Program

The Fund is intended for investors seeking capital appreciation and current income over the long-term, and is not intended to be a short-term trading vehicle. An investment in the Common Shares of the Fund should not be considered a complete investment program. Each investor should take into account the Fund’s investment objective and other characteristics as well as the investor’s other investments when considering an investment in the Common Shares. An investment in the Fund may not be appropriate for all investors.

Risks Associated with Offerings of Additional Common Shares

The voting power of current Common Stockholders will be diluted to the extent that current Common Stockholders do not purchase Common Shares in any future offerings of Common Shares or do not purchase sufficient Common Shares to maintain their percentage interest. If the Fund is unable to invest the proceeds of such offering as intended, the Fund’s per Common Share distribution may decrease and the Fund may not participate in market advances to the same extent as if such proceeds were fully invested as planned. If the Fund sells Common Shares at a price below NAV pursuant to the consent of Common Stockholders, shareholders will experience a dilution of the aggregate NAV per Common Share because the sale price will be less than the Fund’s then- current NAV per Common Share. Similarly, were the expenses of the offering to exceed the amount by which the sale price exceeded the Fund’s then current NAV per Common Share, shareholders would experience a dilution of the aggregate NAV per Common Share. This dilution will be experienced by all shareholders, irrespective of whether they purchase Common Shares in any such offering.

Additional Risks of Rights

There are additional risks associated with an offering of subscription rights to purchase Common Shares (“Rights”). Shareholders who do not exercise their Rights may, at the completion of such an offering, own a smaller proportional interest in the Fund than if they exercised their Rights. As a result of such an offering, a shareholder may experience dilution in NAV per share if the subscription price per share is below the NAV per share on the expiration date. If the subscription price per share is below the NAV per share of the Fund’s Common Shares on the expiration date, a shareholder will experience an immediate dilution of the aggregate NAV of such shareholder’s Common Shares if the shareholder does not participate in such an offering and the shareholder will experience a reduction in the NAV per share of such shareholder’s Common Shares whether or not the shareholder participates in such an offering. Such a reduction in NAV per share may have the effect of reducing market price of the Common Share. The Fund cannot state precisely the extent of this dilution (if any) if the shareholder does not exercise such shareholder’s Rights because the Fund does not know what the NAV per share will be when the offer expires or what proportion of the Rights will be exercised. If the subscription price is substantially less than the then current NAV per Common Share at the expiration of a rights offering, such dilution could be substantial. Any such dilution or accretion will depend upon whether (i) such shareholders participate in the rights offering and (ii) the Fund’s NAV per Common Share is above or below the subscription price on the expiration date of the rights offering. In addition to the economic dilution described above, if a Common Stockholder does not exercise all of their rights, the Common Stockholders will incur voting dilution as a result of this rights offering. This voting dilution will occur because the Common Stockholders will own a smaller proportionate interest in the Fund after the rights offering than prior to the rights offering. There is a risk that changes in market conditions may result in the underlying Common Shares purchasable upon exercise of the subscription rights being less attractive to investors at the conclusion of the subscription period. This may reduce or eliminate the value of the subscription rights. If investors exercise only a portion of the rights, the number of Common Shares issued may be reduced, and the Common Shares may trade at less favorable prices than larger offerings for similar securities. Subscription rights issued by the Fund may be transferable or non-transferable rights. In a non-transferable rights offering, Common Stockholders who do not wish to exercise their rights will be unable to sell their rights. In a transferrable rights offering, the Fund will use its best efforts to ensure an adequate trading market for the rights; however, investors may find that there is no market to sell rights they do not wish to exercise.

Leverage Risks

The Fund may borrow money, or issue debt or preferred stock. Since the holders of Common Shares pay all expenses related to the issuance of debt or use of leverage, the use of leverage through borrowing of money, issuance of debt securities or the issuance of preferred stock for investment purposes creates risks for the holders of Common Shares. Leverage is a speculative technique that exposes the Fund to greater risk and increased costs than if it were not implemented. Increases and decreases in the value of the Fund’s portfolio will be magnified when the Fund uses leverage. As a result, leverage may cause greater changes in the Fund’s NAV. The Fund will also have to pay interest on its borrowings or dividends on preferred stock, if any, which may reduce the Fund’s return. The leverage costs may be greater than the Fund’s return on the underlying investment. The Fund’s leveraging strategy may not be successful.

If the Fund utilizes leverage in the form of borrowing, it anticipates that the money borrowed for investment purposes will incur interest based on shorter-term interest rates that would be periodically reset. So long as the Fund’s portfolio provides a higher rate of return, net of expenses, than the interest rate on borrowed money, as reset periodically, the leverage may cause the holders of Common Shares to receive a higher current rate of return than if the Fund were not leveraged. If, however, long-term and/or short-term rates rise, the interest rate on borrowed money could exceed the rate of return on securities held by the Fund, reducing return to the holders of Common Shares.

There is no assurance that a leveraging strategy will be successful. Leverage involves risks and special considerations for Common Stockholders, including:

●	the likelihood of greater volatility of NAV, market price and dividend rate of the Common Shares than a comparable portfolio without leverage;

●	the risk that fluctuations in interest rates on borrowings or on short-term debt or in the interest or dividend rates on any debt securities or preferred shares that the Fund must pay will reduce the return to the Common Stockholders;

●	the effect of leverage in a declining market, which is likely to cause a greater decline in the NAV of the Common Shares than if the Fund were not leveraged, may result in a greater decline in the market price of the Common Shares;

●	when the Fund uses financial leverage, the investment management fees payable to the Adviser will be higher than if the Fund did not use leverage. This may create a conflict of interest between the Adviser, on the one hand, and the holders of Common Shares, on the other; and

●	leverage may increase operating costs, which may reduce total return.

The use of leverage may require the Fund to segregate assets to cover its obligations (or, if the Fund borrows money or issues preferred shares, to maintain asset coverage in conformity with the requirements of the 1940 Act). While the segregated assets will be invested in liquid securities, they may not be used for other operational purposes. Consequently, the use of leverage may limit the Fund’s flexibility and may require that the Fund sell other portfolio investments to pay Fund expenses, to maintain assets in an amount sufficient to cover the Fund’s leveraged exposure or to meet other obligations at a time when it may be disadvantageous to sell such assets. Certain types of borrowings by the Fund may result in the Fund being subject to covenants in credit agreements relating to asset coverage and portfolio composition requirements. The Fund may be subject to certain restrictions on investments imposed by guidelines of one or more rating agencies, which may issue ratings for the short-term debt securities or preferred shares issued by the Fund. These guidelines may impose asset coverage or portfolio composition requirements that are more stringent than those imposed by the 1940 Act. The Adviser does not believe that these covenants or guidelines will impede it from managing the Fund’s portfolio in accordance with the Fund’s investment objective and policies if the Fund were to utilize leverage.

Leverage risk would also apply to the Fund’s investments in Underlying Funds and SPACs to the extent an Underlying Fund or SPAC uses leverage.

Market Discount

The stock of closed-end management investment companies often trade at a discount from their NAV, and the Fund’s Common Shares may likewise trade at a discount from NAV. The trading price of the Fund’s Common Shares may be less than the NAV. The returns earned by Common Stockholders who sell their Common Shares below NAV will be reduced. The Fund’s Common Shares are currently sold at a premium to NAV. This risk would also apply to the Fund’s investments in closed-end funds.

Anti-Takeover Provisions

Maryland law and the Fund’s Charter and Bylaws include provisions that could limit the ability of other entities or persons to acquire control of the Fund or to convert the Fund to open-end status. These provisions could deprive the holders of Common Shares of opportunities to sell their Common Shares at a premium over the then current market price of the Common Shares or at NAV. This risk would also apply to many of the Fund’s investments in closed-end funds.

Investment-Related Risks:

With the exception of Underlying Fund risk (and except as otherwise noted below), the following risks apply to the direct investments the Fund may make, and generally apply to the Fund’s investments in Underlying Funds and SPACs. That said, each risk described below may not apply to each Underlying Fund or SPAC investment. Similarly, an Underlying Fund may be subject to additional or different risks than those described below.

Underlying Fund Risks

The Fund will invest in Underlying Funds such as other closed-end funds and ETFs. The expenses of the Fund will generally be higher than the direct expenses of other fund shares. The Fund will indirectly bear fees and expenses charged by the Underlying Funds in which the Fund invests in addition to the Fund’s direct fees and expenses. The Fund may also incur brokerage costs when it purchases shares of Underlying Funds. Furthermore, investments in Underlying Funds could affect the timing, amount and character of distributions to Common Stockholders and therefore may increase the amount of taxes payable by investors in the Fund. The value of your investment in the Fund will go up and down with the prices of Underlying Fund shares (and other securities) in which the Fund invests. Similarly, the value of the Fund’s investments in Underlying Funds will go up and down with the prices of the securities in which the Underlying Funds invest.

There is also the risk that the Fund may suffer losses due to the investment practices or operations of the Underlying Funds. To the extent that the Fund invests in one or more Underlying Funds that concentrate in a particular industry, the Fund would be vulnerable to factors affecting that industry and the concentrating Underlying Funds’ performance, and that of the Fund, may be more volatile than Underlying Funds that do not concentrate.

As the Fund will invest at least 80% of its Managed Assets in Underlying Funds, the Fund’s performance will depend to a greater extent on the overall performance of closed-end funds, ETFs, BDCs and SPACs generally, in addition to the performance of the specific Underlying Funds (and other assets) in which the Fund invests. The use of leverage by Underlying Funds magnifies gains and losses on amounts invested and increases the risks associated with investing in Underlying Funds. Further, the Underlying Funds are not subject to the Fund’s investment policies and restrictions. The Fund generally receives information regarding the portfolio holdings of Underlying Funds only when that information is made available to the public. The Fund cannot dictate how the Underlying Funds invest their assets. The Underlying Funds may invest their assets in securities and other instruments, and may use investment techniques and strategies, that are not described in this disclosure. Common Stockholders will bear two layers of fees and expenses with respect to the Fund’s investments in Underlying Funds because each of the Fund and the Underlying Fund will charge fees and incur separate expenses. In addition, subject to applicable 1940 Act limitations, the Underlying Funds themselves may purchase securities issued by registered and unregistered funds (e.g., common stock, preferred stock, auction rate preferred stock), and those investments would be subject to the risks associated with Underlying Funds and unregistered funds (including a third layer of fees and expenses, i.e., the Underlying Fund will indirectly bear fees and expenses charged by the funds in which the Underlying Fund invests, in addition to the Underlying Fund’s own fees and expenses). An Underlying Fund with positive performance may indirectly receive a performance fee from the Fund, even when the Fund’s overall returns are negative. Additionally, the Fund’s investment in an Underlying Fund may result in the Fund’s receipt of cash in excess of the Underlying Fund’s earnings; if the Fund distributes these amounts, the distributions could constitute a return of capital to Fund shareholders for federal income tax purposes. As a result of these factors, the use of the fund of funds structure by the Fund could therefore affect the amount, timing and character of distributions to shareholders.

The Fund may invest in shares of closed-end funds that are trading at a discount to NAV or at a premium to NAV and closed-end funds may not be able to outperform their benchmarks. There can be no assurance that the market discount on shares of any closed-end fund purchased by the Fund will ever decrease. In fact, it is possible that this market discount may increase and the Fund may suffer realized or unrealized capital losses due to further decline in the market price of the securities of such closed-end funds, thereby adversely affecting the Fund’s NAV. The Fund’s investment in the Common Shares of closed-end funds that are financially leveraged may create an opportunity for greater total return on its investment, but at the same time may be expected to exhibit more volatility in market price and NAV than an investment in shares of investment companies without a leveraged capital structure.

The Fund may invest in BDCs. BDCs generally invest in less mature U.S. private companies or thinly traded U.S. public companies which involve greater risk than well-established publicly-traded companies. While BDCs are expected to generate income in the form of dividends, certain BDCs during certain periods of time may not generate such income. The Fund will indirectly bear its proportionate share of any management fees and other operating expenses incurred by the BDCs and of any performance-based or incentive fees payable by the BDCs in which it invests, in addition to the expenses paid by the Fund. A BDC’s incentive fee may be very high, vary from year to year and be payable even if the value of the BDC’s portfolio declines in a given time period. Incentive fees may create an incentive for a BDC’s manager to make investments that are risky or more speculative than would be the case in the absence of such compensation arrangements, and may also encourage the BDC’s manager to use leverage to increase the return on the BDC’s investments. The use of leverage by BDCs magnifies gains and losses on amounts invested and increases the risks associated with investing in BDCs. A BDC may make investments with a larger amount of risk of volatility and loss of principal than other investment options and may also be highly speculative and aggressive.

The 1940 Act imposes certain constraints upon the operations of a BDC. For example, BDCs are required to invest at least 70% of their total assets primarily in securities of U.S. private companies or thinly traded U.S. public companies, cash, cash equivalents, U.S. government securities and high-quality debt investments that mature in one year or less. Generally, little public information exists for private and thinly traded companies in which a BDC may invest and there is a risk that investors may not be able to make a fully informed evaluation of a BDC and its portfolio of investments. With respect to investments in debt instruments, there is a risk that the issuers of such instruments may default on their payments or declare bankruptcy. Many debt investments in which a BDC may invest will not be rated by a credit rating agency and will be below investment grade quality. These investments are commonly referred to as “junk bonds” and have predominantly speculative characteristics with respect to an issuer’s capacity to make payments of interest and principal. Although lower grade securities are potentially higher yielding, they are also characterized by high risk. In addition, the secondary market for lower grade securities may be less liquid than that of higher rated securities. Certain BDCs may also be difficult to value since many of the assets of BDCs do not have readily ascertainable market values.

Additionally, a BDC may only incur indebtedness in amounts such that the BDC’s asset coverage ratio of total assets to total senior securities equals at least 200% after such incurrence. These limitations on asset mix and leverage may affect the way that the BDC raises capital. BDCs compete with other entities for the types of investments they make, and such entities are not necessarily subject to the same investment constraints as BDCs.

Index-based ETFs (and other index funds) in which the Fund may invest may not be able to replicate exactly the performance of the indices they track or benchmark because the total return generated by the securities will be reduced by transaction costs incurred in adjusting the actual balance of the securities. ETFs may trade at a price above (premium) or below (discount) their NAV, especially during periods of significant market volatility or stress, causing investors to pay significantly more or less than the value of the ETF’s underlying portfolio. Certain ETFs traded on exchanges may be thinly traded and experience large spreads between the “ask” price quoted by a seller and the “bid” price offered by a buyer. While the creation/redemption feature is designed to make it likely that ETF shares normally will trade close to their NAVs, market prices are not expected to correlate exactly to the shares’ NAVs due to timing reasons, supply and demand imbalances and other factors. In addition, disruptions to creations and redemptions, adverse developments impacting market makers, authorized participants or other market participants, high market volatility or lack of an active trading market for an ETF’s shares (including through a trading halt) may result in market prices that differ significantly from its NAV or to the intraday value of the ETF’s holdings. An active trading market for shares of an ETF may not develop or be maintained. When all or a portion of an ETF’s underlying securities trade in a foreign market that is closed during the time the domestic market in which the ETF’s shares are listed and traded is open, there may be changes between the last quote from the closed foreign market and the value of such underlying security during the ETF’s trading day.

In times of market stress, market makers or authorized participants may step away from their respective roles in making a market in shares of the ETF and in executing purchase or redemption orders. During such times, the ETF’s shares may trade at a wider than normal discount or premium and may possibly face trading halts. Additionally, the underlying securities of an ETF may be traded outside of a collateralized settlement system, such as the National Securities Clearing Corporation, a clearing agency that is registered with the SEC. There are a limited number of financial institutions that may act as authorized participants that pose collateral for certain trades on an agency basis. To the extent that these authorized participants exit the business or are unable to proceed with creation and/or redemption orders with the ETF, and no other authorized participant is able to step forward, ETF shares may trade at a discount to NAV and possibly face trading halts and/or delisting. Additionally, in stressed market conditions, the market for ETF shares may become less liquid in response to deteriorating liquidity in the markets for such ETF’s underlying portfolio holdings, and this may cause the shares of the ETF to trade at a wider than normal discount or premium. Furthermore, purchases and redemptions of creation units primarily in cash rather than in-kind may cause an ETF to incur certain costs, such as brokerage costs, taxable gains or other losses that it may not have incurred with an in-kind purchase or redemption. These costs may be borne by the ETF and decrease the ETF’s NAV to the extent they are not offset by a transaction fee payable by an authorized participant.

In addition, index-based ETFs (and other index funds) will incur expenses not incurred by their applicable indices. Certain securities comprising the indices tracked by these investments may, from time to time, temporarily be unavailable, which may further impede the ability of the index-based ETFs and other index funds to track their applicable indices. Underlying Funds may not be able to match or outperform their respective benchmarks. With sector ETFs, there is a risk that securities within the same group of industries will decline in price due to sector-specific market or economic developments. The Fund may also invest in actively managed ETFs that are subject to management risk as the ETF’s investment adviser will apply certain investment techniques and risk analyses in making investment decisions. There can be no guarantee that these will produce the desired results.

Certain of the Underlying Funds in which the Fund will invest may be taxed as regulated investment companies under Subchapter M of the Code. To qualify and remain eligible for the special tax treatment accorded to regulated investment companies and their shareholders, such Underlying Funds must meet certain source-of-income, asset diversification and annual distribution requirements. If an Underlying Fund in which the Fund invests fails to qualify as a regulated investment company, such Underlying Fund would be liable for federal, and possibly state, corporate taxes on its taxable income and gains. Such failure by an Underlying Fund could substantially reduce the Underlying Fund’s net assets and the amount of income available for distribution to the Fund, which would in turn decrease the total return of the Fund in respect of such investment.

The Fund’s investments in Underlying Funds may be restricted by certain provisions of the 1940 Act. Under Section 12(d)(1)(A) of the 1940 Act, the Fund may hold securities of an Underlying Fund in amounts which (i) do not exceed 3% of the total outstanding voting stock of the Underlying Fund, (ii) do not exceed 5% of the value of the Fund’s total assets and (iii) when added to all other Underlying Fund securities held by the Fund, do not exceed 10% of the value of the Fund’s total assets. Under Section 12(d)(1)(C) of the 1940 Act, the Fund, together with any other investment companies for which the Adviser acts as an investment adviser, may not, in the aggregate, own more than 10% of the total outstanding voting stock of a registered closed-end investment company. Section 12(d)(1)(F) of the 1940 Act provides that the limitations of Section 12(d)(1) described above shall not apply to securities purchased or otherwise acquired by the Fund if (i) immediately after such purchase or acquisition not more than 3% of the total outstanding stock of such Underlying Fund is owned by the Fund and all affiliated persons of the Fund, and (ii) certain requirements are met with respect to sales charges. In addition, Rule 12d1-4 under the 1940 Act (“Rule 12d1-4”), effective as of January 19, 2022, permits the Fund to invest in Underlying Funds beyond the limitations of Section 12(d)(1) described above, subject to various conditions, including that the Fund enter into an investment agreement with the Underlying Fund (which agreements may impose additional conditions on the Fund). In matters upon which the Fund is solicited to vote as a shareholder of an Underlying Fund, the Adviser may be required to vote Underlying Fund shares in the same proportion as shares held by other shareholders of the Underlying Fund.

Fixed Income Securities Risks

The Underlying Funds and the Fund may invest in fixed income securities. Fixed income securities increase or decrease in value based on changes in interest rates. If rates increase, the value of an Underlying Fund’s fixed income securities generally declines. On the other hand, if rates fall, the value of the fixed income securities generally increases. The issuer of a fixed income security may not be able to make interest and principal payments when due. This risk is increased in the case of issuers of high yield securities, also known as “junk bonds.” If a U.S. Government agency or instrumentality in which an Underlying Fund invests defaults, and the U.S. Government does not stand behind the obligation, the Underlying Fund’s share price or yield could fall. Securities of certain U.S. Government sponsored entities are neither issued nor guaranteed by the U.S. Government. The Underlying Funds may invest in fixed income securities of any credit quality, maturity or duration. Fixed income securities risks include components of the following additional risks:

Credit Risk. The issuer of a fixed income security may not be able to make interest and principal payments when due. Generally, the lower the credit rating of a security, the greater the risk that the issuer will default on its obligation, which could result in a loss to a fund. The Underlying Funds may invest in securities that are rated in the lowest investment grade category. Issuers of these securities are more vulnerable to changes in economic conditions than issuers of higher-grade securities.

High Yield Securities Risk. The Underlying Funds may invest in high yield securities, also known as “junk bonds.” High yield securities provide greater income and opportunity for gain, but entail greater risk of loss of principal. High yield securities are predominantly speculative with respect to the issuer’s capacity to pay interest and repay principal in accordance with the terms of the obligation. The market for high yield securities is generally less active than the market for higher quality securities. This may limit the ability of a fund to sell high yield securities at the price at which it is being valued for purposes of calculating NAV.

U.S. Government Securities Risk. The Underlying Funds may invest in U.S. Government securities. The U.S. Government’s guarantee of ultimate payment of principal and timely payment of interest on certain U.S. Government securities owned by an Underlying Fund does not imply that the Underlying Fund’s shares are guaranteed or that the price of the Underlying Fund’s shares will not fluctuate. In addition, securities issued by Freddie Mac, Fannie Mae and Federal Home Loan Banks are not obligations of, or insured by, the U.S. Government. If a U.S. Government agency or instrumentality in which an Underlying Fund invests defaults and the U.S. Government does not stand behind the obligation, the Fund’s NAV could fall.

Interest Rate Risk. An Underlying Fund’s NAV and total return will vary in response to changes in interest rates. If rates increase, the value of an Underlying Fund’s investments generally will decline, as will the Underlying Fund’s NAV. In typical interest rate environments, the prices of longer-term fixed income securities generally fluctuate more than the prices of shorter-term fixed income securities as interest rates change.

Interest rates in the United States and many other countries have risen in recent periods and may rise in the future. Because longer-term inflationary pressure may result from the U.S. government’s fiscal policies, an Underlying Fund may experience rising interest rates, rather than falling rates, over its investment horizon. To the extent an Underlying Fund borrows money to finance its investments, the Underlying Fund’s performance will depend, in part, upon the difference between the rate at which it borrows funds and the rate at which it invests those funds. In periods of rising interest rates, the Underlying Fund’s cost of funds could increase. Adverse developments resulting from changes in interest rates could have a material adverse effect on the Underlying Fund’s financial condition and results.

In addition, a decline in the prices of the debt an Underlying Fund owns could adversely affect the Underlying Fund’s NAV. Changes in market interest rates could also affect the ability of operating companies in which the Underlying Fund invests to service debt, which could materially impact the Underlying Fund.

Sovereign Obligation Risk. The Underlying Funds may invest in sovereign (i.e., foreign government) debt obligations. Investment in sovereign debt obligations involves special risks not present in corporate debt obligations. The issuer of the sovereign debt or the governmental authorities that control the repayment of the debt may be unable or unwilling to repay principal or interest when due, and the Underlying Funds may have limited recourse in the event of a default. During periods of economic uncertainty, the market prices of sovereign debt may be more volatile than prices of U.S. debt obligations. In the past, certain emerging markets have encountered difficulties in servicing their debt obligations, withheld payments of principal and interest, and declared moratoria on the payment of principal and interest on their sovereign debts. See also “Foreign Investing Risks” below.

Equity Securities Risks

While equity securities have historically generated higher average returns than fixed income securities, equity securities have also experienced significantly more volatility in those returns. An adverse event, such as an unfavorable earnings report, may depress the value of an issuer’s equity securities held by an Underlying Fund. Equity security prices fluctuate for several reasons, including changes in investors’ perceptions of the financial condition of an issuer or the general condition of the relevant stock market, or when political or economic events affecting the issuers occur. The value of a particular equity security may fall in value. The prices of stocks change in response to many factors, including the historical and prospective earnings of the issuer, the value of its assets, management decisions, decreased demand for an issuer’s products or services, increased production costs, general economic conditions, interest rates, currency exchange rates, investor perceptions and market liquidity. The value of an Underlying Fund’s shares will go up and down due to movement in the collective returns of the individual securities held by the Underlying Fund. Common stocks are subordinate to preferred stocks and debt in a company’s capital structure, and if a company is liquidated, the claims of secured and unsecured creditors and owners of preferred stocks take precedence over the claims of those who own Common Shares. In addition, equity security prices may be particularly sensitive to rising interest rates, as the cost of capital rises and borrowing costs increase.

Asset Allocation Risks

To the extent that the Adviser’s asset allocation strategy may fail to produce the intended result, the Fund’s return may suffer. Additionally, the active asset allocation style of the Fund leads to changing allocations over time and represents a risk to investors who target fixed asset allocations.

Investment and Market Risks

An investment in Common Shares is subject to investment risk, including the possible loss of the entire principal amount invested. An investment in Common Shares represents an indirect investment in the Underlying Funds owned by the Fund. The value of the Underlying Funds, like other market investments, may move up or down, sometimes rapidly and unpredictably. Overall stock market risks may also affect the NAV of the Fund or the Underlying Funds. Factors such as domestic and foreign economic growth and market conditions, interest rate levels and political events affect the securities markets. The Common Shares at any point in time may be worth less than the original investment, even after taking into account any reinvestment of dividends and distributions.

Special Purpose Acquisition Companies Risks

The Fund may invest in SPACs. SPACs are collective investment structures that pool funds in order to seek potential acquisition opportunities. Unless and until an acquisition is completed, a SPAC generally invests its assets (less an amount to cover expenses) in U.S. government securities, money market fund securities and cash. SPACs and similar entities may be blank check companies with no operating history or ongoing business other than to seek a potential acquisition. Accordingly, the value of their securities is particularly dependent on the ability of the entity’s management to identify and complete a profitable acquisition. Certain SPACs may seek acquisitions only in limited industries or regions, which may increase the volatility of their prices. If an acquisition that meets the requirements for the SPAC is not completed within a predetermined period of time, the invested funds are returned to the entity’s shareholders. Investments in SPACs may be illiquid and/or be subject to restrictions on resale. To the extent the SPAC is invested in cash or similar securities, this may impact the Fund’s ability to meet its investment objective.

The officers and directors of a SPAC may operate multiple SPACs and could have conflicts of interest in determining to which SPAC a particular business opportunity should be presented. In such circumstances, there can be no assurance that a given business opportunity would be presented to the SPAC in which the Fund holds an investment.

Convertible Securities Risks

The market value of convertible securities tends to fall when prevailing interest rates rise. The value of convertible securities also tends to change whenever the market value of the underlying common or preferred stock fluctuates. Convertible securities tend to be of lower credit quality.

Defensive Measures

The Fund may invest up to 100% of its assets in cash, cash equivalents and short-term investments as a defensive measure in response to adverse market conditions or opportunistically at the discretion of the Adviser. During these periods or during periods when an Underlying Fund invests defensively, the Fund may not be pursuing its investment objective.

Derivatives Risks

The Fund and the Underlying Funds may enter into derivatives transactions. Derivative transactions involve investment techniques and risks different from those associated with investments in Underlying Funds. Generally, a derivative is a financial contract the value of which depends upon, or is derived from, the value of an underlying asset, reference rate, or index, and may relate to individual debt or equity instruments, interest rates, currencies or currency exchange rates, commodities, related indexes, and other assets. Derivatives can be volatile and involve various types and degrees of risk, depending upon the characteristics of a particular derivative. Derivatives may entail investment exposures that are greater than their cost would suggest, meaning that a small investment in a derivative could have a large potential impact on the performance of a fund. A fund could experience a loss if derivatives do not perform as anticipated, if they are not correlated with the performance of other investments which they are used to hedge or if the fund is unable to liquidate a position because of an illiquid secondary market. The market for many derivatives is, or can suddenly become, illiquid. Changes in liquidity may result in significant, rapid and unpredictable changes in the prices of derivatives. When used for speculative purposes, derivatives will produce enhanced investment exposure, which will magnify gains and losses. Certain derivatives transactions may give rise to a form of leverage. The use of leverage may cause a fund to liquidate portfolio positions when it may not be advantageous to do so to satisfy its obligations. Leverage may cause a fund to be more volatile than if it had not been leveraged. This is because leverage tends to exaggerate the effect of any increase or decrease in the value of the fund’s portfolio securities. Further, using derivatives may include the risk of mispricing or improper valuation of derivatives and the inability of derivatives to correlate perfectly, or at all, with the value of the assets, reference rates or indexes they are designed to closely track. The Fund also will be subject to credit risk with respect to the counterparties to the derivatives contracts purchased by the Fund. If a counterparty becomes bankrupt or otherwise fails to perform its obligations under a derivative contract due to financial difficulties, the Fund may experience significant delays in obtaining any recovery under the derivative contract in a bankruptcy or other reorganization proceeding. The Fund may obtain only a limited recovery or may obtain no recovery in such circumstances.

Defaulted and Distressed Securities Risks

The Underlying Funds may invest directly in defaulted and distressed securities. Legal difficulties and negotiations with creditors and other claimants are common when dealing with defaulted or distressed companies. Defaulted or distressed companies may be insolvent or in bankruptcy. In the event of a default, an Underlying Fund may incur additional expenses to seek recovery. The repayment of defaulted bonds is subject to significant uncertainties, and in some cases, there may be no recovery of repayment. Defaulted bonds might be repaid only after lengthy workout or bankruptcy proceedings, during which the issuer might not make any interest or other payments. Because of the relative illiquidity of defaulted or distressed debt and equity securities, short sales are difficult, and most Underlying Funds primarily maintain long positions. Some relative value trades are possible, where an investor sells short one class of a defaulted or distressed company’s capital structure and purchases another. With distressed investing, often there is a time lag between when an Underlying Fund makes an investment and when the Underlying Fund realizes the value of the investment. In addition, an Underlying Fund may incur legal and other monitoring costs in protecting the value of the Underlying Fund’s claims.

Exchange-Traded Note Risks

The Fund and the Underlying Funds may invest in exchange-traded notes (“ETNs”), which are notes representing unsecured debt issued by an underwriting bank. ETNs are typically linked to the performance of an index plus a specified rate of interest that could be earned on cash collateral. The value of an ETN may be influenced by time to maturity, level of supply and demand for the ETN, volatility and lack of liquidity in underlying markets, changes in the applicable interest rates, changes in the issuer’s credit rating and economic, legal, political or geographic events that affect the referenced index. ETNs typically mature 30 years from the date of issue. The issuer’s credit rating will be investment grade at the time of investment, however, the credit rating may be revised or withdrawn at any time and there is no assurance that a credit rating will remain in effect for any given time period. If a rating agency lowers the issuer’s credit rating, the value of the ETN will decline and a lower credit rating reflects a greater risk that the issuer will default on its obligation. When a fund invests in ETNs, it will bear its proportionate share of any fees and expenses associated with investment in such securities. Such fees reduce the amount of return on investment at maturity or upon redemption.

There may be restrictions on a fund’s right to liquidate its investment in an ETN prior to maturity (for example, a fund may only be able to offer its ETN for repurchase by the issuer on a weekly basis), since ETNs are meant to be held until maturity. A fund’s decision to sell its ETN holdings may be limited by the availability of a secondary market.

Foreign Investing Risks

The Fund and the Underlying Funds may invest in foreign securities. Investments in foreign securities may be affected by currency controls and exchange rates; different accounting, auditing, financial reporting, and legal standards and practices; expropriation; changes in tax policy; social, political and economic instability; greater market volatility; differing securities market structures; higher transaction costs; and various administrative difficulties, such as delays in clearing and settling portfolio transactions or in receiving payment of dividends. In addition, changes in government administrations or economic or monetary policies in the United States or abroad could result in appreciation or depreciation of the Fund’s or Underlying Fund’s securities. These risks may be heightened in connection with investments in emerging or developing countries. To the extent that a Fund or Underlying Fund invests in depositary receipts, the Fund or Underlying Fund will be subject to many of the same risks as when investing directly in foreign securities. The effect of recent, worldwide economic instability on specific foreign markets or issuers may be difficult to predict or evaluate, and some national economies continue to show profound instability, which may in turn affect their international trading partners.

Illiquid Securities Risks

The Underlying Funds may invest in illiquid securities. It may not be possible to sell or otherwise dispose of illiquid securities both at the price and within the time period deemed desirable by a fund. Illiquid securities also may be difficult to value.

Initial Public Offerings Risks

The Fund and the Underlying Funds may purchase securities in IPOs. Because securities sold in an IPO frequently are volatile in price, the Fund or an Underlying Fund may hold IPO shares for a very short period of time. This may increase the turnover of a fund’s portfolio and may lead to increased expenses to the fund, such as commissions and transaction costs. By selling shares, a fund may realize taxable capital gains that it will subsequently distribute to shareholders. Investing in IPOs has added risks because the shares are frequently volatile in price. As a result, their performance can be more volatile and they face greater risk of business failure, which could increase the volatility of a fund’s portfolio.

The Fund’s IPO investments may be in IPOs of Underlying Funds. There is a significant risk that the shares of closed-end funds purchased in an IPO will trade at a price below their IPO price.

Legislation, Policy and Regulatory Risks

At any time after the date of this Prospectus, legislation or additional regulations may be enacted that could negatively affect the assets of the Fund or the issuers of such assets. Recent changes in the U.S. political landscape and changing approaches to regulation may have a negative impact on the entities and/or securities in which the Fund or an Underlying Fund invests. Legislation or regulation may also change the way in which the Fund or an Underlying Fund is regulated. New or amended regulations may be imposed by the Commodity Futures Trading Commission (“CFTC”), the SEC, the Board of Governors of the Federal Reserve System or other financial regulators, other governmental regulatory authorities or self-regulatory organizations that supervise the financial markets that could adversely affect the Fund or the Underlying Funds. In particular, these agencies are empowered to promulgate a variety of new rules pursuant to financial reform legislation in the United States. There can be no assurance that future legislation, regulation or deregulation will not have a material adverse effect on the Fund or will not impair the ability of the Fund to achieve its investment objective. The Fund and the Underlying Funds also may be adversely affected by changes in the enforcement or interpretation of existing statutes and rules by these governmental regulatory authorities or self regulatory organizations.

LIBOR Risk

Certain London Interbank Offered Rates (“LIBORs”) were generally phased out by the end of 2021, and some regulated entities have ceased to enter into new LIBOR-based contracts beginning January 1, 2022. The 1-, 3- and 6-month U.S. dollar LIBOR settings continued to be published using a synthetic methodology until September 2024. Neither the effect of the LIBOR transition process nor its ultimate success can yet be known. Although the transition away from LIBOR has become increasingly well-defined, any potential effects of the transition away from LIBOR and other benchmark rates on financial markets, a fund or the financial instruments in which a fund invests can be difficult to ascertain. Not all existing LIBOR-based instruments may have alternative rate-setting provisions and there remains uncertainty regarding the willingness and ability of issuers to add alternative rate-setting provisions in certain existing instruments. Global regulators have advised market participants to cease entering into new contracts using LIBOR as a reference rate, and it is possible that investments in LIBOR-based instruments could invite regulatory scrutiny. In addition, a liquid market for newly-issued instruments that use a reference rate other than LIBOR still may be developing. All of the aforementioned may adversely affect the Fund’s or an Underlying Fund’s performance or NAV.

Management Risks

The Adviser’s judgments about the attractiveness, value and potential appreciation of a particular asset class or individual security in which the Fund invests may prove to be incorrect and there is no guarantee that the Adviser’s judgment will produce the desired results. Similarly, the Fund’s investments in Underlying Funds are subject to the judgment of the Underlying Funds’ managers which may prove to be incorrect. In addition, the Adviser will have limited information as to the portfolio holdings of the Underlying Funds at any given time. This may result in the Adviser having less ability to respond to changing market conditions. The Fund may allocate its assets so as to under-emphasize or over-emphasize ETFs or other investments under the wrong market conditions, in which case the Fund’s NAV may be adversely affected.

Market Disruption, Geopolitical and Climate Change Risks

The Fund or Underlying Funds may experience increased volatility, illiquidity, or other potentially adverse effects in response to changing market conditions, inflation, changes in interest rates, lack of liquidity in the bond or equity markets, volatility in the equity markets, market disruptions caused by local or regional events such as war, acts of terrorism, the spread of infectious illness (including epidemics and pandemics) or other public health issues, recessions or other events or adverse investor sentiment or other political, regulatory, economic and social developments, and developments that impact specific economic sectors, industries or segments of the market. Additionally, from time to time, uncertainty regarding the status of negotiations in the U.S. government to increase the statutory debt ceiling could impact the creditworthiness of the U.S. and could impact the liquidity of the U.S. government securities markets and ultimately the Fund. These risks may be magnified if certain events or developments adversely interrupt the global supply chain; in these and other circumstances, such risks might affect companies worldwide due to increasingly interconnected global economies and financial markets.

The impairment or failure of one or more banks with whom the Fund transacts may inhibit the Fund’s ability to access depository accounts. In such cases, the Fund may be forced to delay or forgo investments, resulting in lower Fund performance. In the event of such a failure of a banking institution where the Fund holds depository accounts, access to such accounts could be restricted and U.S. Federal Deposit Insurance Corporation (“FDIC”) protection may not be available for balances in excess of amounts insured by the FDIC. In such instances, the Fund may not recover such excess, uninsured amounts.

Climate change poses long-term threats to physical and biological systems. Potential hazards and risks related to climate change for a State or municipality include, among other things, wildfires, rising sea levels, more severe coastal flooding and erosion hazards, and more intense storms. Storms in recent years have demonstrated vulnerabilities in a State's or municipality's infrastructure to extreme weather events. Climate change risks, if they materialize, can adversely impact a State's or municipality's financial plan in current or future years. In addition, economists and others have expressed increasing concern about the potential effects of global climate change on property and security values. A rise in sea levels, an increase in powerful windstorms and/or a climate-driven increase in sea levels or flooding could cause coastal properties to lose value or become unmarketable altogether. Economists warn that, unlike previous declines in the real estate market, properties in affected coastal zones may not ever recover their value. Large wildfires driven by high winds and prolonged drought may devastate businesses and entire communities and may be very costly to any business found to be responsible for the fire. Regulatory changes and divestment movements tied to concerns about climate change could adversely affect the value of certain land and the viability of industries whose activities or products are seen as accelerating climate change.

Master Limited Partnerships Risks

The Underlying Funds may invest in MLPs. Investments in publicly traded MLPs, which are limited partnerships or limited liability companies taxable as partnerships, involve some risks that differ from an investment in the common stock of a corporation, including risks related to limited control and limited rights to vote on matters affecting MLPs, risks related to potential conflicts of interest between an MLP and the MLP’s general partner, cash flow risks, dilution risks and risks related to the general partner’s right to require unit-holders to sell their common units at an undesirable time or price. MLPs may derive income and gains from the exploration, development, mining or production, processing, refining, transportation (including pipelines transporting gas, oil, or products thereof), or the marketing of any mineral or natural resources. MLPs generally have two classes of owners, the general partner and limited partners. When investing in an MLP, an Underlying Fund generally purchases publicly traded common units issued to limited partners of the MLP. The general partner is typically owned by a major energy company, an investment fund, the direct management of the MLP or is an entity owned by one or more of such parties. The general partner may be structured as a private or publicly traded corporation or other entity. The general partner typically controls the operations and management of the MLP through an up to 2% equity interest in the MLP plus, in many cases, ownership of common units and subordinated units. Limited partners own the remainder of the partnership, through ownership of common units, and have a limited role in the partnership’s operations and management. As compared to common stockholders of a corporation, holders of MLP common units have more limited control and limited rights to vote on matters affecting the partnership.

MLPs are typically structured such that common units and general partner interests have first priority to receive quarterly cash distributions up to an established minimum amount (“minimum quarterly distributions” or “MQD”). Common and general partner interests also accrue arrearages in distributions to the extent the MQD is not paid. Once common and general partner interests have been paid, subordinated units receive distributions of up to the MQD; however, subordinated units do not accrue arrearages. Distributable cash in excess of the MQD paid to both common and subordinated units is distributed to both common and subordinated units generally on a pro rata basis. The general partner is also eligible to receive incentive distributions if the general partner operates the business in a manner which results in distributions paid per common unit surpassing specified target levels. As the general partner increases cash distributions to the limited partners, the general partner receives an increasingly higher percentage of the incremental cash distributions. A common arrangement provides that the general partner can reach a tier where it receives 50% of every incremental dollar paid to common and subordinated unit holders. These incentive distributions encourage the general partner to streamline costs, increase capital expenditures and acquire assets in order to increase the partnership’s cash flow and raise the quarterly cash distribution in order to reach higher tiers. Such results benefit all security holders of the MLP.

MLP common units represent a limited partnership interest in the MLP. MLP common units are listed and traded on U.S. securities exchanges, with their value fluctuating predominantly based on prevailing market conditions and the success of the MLP. An Underlying Fund may purchase MLP common units in market transactions. Unlike owners of common stock of a corporation, owners of MLP common units have limited voting rights and have no ability to elect directors. In the event of liquidation, MLP common units have preference over subordinated units, but not over debt or preferred units, to the remaining assets of the MLP.

MLPs may be subject to legal and other restrictions on resale or will otherwise be less liquid than publicly traded securities. Certain MLP securities may trade in lower volumes due to their smaller capitalizations. Accordingly, those MLPs may be subject to more abrupt or erratic price movements and may lack sufficient market liquidity to enable an Underlying Fund to effect sales at an advantageous time or without a substantial drop in price. As a result, these investments may be difficult to dispose of at a fair price at the times when an Underlying Fund believes it is desirable to do so. MLPs are generally considered interest-rate sensitive investments. During periods of interest rate volatility, these investments may not provide attractive returns, which may adversely impact the overall performance of the Fund or an Underlying Fund.

MLPs are subject to various risks related to the underlying operating companies they control, including dependence upon specialized management skills and the risk that those operating companies may lack or have limited operating histories. The success an Underlying Fund’s investments in an MLP will vary depending on the underlying industry represented by the MLP’s portfolio. Certain MLPs in which an Underlying Fund may invest depend upon their parent or sponsor entities for the majority of their revenues.

Certain MLPs in which an Underlying Fund may invest depend upon a limited number of customers for substantially all of their revenue. Similarly, certain MLPs in which an Underlying Fund may invest depend upon a limited number of suppliers of goods or services to continue their operations. The loss of those customers or suppliers could have a material adverse effect on an MLP’s results of operations and cash flow, and on its ability to make distributions to unit holders such as an Underlying Fund.

The benefit an Underlying Fund will derive from its investment in MLPs will be largely dependent on the MLPs being treated as partnerships and not as corporations for federal income tax purposes. As a partnership, an MLP generally has no tax liability at the entity level. If, as a result of a change in current law or a change in an MLP’s business, an MLP were treated as a corporation for federal income tax purposes, such MLP would be obligated to pay federal income tax on its income at the corporate tax rate. If an MLP were classified as a corporation for federal income tax purposes, the amount of cash available for distribution by the MLP would be reduced and distributions received by an Underlying Fund would be taxed under federal income tax laws applicable to corporate dividends (as dividend income, return of capital, or capital gain). Therefore, treatment of an MLP as a corporation for federal income tax purposes would result in a reduction in the after-tax return to an Underlying Fund, likely causing a reduction in the value of the Common Shares. Additionally, if the Fund retains an investment in an MLP until the Fund’s basis in the MLP interest is reduced to zero, subsequent distributions from the MLP will be taxable at ordinary income rates.

Micro-, Small- and Medium-Sized Company Risks

The Underlying Funds may invest in securities without regard to market capitalization. Investments in securities of micro-, small-and medium-sized companies may be subject to more abrupt or erratic market movements than larger, more established companies, because these securities typically are traded in lower volume and issuers are typically more subject to changes in earnings and future earnings prospects. Small- and medium-sized companies often have narrower markets for their goods and/or services and more limited managerial and financial resources than larger, more established companies. Furthermore, these companies often have limited product lines, services, markets or financial resources, or are dependent on a small management group. Since these stocks are not well-known to the investing public, do not have significant institutional ownership and are followed by relatively few security analysts, there will normally be less publicly available information concerning these securities compared to what is available for the securities of larger companies. Adverse publicity and investor perceptions, whether or not based on fundamental analysis, can decrease the value and liquidity of securities held by the Fund. As a result, small- and medium-sized companies’ performance can be more volatile and the companies face greater risk of business failure, which could increase the volatility of the Fund’s portfolio. The risks are intensified for investments in micro-cap companies.

Options and Futures Risks

The Fund and the Underlying Funds may invest in options and futures contracts. The use of futures and options transactions entails certain special risks. In particular, the variable degree of correlation between price movements of futures contracts and price movements in the related securities position of the Fund or an Underlying Fund could create the possibility that losses on the hedging instrument are greater than gains in the value of the Fund’s or Underlying Fund’s position. In addition, futures and options markets could be illiquid in some circumstances and certain over-the-counter options could have no markets. As a result, in certain markets, the Fund or an Underlying Fund might not be able to close out a transaction without incurring substantial losses. Although the Fund’s or an Underlying Fund’s use of futures and options transactions for hedging should tend to minimize the risk of loss due to a decline in the value of the hedged position, at the same time it will tend to limit any potential gain to the Fund or an Underlying Fund that might result from an increase in value of the position. There is also the risk of loss by the Fund or an Underlying Fund of margin deposits in the event of bankruptcy of a broker with whom the Fund or Underlying Fund has an open position in a futures contract or option thereon. Finally, the daily variation margin requirements for futures contracts create a greater ongoing potential financial risk than would purchases of options, in which case the exposure is limited to the cost of the initial premium. However, because option premiums paid by the Fund or an Underlying Fund are small in relation to the market value of the investments underlying the options, buying options can result in large amounts of leverage. This leverage offered by trading in options could cause the Fund’s or an Underlying Fund’s NAV to be subject to more frequent and wider fluctuation than would be the case if the Fund or Underlying Fund did not invest in options.

Options transactions may be effected on securities exchanges or in the over-the-counter market. When options are purchased over-the-counter, the Fund or an Underlying Fund bears the risk that the counterparty that wrote the option will be unable or unwilling to perform its obligations under the option contract. The counterparties to these transactions typically will be major international banks, broker-dealers and financial institutions. Such options may also be illiquid, and in such cases, the Fund or an Underlying Fund may have difficulty closing out its position. Banks, broker-dealers or other financial institutions participating in such transactions may fail to settle a transaction in accordance with the terms of the option as written. In the event of default or insolvency of the counterparty, the Fund or an Underlying Fund may be unable to liquidate an over-the-counter option position.

The Fund may purchase put options. An Underlying Fund may purchase and sell call and put options with respect to specific securities, and may write and sell covered or uncovered call and put options. A call option gives the purchaser of the call option, in return for a premium paid, the right to buy the security underlying the option from the writer of the call option at a specified exercise price within a specified time frame. A put option gives the purchaser of the put option, in return for a premium paid, the right to sell the underlying security to the writer of the put option at a specified price within a specified time frame. A covered call option is a call option with respect to an underlying security that a fund owns. A covered put option is a put option with respect to which a fund has segregated cash or liquid securities to fulfill the obligation of the option. The purchaser of a put or call option runs the risk of losing the purchaser’s entire investment, paid as the premium, in a relatively short period of time if the option is not sold at a gain or cannot be exercised at a gain prior to expiration. In selling put options, there is a risk that the Underlying Fund may be required to buy the underlying security at a disadvantageous price above the market price. The un-covered writer of a call option is subject to a risk of loss if the price of the underlying security should increase, and the un-covered writer of a put option is subject to a risk of loss if the price of the underlying security should decrease.

The Fund may invest a significant portion of its total assets in Underlying Funds that write covered call options. To the extent that an Underlying Fund writes a covered call option, it forgoes, during the option’s life, the opportunity to profit from increases in the market value of the security covering the call option above the sum of the premium and the strike price of the call, but has retained the risk of loss should the price of the underlying security decline. As the writer of the option, the Underlying Fund bears the market risk of an unfavorable change in the price of the security underlying a written option. As an Underlying Fund writes covered calls over more of its portfolio, its ability to benefit from capital appreciation becomes more limited and the risk of NAV erosion increases. To the extent an Underlying Fund experiences NAV erosion (which itself may have an indirect negative effect on the market price of interests in the Underlying Fund), the Underlying Fund will have a reduced asset base over which to write covered calls, which may eventually lead to reduced distributions to shareholders such as the Fund. The writer of an option has no control over the time when it may be required to fulfill its obligation as a writer of the option. Once an option writer has received an exercise notice, it cannot effect a closing purchase transaction in order to terminate its obligation under the option and must deliver the underlying security at the exercise price.

To the extent that an Underlying Fund engages in selling options that trade in over-the-counter markets, the Underlying Fund may be subject to additional risks. Participants in these markets are typically not subject to the same credit evaluation and regulatory oversight as members of “exchange based” markets. By engaging in option transactions in these markets, an Underlying Fund may take credit risk with regard to parties with which it trades and also may bear the risk of settlement default. These risks may differ materially from those involved in exchange-traded transactions, which generally are characterized by clearing organization guarantees, daily marking-to-market and settlement, and segregation and minimum capital requirements applicable to intermediaries. Transactions entered into directly between two counterparties generally do not benefit from these protections, which may subject an Underlying Fund to the risk that a counterparty will not settle a transaction in accordance with agreed terms and conditions because of a dispute over the terms of the contract or because of a credit or liquidity problem. Such “counterparty risk” is increased for contracts with longer maturities when events may intervene to prevent settlement.

The Fund or an Underlying Fund may enter into futures contracts in U.S. domestic markets or on exchanges located outside of the United States. Foreign markets may offer advantages, including trading opportunities or arbitrage possibilities, not available in the United States. Foreign markets, however, may have greater risk potential than domestic markets. For example, some foreign exchanges are principal markets, so that no common clearing facility exists and an investor may look only to the broker or counterparty for the performance of the contract. Unlike trading on domestic commodity exchanges, trading on foreign commodity exchanges is not regulated by the Commodity Futures Trading Commission.

There can be no assurance that a liquid market will exist for any particular futures contract at any particular time. Many futures exchanges and boards of trade limit the amount of fluctuation permitted in futures contract prices during a single trading day. Once the daily limit has been reached in a particular contract, no trades may be made that day of a price beyond that limit or trading may be suspended for specified periods during the trading day.

The Fund or an Underlying Fund may purchase and sell single stock futures, stock index futures contracts, interest rate futures contracts, currency futures and other commodity futures. A stock index future obligates a fund to pay or receive an amount of cash based upon the value of a stock index at a specified date in the future. An interest rate futures contract obligates a fund to purchase or sell an amount of a specific debt security at a future date at a specified price. A currency futures contract obligates a fund to purchase or sell an amount of a specific currency at a future date at a future price.

If the Fund or an Underlying Fund purchases an option and the price of the underlying stock fails to move in the expected direction, the Fund or Underlying Fund will lose most or all of the amount the fund paid for the option, plus commission costs. If an Underlying Fund writes (“sells”) an option and the price of the underlying stock fails to move in the expected direction, the Underlying Fund’s losses could easily exceed the proceeds it received when it wrote the options.

Private Debt Risk

The Fund may invest in debt issued by non-listed funds and BDCs (“Private Debt”). Private Debt often may be illiquid and is typically not listed on an exchange and traded less actively than similar securities issued by publicly traded-vehicles. For certain Private Debt investments, trading may only be possible through the assistance of the broker who originally brought the security to the market and has a relationship with the issuer. Due to the limited trading market, independent pricing services may be unable to provide a price for Private Debt, and as such the fair value of the securities may be determined in good faith under procedures approved by the Board, which typically will include the use of one or more independent broker quotes.

Real Estate Investment Trust Risks

The Underlying Funds may invest in equity and mortgage REITs. Equity REITs invest in real estate, and mortgage REITs invest in loans secured by real estate. Investing in REITs involves certain unique risks in addition to those risks associated with investing in the real estate industry in general. Equity REITs may be affected by changes in the value of the underlying property owned by the REITs, while mortgage REITs may be affected by the quality of any credit extended. REITs are dependent upon management skills, are not diversified, and are subject to heavy cash flow dependency, default by borrowers and self-liquidation. REITs also are subject to the possibilities of failing to qualify for tax free pass-through of income under the Internal Revenue Code of 1986, as amended, and failing to maintain their exemption from registration under the 1940 Act. Investment in REITs involves risks similar to those associated with investing in small capitalization companies, and REITs (especially mortgage REITs) are subject to interest rate risks. When interest rates decline, the value of a REIT’s investment in fixed rate obligations can be expected to rise. Conversely, when interest rates rise, the value of a REIT’s investment in fixed rate obligations can be expected to decline. By investing in REITs directly or indirectly through the Underlying Funds, the Fund will indirectly bear its proportionate share of the expenses of the REITs. The expenses at the REIT level are not included in the Fund’s expense table as acquired fund fees and expenses.

Securities Lending Risks

The Underlying Funds may engage in securities lending. Securities lending involves counterparty risk, including the risk that the loaned securities may not be returned in a timely manner and/or a loss of rights in the collateral if the borrower or the lending agent defaults. This risk is increased when an Underlying Fund’s loans are concentrated with a single or limited number of borrowers. In addition, an Underlying Fund bears the risk of loss in connection with the investments of the cash collateral it receives from the borrower. To the extent that the value or return of an Underlying Fund’s investments of the cash collateral declines below the amount owed to a borrower, the Underlying Fund may incur losses that exceed the amount it earned in lending the security.

Securities Risks

The value of the Fund or an Underlying Fund may decrease in response to the activities and financial prospects of individual securities in the Fund’s portfolio.

Senior Loan Risks

The Underlying Funds may invest in senior secured floating rate and fixed-rate loans (“Senior Loans”). There is less readily available and reliable information about most Senior Loans than is the case for many other types of instruments, including listed securities. Senior Loans are not listed on any national securities exchange or automated quotation system and as such, many Senior Loans are illiquid, meaning that an Underlying Fund may not be able to sell them quickly at a fair price. To the extent that a secondary market does exist for certain Senior Loans, the market is more volatile than for liquid, listed securities and may be subject to irregular trading activity, wide bid/ask spreads and extended trade settlement periods. The market for Senior Loans could be disrupted in the event of an economic downturn or a substantial increase or decrease in interest rates. Senior Loans, like most other debt obligations, are subject to the risk of default. Default in the payment of interest or principal on a Senior Loan will result in a reduction of income to the Fund, a reduction in the value of the Senior Loan and a potential decrease in the Fund’s NAV of the Common Shares.

The Underlying Funds may acquire or hold Senior Loans of borrowers that are experiencing, or are more likely to experience, financial difficulty, including Senior Loans issued to highly leveraged borrowers or borrowers that have filed for bankruptcy protection. Borrowers may have outstanding debt obligations, including Senior Loans, that are rated below investment grade. An Underlying Fund may invest a substantial portion of its assets in Senior Loans that are rated below investment grade or that are unrated at the time of purchase but are deemed by the Underlying Fund’s adviser’s to be of comparable quality. The values of Senior Loans of borrowers that have filed for bankruptcy protection or that are experiencing payment difficulty could be affected by, among other things, the assessment of the likelihood that the lenders ultimately will receive repayment of the principal amount of such Senior Loans, the likely duration, if any, of a lapse in the scheduled payment of interest and repayment of principal and prevailing interest rates. There is no assurance that an Underlying Fund will be able to recover any amount on Senior Loans of such borrowers or that sale of the collateral granted in connection with Senior Loans would raise enough cash to satisfy the borrower’s payment obligation or that the collateral can or will be liquidated. In the event of bankruptcy, liquidation may not occur and the bankruptcy court may not give lenders the full benefit of their senior position in the capital structure of the borrower.

Short Sale Risks

The Fund and Underlying Funds may sell securities short. Positions in shorted securities are speculative and more risky than long positions (purchases) in securities because the maximum sustainable loss on a security purchased is limited to the amount paid for the security plus the transaction costs, whereas there is no maximum attainable price of the shorted security. Therefore, in theory, securities sold short have unlimited risk. Short selling will also result in higher transaction costs (such as interest and dividends), directly or indirectly through the investments in Underlying Funds, and may result in higher taxes, which reduce the Fund’s return.

If a security sold short increases in price, a fund may have to cover its short position at a higher price than the short sale price, resulting in a loss. With respect to a fund’s short positions, the Fund must borrow those securities to make delivery to the buyer. A fund may not be able to borrow a security that it needs to deliver or it may not be able to close out a short position at an acceptable price and may have to sell related long positions before it had intended to do so. As a result, a fund may not be able to successfully implement its short sale strategy due to the limited availability of desired securities or for other reasons.

When borrowing a security for delivery to a buyer, a fund also may be required to pay a premium and other transaction costs, which would increase the cost of the security sold short. A fund must normally repay to the lender an amount equal to any dividends or interest earned while the loan is outstanding. The amount of any gain will be decreased, and the amount of any loss increased, by the amount of the premium, dividends, interest or expenses a fund may be required to pay in connection with the short sale. Also, the lender of a security may terminate the loan at a time when a fund is unable to borrow the same security for delivery. In that case, a fund would need to purchase a replacement security at the then current market price or “buy in” by paying the lender an amount equal to the costs of purchasing the security.

Until a fund replaces a borrowed security, it is required to maintain a segregated account of cash or liquid assets to cover the fund’s short position. Securities held in a segregated account cannot be sold while the position they are covering is outstanding, unless they are replaced with similar securities. Additionally, a fund must maintain sufficient liquid assets (less any additional collateral held by the broker), marked-to-market daily, to cover its short sale obligations. This may limit a fund’s investment flexibility, as well as its ability to meet redemption requests or other current obligations.

In addition, until a fund replaces a borrowed instrument, a fund may also be required to maintain short sale proceeds with the lending broker as collateral. Moreover, a fund will be required to make margin payments to the lender during the term of the borrowing if the value of the security it borrowed (and sold short) increases. Thus, short sales involve credit exposure to the broker that executes the short sales. In the event of the bankruptcy or other similar insolvency with respect to a broker with whom a fund has an open short position, a fund may be unable to recover, or be delayed in recovering, any margin or other collateral held with or for the lending broker.

Because a fund’s loss on a short sale arises from increases in the value of the security sold short, the loss is theoretically unlimited. In certain cases, purchasing a security to cover a short position can itself cause the price of the security to rise further, which would exacerbate the loss. Conversely, gains on short sales, after transaction and related costs, are generally the difference between the price at which a fund sold the borrowed security and the price it paid to purchase the security for delivery to the buyer. By contrast, a fund’s loss on a long position arises from decreases in the value of the security and is limited by the fact that a security’s value cannot drop below zero.

By investing the proceeds received from selling securities short, the Fund is using a form of leverage, which creates special risks. The use of leverage may increase the Fund’s exposure to long equity positions and make any change in the Fund’s NAV greater than it would be without the use of leverage. This could result in increased volatility of returns. There is no guarantee that the Fund will leverage its portfolio, or if it does, that the Fund’s leveraging strategy will be successful. The Fund also cannot guarantee that the use of leverage will produce a higher return on an investment.

SOFR Risk

SOFR is intended to be a broad measure of the cost of borrowing funds overnight in transactions that are collateralized by U.S. Treasury securities. SOFR is calculated based on transaction-level repodata collected from various sources. For each trading day, SOFR is calculated as a volume-weighted median rate derived from such data. SOFR is calculated and published by the Federal Reserve Bank of New York (“FRBNY”). If data from a given source required by the FRBNY to calculate SOFR is unavailable for any day, then the most recently available data for that segment will be used, with certain adjustments. If errors are discovered in the transaction data or the calculations underlying SOFR after its initial publication on a given day, SOFR may be republished at a later time that day. Rate revisions will be effected only on the day of initial publication and will be republished only if the change in the rate exceeds one basis point.

Because SOFR is a financing rate based on overnight secured funding transactions, it differs fundamentally from LIBOR. LIBOR was intended to be an unsecured rate that represents interbank funding costs for different short-term maturities or tenors. It was a forward-looking rate reflecting expectations regarding interest rates for the applicable tenor. Thus, LIBOR was intended to be sensitive, in certain respects, to bank credit risk and to term interest rate risk. In contrast, SOFR is a secured overnight rate reflecting the credit of U.S. Treasury securities as collateral. Thus, it is largely insensitive to credit-risk considerations and to short-term interest rate risks. SOFR is a transaction-based rate, and it has been more volatile than other benchmark or market rates, such as three-month LIBOR, during certain periods. For these reasons, among others, there is no assurance that SOFR, or rates derived from SOFR, will perform in the same or similar way as LIBOR would have performed at any time, and there is no assurance that SOFR-based rates will be a suitable substitute for LIBOR. SOFR has a limited history, having been first published in April 2018. The future performance of SOFR, and SOFR-based reference rates, cannot be predicted based on SOFR’s history or otherwise. Levels of SOFR in the future, including following the discontinuation of LIBOR, may bear little or no relation to historical levels of SOFR, LIBOR or other rates.

Structured Notes Risks

The Underlying Funds may invest in structured notes. Structured notes are subject to a number of fixed income risks including general market risk, interest rate risk, and the risk that the issuer on the note may fail to make interest and/or principal payments when due, or may default on its obligations entirely. In addition, because the performance of structured notes tracks the performance of the underlying debt obligation, structured notes generally are subject to more risk than investing in a simple note or bond issued by the same issuer. It is impossible to predict whether the referenced factor (such as an index or interest rate) or prices of the underlying securities will rise or fall. To the extent that an Underlying Fund invests in structured notes, the Underlying Fund may be more volatile than other funds that do not invest in structured notes. The actual trading prices of structured notes may be significantly different from the principal amount of the notes. If an Underlying Fund sells the structured notes prior to maturity, it may suffer a loss of principal. At final maturity, structured notes may be redeemed in cash or in kind, which is at the discretion of the issuer. If the notes are redeemed in kind, a fund would receive shares of stock at a depressed price. To the extent that a structured note is not principal-protected through an insurance feature, the note’s principal will not be protected. In the case of a decrease in the value of the underlying asset, an Underlying Fund would receive shares at a value less than the original amount invested; while an increase in the value of an underlying asset will not increase the return on the note.

Swap Risks

The Fund and the Underlying Funds may enter into interest rate, index, total return and currency swap agreements. Swap agreements are two-party contracts under which the fund and a counterparty, such as a broker or dealer, agree to exchange the returns (or differentials in rates of return) earned or realized on an agreed-upon underlying asset or investment over the term of the swap. The use of swap transactions is a highly specialized activity which involves strategies and risks different from those associated with ordinary portfolio security transactions. If the Adviser or an Underlying Fund’s investment adviser is incorrect in its forecasts of default risks, market spreads, liquidity or other applicable factors or events, the investment performance of the Fund or Underlying Fund would diminish compared with what it would have been if these techniques were not used. Swaps and swap options can be used for a variety of purposes, including: to manage fund exposure to changes in interest or foreign currency exchange rates and credit quality; as an efficient means of adjusting fund overall exposure to certain markets; in an effort to enhance income or total return or protect the value of portfolio securities; to serve as a cash management tool; and to adjust portfolio duration.

There are risks in the use of swaps. Swaps could result in losses if interest or foreign currency exchange rates or credit quality changes are not correctly anticipated. Total return swaps could result in losses if the reference index, security, or investments do not perform as anticipated. Total return swaps involve an enhanced risk that the issuer or counterparty will fail to perform its contractual obligations. Total return swaps may effectively add leverage to the Fund’s portfolio because the Fund would be subject to investment exposure on the full notional amount of the swap. To the extent the Fund or an Underlying Fund enters into a total return swap on equity securities, the Fund or the Underlying Fund will receive the positive performance of a notional amount of such securities underlying the total return swap. In exchange, the Fund or the Underlying Fund will be obligated to pay the negative performance of such notional amount of securities. Therefore, the Fund or the Underlying Fund assumes the risk of a substantial decrease in the market value of the equity securities. The use of swaps may not always be successful; using them could lower fund total return, their prices can be highly volatile, and the potential loss from the use of swaps can exceed the fund’s initial investment in such instruments. Also, the other party to a swap agreement could default on its obligations or refuse to cash out the fund’s investment at a reasonable price, which could turn an expected gain into a loss.

Currently, certain categories of interest rate swaps are subject to mandatory clearing, and more are expected to be cleared in the future. The counterparty risk for cleared derivatives is generally expected to be lower than for uncleared over-the-counter derivative transactions as each party to a transaction looks only to the central clearing house for performance of obligations under the transaction. However, there can be no assurance that a clearing house, or its members, will satisfy the clearing house’s obligations to the fund or that the fund’s use of swaps will be advantageous.

Warrant Risks

The Fund and the Underlying Funds may invest in warrants. Warrants are securities giving the holder the right, but not the obligation, to buy the stock of an issuer at a given price (generally higher than the value of the stock at the time of issuance) during a specified period or perpetually. Warrants do not carry with them the right to dividends or voting rights with respect to the securities that they entitle their holder to purchase and they do not represent any rights in the assets of the issuer. The value of a warrant does not necessarily change with the value of the underlying securities and a warrant ceases to have value if it is not exercised prior to its expiration date.

MANAGEMENT OF THE FUND

Board of Directors

The Board has overall responsibility for management of the Fund. The Board decides upon matters of general policy and generally oversees the actions of the Adviser and other service providers of the Fund. The name and business address of the Board and officers of the Fund, and their principal occupations and other affiliations during the past five years, are set forth under “Board Members and Officers” in the SAI.

Investment Adviser

RiverNorth Capital Management, LLC (“RiverNorth” or the “Adviser”), a registered investment adviser, is the Fund’s investment adviser and is responsible for the day-to-day management of the Fund, managing the Fund’s business affairs and providing certain administrative services. The Adviser is also responsible for determining the Fund’s overall investment strategy and overseeing its implementation.

RiverNorth, founded in 2000, is a wholly-owned subsidiary of RiverNorth Financial Holdings LLC and is located at 360 South Rosemary Avenue, Suite 1420, West Palm Beach, FL 33401. As of January 31, 2025, RiverNorth managed approximately $4.9 billion for registered open-end management investment companies, registered closed-end management investment companies and private investment vehicles. See “Management of the Fund” in the SAI.

Portfolio Management

Patrick W. Galley, CFA, is the Fund’s co-portfolio manager. Mr. Galley is the Chief Executive Officer and Chief Investment Officer for the Adviser. Mr. Galley heads the firm’s research and investment team and oversees all portfolio management activities at the Adviser. Mr. Galley also serves as the President and Chairman of RiverNorth’s open-end funds and other closed-end funds in the RiverNorth fund complex. Prior to joining the Adviser in 2004, he served as a Vice President at Bank of America in the Global Investment Bank’s Portfolio Management group, where he specialized in analyzing and structuring corporate transactions for investment management firms in addition to closed-end and open-end funds, hedge funds, funds of funds, structured investment vehicles and insurance/reinsurance companies. Mr. Galley graduated with honors from Rochester Institute of Technology with a B.S. in Finance. He has received the Chartered Financial Analyst (CFA) designation, is a member of the CFA Institute and is a member of the CFA Society of Chicago.

Stephen O’Neill, CFA, is the Fund’s other co-portfolio manager. Mr. O’Neill is a Portfolio Manager for the Adviser. Mr. O’Neill conducts qualitative and quantitative analysis of closed-end funds and their respective asset classes. Prior to joining the Adviser in 2007, he was most recently an Assistant Vice President at Bank of America in the Global Investment Bank’s Portfolio Management group. At Bank of America, he specialized in the corporate real estate, asset management, and structured finance industries. Mr. O’Neill graduated magna cum laude from Miami University in Oxford, Ohio with a B.S. in finance and a minor in economics. Mr. O’Neill has received the Chartered Financial Analyst (CFA) designation, is a member of the CFA Institute and is a member of the CFA Society of Chicago.

The Fund’s SAI provides information about the compensation received by Mr. Galley and Mr. O’Neill, other accounts that they manage and their ownership of the Fund’s equity securities.

Investment Advisory Agreement

Pursuant to an Investment Advisory Agreement, the Adviser is responsible for managing the Fund’s affairs, subject at all times to the general oversight of the Fund’s Board of Directors. Effective October 1, 2022, the Fund has agreed to pay the Adviser a management fee payable on a monthly basis at the annual rate of 1.30% of the Fund’s average daily Managed Assets for the services it provides. This management fee paid by the Fund to the Adviser is essentially an all-in fee structure (the “unified management fee”) and, as part of the unified management fee, the Adviser provides or causes to be furnished all supervisory and administrative and other services reasonably necessary for the operation of the Fund, except (unless otherwise described in this Prospectus or otherwise agreed to in writing), the Fund pays, in addition to the unified management fee, taxes and governmental fees, if any, levied against the Fund; brokerage fees and commissions and other portfolio transaction expenses incurred by or for the Fund; costs, including interest expenses, of borrowing money or engaging in other types of leverage financing including, without limit, through the use by the Fund of tender option bond transactions; costs, including dividend and/or interest expenses and other costs (including, without limit, offering and related legal costs, fees to brokers, fees to auction agents, fees to transfer agents, fees to ratings agencies and fees to auditors associated with satisfying ratings agency requirements for preferred shares or other securities issued by the Fund and other related requirements in the Fund’s organizational documents) associated with the Fund’s issuance, offering, redemption and maintenance of preferred shares or other instruments (such as the use of tender option bond transactions) for the purpose of incurring leverage; fees and expenses of any Underlying Funds in which the Fund invests; dividend and interest expenses on short positions taken by the Fund; fees and expenses, including travel expenses and fees and expenses of legal counsel retained for the benefit of the Fund, of directors of the Fund who are not officers, employees, partners, shareholders or members of the Adviser or its affiliates; fees and expenses associated with and incident to shareholder meetings and proxy solicitations involving contested elections of directors, shareholder proposals or other non-routine matters that are not initiated or proposed by the Adviser; legal, marketing, printing, accounting and other expenses associated with any future share offerings, such as rights offerings and shelf offerings, following the Fund’s initial offering; expenses associated with tender offers and other share repurchases and redemptions; and other extraordinary expenses, including extraordinary legal expenses, as may arise, including, without limit, expenses incurred in connection with litigation, proceedings, other claims and the legal obligations of the Fund to indemnify its directors, officers, employees, shareholders, distributors and agents with respect thereto.

Prior to October 1, 2022, ALPS Advisors, Inc. (“ALPS Advisors”) served as the Fund’s investment adviser, and the Fund paid ALPS Advisors a management fee payable on a monthly basis at the annual rate of 1.00% of the Fund’s average daily Managed Assets for the service and facilities it provided. The management fee paid by the Fund to ALPS Advisors was essentially a variable fee structure where the Fund paid an advisory fee under the prior investment advisory agreement with ALPS Advisors and also paid “variable fees” to cover other Fund expenses (including administrative expenses). Prior to October 1, 2022, the Adviser served as investment subadviser to the Fund.

Because the fees received by the Adviser are based on the Managed Assets of the Fund, the Adviser has a financial incentive for the Fund to use leverage, which may create a conflict of interest between the Adviser, on the one hand, and the holders of Common Shares, on the other. Because leverage costs will be borne by the Fund at a specified interest rate, the Fund’s investment management fees and other expenses, including expenses incurred as a result of any leverage, are paid only by the holders of Common Shares and not by holders of Preferred Shares or through borrowings. See “Use of Leverage.”

A discussion of the basis for the Board’s most recent approval of the Investment Advisory Agreement is provided in the Semi-Annual Report for the period ended December 31, 2024. The basis for subsequent continuations of this agreement will be provided in the annual or semi-annual reports to shareholders for the periods during which such continuations occur.

Administrative Services

The Fund’s administrator is ALPS Fund Services, Inc. (“AFS”), an affiliate of the Fund’s transfer agent. AFS is a service company and SEC-registered transfer agent. Under the Administration Agreement, AFS is responsible for calculating NAVs, providing additional fund accounting and tax services, and providing fund administration and compliance-related services. The address of AFS is 1290 Broadway, Suite 1000, Denver, CO 80203. For its services, the Fund pays AFS customary fees based on the Fund’s Managed Assets plus out of pocket expenses and a fixed fee for completion of certain regulatory filings.

NET ASSET VALUE

NAV is determined daily as of the close of the regular trading session on the NYSE (usually 4:00 p.m., Eastern time). NAV is calculated by dividing the value of all of the securities and other assets of the Fund, less the liabilities (including accrued expenses and indebtedness) and the aggregate liquidation value of any outstanding Preferred Shares, by the total number of Common Shares outstanding.

The Fund’s assets, including its investments in Underlying Funds and SPACs, are generally valued at their market value using market quotations. The Fund may use pricing services to provide market quotations. If market quotations are not available or, in the Adviser’s opinion, market quotations do not reflect market value, or if an event occurs after the close of trading on the domestic or foreign exchange or market on which the security is principally traded (but prior to the time the NAV is calculated) that materially affects market value, the security will be valued at fair value by the Adviser, as valuation designee, according to policies approved by the Board. For example, if trading in a portfolio security is halted and does not resume before the Fund calculates its NAV, the security may need to be fair valued using the Fund’s fair value pricing policies. Fair valuation involves subjective judgments and it is possible that the fair value determined for a security may differ materially from the value that could be realized upon the sale of the security. The Fund will invest in Underlying Funds and SPACs. The Fund’s NAV is calculated based, in part, upon the market prices of the Underlying Funds and SPACs in its portfolio, and the prospectuses of those companies explain the circumstances under which they will use fair value pricing and the effects of doing so.

DIVIDENDS AND DISTRIBUTIONS

The Board approved an amended distribution policy, under which the Fund intends to make regular monthly distributions to stockholders at a constant and fixed (but not guaranteed) rate that is reset annually to a rate equal to a percentage of the average of the Fund’s NAV per share (the “Distribution Amount”), as reported for the final five trading days of the preceding calendar year (the “Distribution Rate Calculation”). The Distribution Amount is set by the Board and may be adjusted from time to time. The Fund’s intention is that monthly distributions paid to stockholders throughout a calendar year will be at least equal to the Distribution Amount (plus any additional amounts that may be required to be included in a distribution for federal or excise tax purposes) and that, on the close of the calendar year, the Distribution Amount applicable to the following calendar year will be reset based upon the new results of the Distribution Rate Calculation. The Fund may at times, in its discretion, pay out less than the entire amount of net investment income earned in any particular period and may at times pay out such accumulated undistributed income in addition to net investment income earned in other periods in order to permit the Fund to maintain a more stable level of distributions. As a result, the dividend paid by the Fund to Common Stockholders for any particular period may be more or less than the amount of net investment income earned by the Fund during such period. The Fund’s ability to maintain a stable level of distributions to stockholders will depend on a number of factors, including the stability of income received from its investments and the costs of any leverage. As portfolio and market conditions change, the amount of dividends on the Fund’s Common Shares could change. For federal income tax purposes, the Fund is required to distribute substantially all of its net investment income each year to both reduce its federal income tax liability and to avoid a potential federal excise tax. The Fund intends to distribute all realized net capital gains, if any, at least annually.

The Adviser has received an order granting an exemption from Section 19(b) of the 1940 Act and Rule 19b-1 thereunder to permit the Fund, subject to certain terms and conditions, to include realized long-term capital gains as a part of its regular distributions to Common Stockholders more frequently than would otherwise be permitted by the 1940 Act (generally once per taxable year). The Adviser is not currently relying on the exemptive order, but has in the past and may again in the future. To the extent that the Adviser relies on the exemptive order, the Fund will be required to comply with the terms and conditions therein, which, among other things, requires the Fund to make certain disclosures to shareholders and prospective shareholders regarding distributions, and would require the Fund’s Board to make determinations regarding the appropriateness of use of the distribution policy. The exemptive order terms and conditions also require that the Fund may not make any public offering of the Fund’s Common Shares other than (a) a rights offering below NAV to Common Stockholders; (b) an offering in connection with a dividend reinvestment plan, merger, consolidation, acquisition, spin-off or reorganization of the Fund; or (c) an offering other than an offering described in conditions (a) and (b) above, provided that, with respect to such other offering: (i) the Fund’s annualized distribution rate for the six months ending on the last day of the month ended immediately prior to the most recent distribution record date, expressed as a percentage of NAV as of the date, is no more than one percentage point greater than the Fund’s average annual total return for the five-year period ending on the date; and (ii) the transmittal letter accompanying any registration statement filed with the SEC in connection with such offering discloses that the Fund has received an order under Section 19(b) to permit it to make periodic distributions of long-term capital gains with respect to its Common Shares as frequently as twelve times each year. Under such a distribution policy, it is possible that the Fund might distribute more than its income and net realized capital gains; therefore, distributions to shareholders may result in a return of capital. The amount treated as a return of capital will reduce a shareholder’s adjusted basis in the shareholder’s shares, thereby increasing the potential gain or reducing the potential loss on the sale of shares. There is no assurance that the Fund will rely on the exemptive order in the future.

Under the 1940 Act, the Fund is not permitted to incur indebtedness unless immediately after such incurrence the Fund has an asset coverage of at least 300% of the aggregate outstanding principal balance of indebtedness. Additionally, under the 1940 Act, the Fund may not declare any dividend or other distribution upon any class of its capital shares, or purchase any such capital shares, unless the aggregate indebtedness of the Fund has, at the time of the declaration of any such dividend or distribution or at the time of any such purchase, an asset coverage of at least 300% after deducting the amount of such dividend, distribution, or purchase price, as the case may be.

While any Preferred Shares is outstanding, the Fund may not declare any cash dividend or other distribution on its Common Shares, unless at the time of such declaration, (i) all accumulated preferred dividends have been paid and (ii) the NAV of the Fund’s portfolio (determined after deducting the amount of such dividend or other distribution) is at least 200% of the liquidation value of the outstanding Preferred Shares (expected to be equal to the original purchase price per share plus any accumulated and unpaid dividends thereon).

In addition to the limitations imposed by the 1940 Act described above, certain lenders may impose additional restrictions on the payment of dividends or distributions on the Common Shares in the event of a default on the Fund’s borrowings. If the Fund’s ability to make distributions on its Common Shares is limited, such limitations could, under certain circumstances, impair the ability of the Fund to maintain its qualification for federal income tax purposes as a regulated investment company, which would have adverse tax consequences for shareholders. See “Use of Leverage” and “U.S. Federal Income Tax Matters.”

PLAN OF DISTRIBUTION

The Fund may sell up to $600,000,000 in aggregate initial offering price of (i) Common Shares, (ii) Preferred Shares, and (iii) Rights (1) directly to one or more purchasers, including existing shareholders in a rights offering; (2) through agents; (3) through underwriters; (4) through dealers; or (5) pursuant to the Plan. Each Prospectus Supplement relating to an offering of securities will state the terms of the offering, including:

●	the names of any agents, underwriters or dealers;

●	any sales loads or other items constituting underwriters’ compensation;

●	any discounts, commissions, or fees allowed or paid to dealers or agents;

●	the public offering or purchase price of the offered Securities and the net proceeds the Fund will receive from the sale; and

●	any securities exchange on which the offered Securities may be listed.

In the case of a rights offering, the applicable Prospectus Supplement will set forth the number of Common Shares and/or Preferred Shares issuable upon the exercise of each right and the other terms of such rights offering. The transferable subscription rights offered by means of this Prospectus and applicable Prospectus Supplement, including any related over-subscription privilege and any follow-on offering, if applicable, may be convertible or exchangeable into Common Shares at a ratio not to exceed one Common Share received for every three rights converted, exercised or exchanged on an aggregate basis such that the exercise of all rights in any transferable subscription rights offering will not cumulatively result in more than a 33 1/3  percentage increase in the outstanding Common Shares of the Fund.

Direct Sales

The Fund may sell Securities directly to, and solicit offers from, institutional investors or others who may be deemed to be underwriters as defined in the Securities Act for any resales of the securities. In this case, no underwriters or agents would be involved. In addition to cash purchases, the Fund may allow Securities to be purchased by tendering payment in-kind in the form of shares of stock, bonds or other securities, including shares of other investment companies. Any securities used to buy the Fund’s Securities must be consistent with the Fund’s investment objective and otherwise acceptable to the Adviser and the Board. The Fund may use electronic media, including the Internet, to sell offered securities directly. The Fund will describe the terms of any of those sales in a Prospectus Supplement.

By Agents

The Fund may offer Securities through agents that the Fund may designate. The Fund will name any agent involved in the offer and sale and describe any commissions payable by the Fund in the Prospectus Supplement. Unless otherwise indicated in the Prospectus Supplement, the agents will be acting on a best efforts basis for the period of their appointment.

By Underwriters

The Fund may offer and sell Securities from time to time to one or more underwriters who would purchase the Securities as principal for resale to the public, either on a firm commitment or best efforts basis. If the Fund sells Securities to underwriters, the Fund will execute an underwriting agreement with them at the time of the sale and will name them in the Prospectus Supplement. In connection with these sales, the underwriters may be deemed to have received compensation from the Fund in the form of underwriting discounts and commissions. The underwriters also may receive commissions from purchasers of Securities for whom they may act as agent. Unless otherwise stated in the Prospectus Supplement, the underwriters will not be obligated to purchase the Securities unless the conditions set forth in the underwriting agreement are satisfied, and if the underwriters purchase any of the Securities, they will be required to purchase all of the offered Securities. The underwriters may sell the offered Securities to or through dealers, and those dealers may receive discounts, concessions or commissions from the underwriters as well as from the purchasers for whom they may act as agent. Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

In connection with an offering of Common Shares, if a Prospectus Supplement so indicates, the Fund may grant the underwriters an option to purchase additional Common Shares at the public offering price, less the underwriting discounts and commissions, within 45 days from the date of the Prospectus Supplement, to cover any overallotments.

By Dealers

The Fund may offer and sell Securities from time to time to one or more dealers who would purchase the securities as principal. The dealers then may resell the offered Securities to the public at fixed or varying prices to be determined by those dealers at the time of resale. The Fund will set forth the names of the dealers and the terms of the transaction in the Prospectus Supplement.

General Information

Agents, underwriters, or dealers participating in an offering of Securities may be deemed to be underwriters, and any discounts and commission received by them and any profit realized by them on resale of the offered Securities for whom they act as agent, may be deemed to be underwriting discounts and commissions under the Securities Act.

The Fund may offer to sell securities either at a fixed price or at prices that may vary, at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices. In addition to cash purchases, the Fund may allow Securities to be purchased by tendering payment in-kind in the form of shares of stock, bonds or other securities. Any securities used to buy the Fund’s Securities must be consistent with the Fund’s investment objective and otherwise acceptable to the Adviser and the Board.

To facilitate an offering of Securities in an underwritten transaction and in accordance with industry practice, the underwriters may engage in transactions that stabilize, maintain, or otherwise affect the market price of the Common Shares or any other Security. Any underwriter may engage in overallotment, stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M under the Exchange Act.

●	Overallotment involves sales in excess of the offering size, which create a short position.

●	Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum price. Stabilizing transactions may occur when the demand for the shares of an offering is less than expected.

●	Syndicate-covering or other short-covering transactions involve purchases of the securities, either through exercise of the overallotment option or in the open market after the distribution is completed, to cover short positions.

●	Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a stabilizing or covering transaction to cover short positions.

Any of these activities may stabilize or maintain the market price of the Securities above independent market levels. The underwriters are not required to engage in these activities, and may end any of these activities at any time.

Any underwriters that are qualified market makers on the NYSE may engage in passive market making transactions in the Fund’s shares on the NYSE in accordance with Regulation M under the Exchange Act, during the business day prior to the pricing of the offering, before the commencement of offers or sales of the Fund’s shares. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security; if all independent bids are lowered below the passive market maker’s bid, however, the passive market maker’s bid must then be lowered when certain purchase limits are exceeded. Passive market making may stabilize the market price of the securities at a level above that which might otherwise prevail in the open market and, if commenced, may be discontinued at any time.

In connection with any rights offering, the Fund may also enter into a standby underwriting arrangement with one or more underwriters pursuant to which the underwriter(s) will purchase Common Shares and/or other Securities remaining unsubscribed for after the rights offering.

Any underwriters to whom the offered Securities are sold for offering and sale may make a market in the offered Securities, but the underwriters will not be obligated to do so and may discontinue any market-making at any time without notice. There can be no assurance that there will be a liquid trading market for the offered Securities.

Under agreements entered into with the Fund, underwriters and agents may be entitled to indemnification by the Fund and the Adviser against certain civil liabilities, including liabilities under the Securities Act, or to contribution for payments the underwriters or agents may be required to make.

The underwriters, agents, and their affiliates may engage in financial or other business transactions with the Fund in the ordinary course of business.

The aggregate offering price specified on the cover of this Prospectus relates to the offering of the Securities not yet issued as of the date of this Prospectus.

To the extent permitted under the 1940 Act and the rules and regulations promulgated thereunder, the underwriters may from time to time act as a broker or dealer and receive fees in connection with the execution of portfolio transactions on behalf of the Fund after the underwriters have ceased to be underwriters and, subject to certain restrictions, each may act as a broker while it is an underwriter.

A Prospectus and accompanying Prospectus Supplement in electronic form may be made available on the websites maintained by underwriters. The underwriters may agree to allocate a number of Securities for sale to their online brokerage account holders. Such allocations of Securities for internet distributions will be made on the same basis as other allocations. In addition, Securities may be sold by the underwriters to securities dealers who resell Securities to online brokerage account holders.

DIVIDEND REINVESTMENT PLAN

The Fund has a dividend reinvestment plan commonly referred to as an “opt-out” plan. Unless the registered owner of the Fund’s Common Shares elects to receive cash by contacting DST Systems, Inc. (the "Plan Administrator"), all dividends and distributions declared on Common Shares will be automatically reinvested by the Plan Administrator for shareholders in the Fund’s Automatic Dividend Reinvestment Plan (the “Plan”), in additional Common Shares. Common Shareholders who elect not to participate in the Plan will receive all dividends and other distributions in cash paid by check mailed directly to the shareholder of record (or, if the Common Shares are held in street or other nominee name, then to such nominee) by the Plan Administrator as dividend disbursing agent. Participation in the Plan is completely voluntary and may be terminated or resumed at any time without penalty by notice if received and processed by the Plan Administrator prior to the dividend record date; otherwise such termination or resumption will be effective with respect to any subsequently declared dividend or other distribution. Such notice will be effective with respect to a particular dividend or other distribution (together, a “Dividend”). Some brokers may automatically elect to receive cash on behalf of Common Shareholders and may re-invest that cash in additional Common Shares.

Whenever the Fund declares a Dividend payable in cash, non-participants in the Plan will receive cash and participants in the Plan will receive the equivalent in Common Shares. The Common Shares will be acquired by the Plan Administrator for the participants’ accounts, depending upon the circumstances described below, either (i) through receipt of additional unissued but authorized Common Shares from the Fund (“Newly Issued Common Shares”) or (ii) by purchase of outstanding Common Shares on the open market (“Open-Market Purchases”) on the NYSE or elsewhere. If, on the payment date for any Dividend, the closing market price plus estimated brokerage commissions per Common Share is equal to or greater than the NAV Common Share, the Plan Administrator will invest the Dividend amount in Newly Issued Common Shares on behalf of the participants. The number of Newly Issued Common Shares to be credited to each participant’s account will be determined by dividing the dollar amount of the Dividend by the Fund’s NAV per Common Share on the payment date. If, on the payment date for any Dividend, the NAV per Common Share is greater than the closing market value plus estimated brokerage commissions (i.e., the Fund’s Common Shares are trading at a discount), the Plan Administrator will invest the Dividend amount in Common Shares acquired on behalf of the participants in Open-Market Purchases.

In the event of a market discount on the payment date for any Dividend, the Plan Administrator will have until the last business day before the next date on which the Common Shares trade on an “ex-dividend” basis or 30 days after the payment date for such Dividend, whichever is sooner (the “Last Purchase Date”), to invest the Dividend amount in Common Shares acquired in Open-Market Purchases. It is contemplated that the Fund will pay monthly income Dividends. If, before the Plan Administrator has completed its Open-Market Purchases, the market price per Common Share exceeds the NAV per Common Share, the average per Common Share purchase price paid by the Plan Administrator may exceed the NAV of the Common Shares, resulting in the acquisition of fewer Common Shares than if the Dividend had been paid in Newly Issued Common Shares on the Dividend payment date. Because of the foregoing difficulty with respect to Open-Market Purchases, the Plan provides that if the Plan Administrator is unable to invest the full Dividend amount in Open-Market Purchases during the purchase period or if the market discount shifts to a market premium during the purchase period, the Plan Administrator may cease making Open-Market Purchases and may invest the uninvested portion of the Dividend amount in Newly Issued Common Shares at the NAV per Common Share at the close of business on the Last Purchase Date.

Although participants may from time to time have an undivided fractional interest (computed to three decimal places) in a share of Common Shares, no certificates for a fractional share will need to be issued. However, distributions on fractional shares will be credited to participant accounts. In the event of the termination of a participant's account under the Plan the Plan Administrator will adjust for any such undivided fractional interest in cash at the market value of the Fund's shares at the time of termination less the pro rata expense of any sale required to make such an adjustment.

The Plan Administrator maintains all shareholders’ accounts in the Plan and furnishes written confirmation of all transactions in the accounts, including information needed by shareholders for tax records. Common Shares in the account of each Plan participant will be held by the Plan Administrator on behalf of the Plan participant, and each shareholder proxy will include those shares purchased or received pursuant to the Plan. The Plan Administrator will forward all proxy solicitation materials to participants and vote proxies for shares held under the Plan in accordance with the instructions of the participants.

Beneficial owners of Common Shares who hold their Common Shares in the name of a broker or nominee should contact the broker or nominee to determine whether and how they may participate in the Plan. In the case of Common Shareholders such as banks, brokers or nominees which hold shares for others who are the beneficial owners, the Plan Administrator will administer the Plan on the basis of the number of Common Shares certified from time to time by the record shareholder’s name and held for the account of beneficial owners who participate in the Plan.

There will be no brokerage charges with respect to Common Shares issued directly by the Fund. However, each participant will pay a pro rata share of brokerage commissions incurred in connection with Open-Market Purchases. The automatic reinvestment of Dividends will not relieve participants of any federal, state or local income tax that may be payable (or required to be withheld) on such Dividends. Participants that request a sale of Common Shares through the Plan Administrator are subject to brokerage commissions.

The Fund reserves the right to amend or terminate the Plan. There is no direct service charge to participants with regard to purchases in the Plan; however, the Fund reserves the right to amend the Plan to include a service charge payable by the participants.

All correspondence or questions concerning the Plan should be directed to the Plan Administrator at Mail Stop: RiverNorth Opp, 430 West 7th Street, Kansas City, MO 64105-1407.

DESCRIPTION OF THE FUND’S SECURITIES

The following summary of the terms of the common and preferred shares of the Fund does not purport to be complete and is subject to and qualified in its entirety by reference to the Maryland General Corporation Law, and to the Fund’s Charter and the Fund’s Bylaws, copies of which are filed as exhibits to this Registration Statement.

The Fund is authorized to issue 33,590,000 shares of common stock, $0.0001 par value per share. The Board has also authorized the issuance of up to 3,910,000 shares of Series A Preferred Stock.

In general, stockholders or subscribers for the Fund’s stock have no personal liability for the debts and obligations of the Fund because of their status as stockholders or subscribers, except to the extent that the subscription price or other agreed consideration for the stock has not been paid.

Under the Fund’s Charter, the Board is authorized to classify and reclassify any unissued shares of stock into other classes or series of stock and authorize the issuance of shares of stock without obtaining stockholder approval. Also, the Fund’s Board, with the approval of a majority of the entire Board, but without any action by the stockholders of the Fund, may amend the Fund’s Charter from time to time to increase or decrease the aggregate number of shares of stock of the Fund or the number of shares of stock of any class or series that the Fund has authority to issue.

Common Shares

The Common Shares to be issued in an offering will be, upon payment as described in this Prospectus, fully paid and non-assessable. The Common Shares have no preemptive, conversion, exchange, appraisal or redemption rights, and each share has equal voting, dividend, distribution and liquidation rights.

Common Stockholders are entitled to receive dividends if and when the Board declares dividends from funds legally available. Whenever Preferred Shares or borrowings are outstanding, Common Stockholders will not be entitled to receive any distributions from the Fund unless all accrued dividends on the Preferred Shares and interest and principal payments on borrowings have been paid, and unless the applicable asset coverage requirements under the 1940 Act would be satisfied after giving effect to the distribution as described above.

In the event of the Fund’s liquidation, dissolution or winding up, Common Stockholders would be entitled to share ratably in all of the Fund’s assets that are legally available for distribution after the Fund pays all debts and other liabilities and subject to any preferential rights of holders of Preferred Shares, if any Preferred Shares are outstanding at such time.

Common Stockholders are entitled to one vote per share. All voting rights for the election of Directors are noncumulative, which means that, assuming there are no Preferred Shares outstanding, the holders of more than 50% of the Common Shares will elect 100% of the Directors then nominated for election if they choose to do so and, in such event, the holders of the remaining Common Shares will not be able to elect any Directors.

The total amount of outstanding shares of the Company’s common stock will not increase by more than one-third as a result of any rights offering.

The Fund’s Charter authorizes the Board to classify and reclassify any unissued Common Shares into other classes or series of stock. Prior to issuance of shares of each class or series, the Board is required by Maryland law and by the Fund’s Charter to set the terms, preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms or conditions of redemption for each class or series. Thus, the Board could authorize the issuance of stock of a class of series with terms and conditions that could have the effect of delaying, deferring or preventing a transaction or a change in control that might involve a premium price for holders of the Fund’s Common Shares or otherwise be in their best interest. As of the date of this Prospectus, the Fund has no plans to classify or reclassify any unissued Common Shares.

Under the rules of the NYSE applicable to listed companies, the Fund is required to hold an annual meeting of stockholders in each year.

The provisions of the 1940 Act generally require that the public offering price (less underwriting commissions and discounts) of common shares sold by a closed-end investment company must equal or exceed the NAV of such company’s common shares (calculated within 48 hours of the pricing of such offering), unless such sale is made in connection with an offering to existing holders of shares of common stock or with the consent of a majority of its common stockholders. The Fund may, from time to time, seek the consent of Common Stockholders to permit the issuance and sale by the Fund of Common Shares at a price below the Fund’s then- current NAV, subject to certain conditions. If such consent is obtained, the Fund may, contemporaneous with and in no event more than one year following the receipt of such consent, sell Common Shares at a price below NAV in accordance with any conditions adopted in connection with the giving of such consent. Additional information regarding any consent of Common Stockholders obtained by the Fund and the applicable conditions imposed on the issuance and sale by the Fund of Common Shares at a price below NAV will be disclosed in the Prospectus Supplement relating to any such offering of Common Shares at a price below NAV. Until such consent of Common Stockholders, if any, is obtained, the Fund may not sell Common Shares at a price below NAV. Because the Fund’s advisory fee is based upon average Managed Assets, the Adviser’s interest in recommending the issuance and sale of Common Shares at a price below NAV may conflict with the interests of the Fund and its Common Stockholders.

Subscription Rights

The Fund may issue subscription rights to (i) holders of Common Shares to purchase Common Shares and/or Preferred Shares or (ii) holders of Preferred Shares to purchase Preferred Shares. Subscription rights may be issued independently or together with any other offered security and may or may not be transferable by the person purchasing or receiving the subscription rights. In connection with a subscription rights offering to holders of Common Shares and/or Preferred Shares, the Fund would distribute certificates evidencing the subscription rights and a Prospectus Supplement, containing all of the material terms of the subscription rights agreement relating to such subscription rights (the “Subscription Rights Agreement”), to our common or preferred shareholders as of the record date that we set for determining the shareholders eligible to receive subscription rights in such subscription rights offering. For complete terms of the subscription rights, please refer to the actual terms of such subscription rights which will be set forth in the Subscription Rights Agreement.

The applicable Prospectus Supplement would describe the following terms of subscription rights in respect of which this Prospectus is being delivered:

●	the period of time the offering would remain open (which will be open a minimum number of days such that all record holders would be eligible to participate in the offering and will not be open longer than 120 days);

●	The title of such subscription rights;

●	the exercise price for such subscription rights (or method of calculation thereof);

●	the number of such subscription rights issued in respect of each Common Share;

●	The number of subscription rights required to purchase a single Preferred Share;

●	the extent to which such subscription rights are transferable and the market on which they may be traded if they are transferable;

●	if applicable, a discussion of the material U.S. federal income tax considerations applicable to the issuance or exercise of such subscription rights;

●	the date on which the right to exercise such subscription rights will commence, and the date on which such right will expire (subject to any extension);

●	the extent to which such subscription rights include an over-subscription privilege with respect to unsubscribed securities and the terms of such over-subscription privilege;

●	any termination right the Fund may have in connection with such subscription rights offering;

●	the expected trading market, if any, for rights; and

●	any other terms of such subscription rights, including exercise, settlement and other procedures and limitations relating to the transfer and exercise of such subscription rights.

Exercise of Subscription Rights. Each subscription right would entitle the holder of the subscription right to purchase for cash such number of shares at such exercise price as in each case is set forth in, or be determinable as set forth in the Prospectus Supplement relating to the subscription rights offered thereby. Subscription rights would be exercisable at any time up to the close of business on the expiration date for such subscription rights set forth in the Prospectus Supplement. After the close of business on the expiration date, all unexercised subscription rights would become void.

Upon expiration of the rights offering and the receipt of payment and the subscription rights certificate properly completed and duly executed at the corporate trust office of the subscription rights agent or any other office indicated in the Prospectus Supplement, the Fund would issue, as soon as practicable, the Common Shares and/or Preferred Shares purchased as a result of such exercise. To the extent permissible under applicable law, the Fund may determine to offer any unsubscribed offered securities directly to persons other than shareholders, to or through agents, underwriters or dealers or through a combination of such methods, as set forth in the applicable Prospectus Supplement.

Subscription Rights to Purchase Common and Preferred Shares

The Fund may issue subscription rights, which would entitle holders to purchase both Common Shares and Preferred Shares in a ratio to be set forth in the applicable prospectus supplement. In accordance with the 1940 Act, at least three subscription rights to purchase Common Shares would be required to subscribe for one Common Share. It is expected that subscription rights to purchase both Common Shares and Preferred Shares would require holders to purchase an equal number of Common Shares and Preferred Shares, and would not permit holders to purchase an unequal number of Common Shares or Preferred Shares, or purchase only Common Shares or only Preferred Shares. For example, such an offering might be structured such that three subscription rights would entitle an investor to purchase one Common Share and one Preferred Share, and such investor would not be able to choose to purchase only a Common Share or only a Preferred Share upon the exercise of his, her or its subscription rights.

The Common Shares and Preferred Shares issued pursuant to the exercise of any such subscription rights, however, would at all times be separately tradeable securities. Such Common Shares and Preferred Shares would not be issued as a “unit” or “combination” and would not be listed or traded as a “unit” or “combination” on a securities exchange, such as the NYSE, at any time. The applicable prospectus supplement will set forth additional details regarding an offering of subscription rights to purchase Common Shares and Preferred Shares.

Preferred Stock

The Fund’s Charter authorizes the Board to classify and reclassify any unissued shares of stock into other classes or series of stock, including preferred stock, without the approval of the holders of the Common Shares. Prior to issuance of any shares of preferred stock, the Board is required by Maryland law and by the Fund’s Charter to set the terms, preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms or conditions of redemption for such shares. Thus, the Board could authorize the issuance of shares of preferred stock with terms and conditions that could have the effect of delaying, deferring or preventing a transaction or a change in control that might involve a premium price for holders of the Fund’s Common Shares or otherwise be in their best interest. The Prospectus Supplement for any potential offering of preferred shares will describe the terms and conditions for those shares.

As of the date of this Prospectus, the Fund had outstanding 3,910,000 shares of 6.00% Series A Preferred Stock. All Series A Preferred Stock have a liquidation preference of $25.00 per share, plus accumulated and unpaid dividends. Holders of Series A Preferred Stock are entitled to receive, when, as and if declared by, or under authority granted by, the Board, out of funds legally available therefore, cumulative cash dividends and distributions at the rate of 6.00% per annum of the $25.00 per share liquidation preference on the Series A Preferred Stock. Dividends and distributions on Series A Preferred Stock are payable quarterly on February 15, May 15, August 15 and November 15 or, in each case, if such date is not a business day, the next succeeding business day, without any interest or other payment in respect of such delay, commencing on May 15, 2022.

Any issuance of shares of preferred stock must comply with the requirements of the 1940 Act. Specifically, the Fund is not permitted under the 1940 Act to issue preferred stock unless immediately after such issuance the total asset value of the Fund’s portfolio is at least 200% of the liquidation value of the outstanding preferred stock. Among other requirements, including other voting rights, the 1940 Act requires that the holders of any preferred stock, voting separately as a single class, have the right to elect at least two Directors at all times. In addition, subject to the prior rights, if any, of the holders of any other class of senior securities outstanding, the holders of any preferred stock would have the right to elect a majority of the Fund’s Directors at any time two years’ dividends on any preferred stock are unpaid.

Preferred Shares of the Fund would be senior to the common shares with respect to the payment of dividends and the distributions of the assets of the Fund upon liquidation. In addition, all Preferred Shares of the Fund would be pari passu with one another and junior to the Fund’s senior securities representing indebtedness. See “Use of Leverage.”

The applicable prospectus supplement will set forth whether or not the shares of the Fund’s preferred stock offered in this Prospectus will be listed or traded on any securities exchange. If the shares of the Fund’s preferred stock are not listed on a securities exchange, there may be no active secondary trading market for such shares and an investment in such shares may be illiquid.

CERTAIN PROVISIONS OF THE FUND’S CHARTER AND BYLAWS AND OF MARYLAND LAW

The following summary of certain provisions of the Maryland General Corporation Law and of the Charter and Bylaws of the Fund does not purport to be complete and is subject to and qualified in its entirety by reference to the Maryland General Corporation Law, and to the Fund’s Charter and the Fund’s Bylaws, copies of which are exhibits to the Registration Statement.

General

The Maryland General Corporation Law (the “MGCL”) and the Fund’s Charter and Bylaws contain provisions that could have the effect of limiting the ability of other entities or persons to acquire control of the Fund, to cause it to engage in certain transactions or to modify its structure.

These provisions could have the effect of depriving stockholders of an opportunity to sell their shares at a premium over prevailing market prices by discouraging a third party from seeking to obtain control of the Fund in a tender offer or similar transaction. On the other hand, since these provisions may require persons seeking control of the Fund to negotiate with the Fund’s management regarding the price to be paid for the shares required to obtain such control, they promote continuity and stability and they enhance the Fund’s ability to pursue long-term strategies that are consistent with its investment objective.

The Board has concluded that the potential benefits of these provisions outweigh their possible disadvantages.

Classified Board of Directors

The Fund’s Board is divided into three classes of directors serving staggered three-year terms. Directors of each class are elected to serve for three-year terms and until their successors are duly elected and qualify and at each annual meeting one class of directors are elected by the stockholders. A classified Board promotes continuity and stability of management but makes it more difficult for stockholders to change a majority of the directors because it generally takes at least two annual elections of directors for this to occur. The Fund believes that classification of the Board will help to assure the continuity and stability of the Fund’s strategies and policies as determined by the Board.

Election of Directors

The MGCL provides that unless the charter or bylaws of a corporation provide otherwise, which the Fund’s Charter and the Fund’s Bylaws do not, a plurality of all the votes cast at a meeting at which a quorum is present is sufficient to elect a director. Each Common Share may be voted for as many individuals as there are directors to be elected and for whose election the Common Share is entitled to be voted.

As a result of this requirement, it is possible that no nominee would receive the required vote in an election of directors. In the case of a failure to elect one or more directors because the nominees receive votes constituting less than the required vote, the incumbent directors would hold over and continue to serve until the next election of directors and until their successors are duly elected and qualify.

Number of Directors; Vacancies

The Fund’s Charter provides that the number of directors will be set only by the Board in accordance with the Bylaws. The Bylaws provide that a majority of the Fund’s entire Board may at any time increase or decrease the number of directors, provided that there may be no fewer than three directors and no more than 15 directors and that no change in the number of directors shall have any effect on the tenure of office of any director.

The Fund’s Charter provides that the Fund elects, at such time as the Fund becomes eligible to make such an election, to be subject to the provision of Subtitle 8 of Title 3 of the MGCL regarding the filling of vacancies on the Board. Accordingly, at such time, except as may be provided by the Board in setting the terms of any class or series of Preferred Shares, any and all vacancies on the Board may be filled only by the affirmative vote of two-thirds of the remaining directors in office, and any director elected to fill a vacancy will serve for the remainder of the full term of the directorship in which the vacancy occurred and until a successor is elected and qualifies, subject to any applicable requirements of the 1940 Act.

Removal of Directors

The Fund’s Charter provides that, subject to the rights of the holders of one or more class or series of the Fund’s Preferred Shares to elect or remove directors, a director may be removed from office only for cause (as defined in the Charter) and then only by the affirmative vote of the holders of at least two-thirds of the votes entitled to be cast generally in the election of directors.

Absence of Cumulative Voting

There is no cumulative voting in the election of the Fund’s directors. Cumulative voting means that holders of stock of a corporation are entitled, in the election of directors, to cast a number of votes equal to the number of shares that they own multiplied by the number of directors to be elected. Because a stockholder entitled to cumulative voting may cast all of his or her votes for one nominee or disperse his or her votes among nominees as he or she chooses, cumulative voting is generally considered to increase the ability of minority shareholders to elect nominees to a corporation’s Board. In general, the absence of cumulative voting means that the holders of a majority of the Fund’s shares can elect all of the directors then standing for election and the holders of the remaining shares will not be able to elect any directors.

Approval of Extraordinary Corporate Actions

The Fund’s Charter requires the favorable vote of two-thirds of the entire Board and the favorable vote of the holders of at least two-thirds of the common stock and shares of preferred stock (if any) entitled to be voted on the matter, voting together as a single class, to advise, approve, adopt or authorize the following:

●	a “Business Combination,” which includes the following:

○	a merger, consolidation or statutory share exchange of the Fund with another corporation;

○	an issuance or transfer by the Fund (in one or a series of transactions in any 12 month period) of any securities of the Fund to any person or entity for cash, securities or other property (or combination thereof) having an aggregate fair market value of $1,000,000 or more, excluding issuances or transfers of debt securities of the Fund, sales of securities of the Fund in connection with a public offering, issuances of securities of the Fund pursuant to a dividend reinvestment plan adopted by the Fund, issuances of securities of the Fund upon the exercise of any stock subscription rights distributed by the Fund and portfolio transactions effected by the Fund in the ordinary course of business; or

○	a sale, lease, exchange, mortgage, pledge, transfer or other disposition by the Fund (in one or a series of transactions in any 12 month period) to or with any person or entity of any assets of the Fund having an aggregate fair market value of $1,000,000 or more except for portfolio transactions (including pledges of portfolio securities in connection with borrowings) effected by the Fund in the ordinary course of its business;

●	the conversion of the Fund from closed-end company to an open-end company, and any amendments necessary to effect the conversion;

●	the voluntary liquidation or dissolution of the Fund or charter amendment to terminate the Fund’s existence;

●	unless the 1940 Act or federal law requires a lesser vote, any stockholder proposal as to specific investment decisions made or to be made with respect to the Fund’s assets as to which stockholder approval is required under federal or Maryland law.

However, the stockholder vote described above will not be required with respect to the foregoing transactions (other than those as to which stockholder approval is required under federal or Maryland law) if they are approved by a vote of two-thirds of the Continuing Directors (as defined below). In that case, if Maryland law requires stockholder approval, the affirmative vote of a majority of the votes entitled to be cast thereon by stockholders of the Fund will be required. In addition, if the Fund has any Preferred Shares outstanding, the holders of a majority of the outstanding Preferred Shares, voting separately as a class, would be required under the 1940 Act to adopt any plan of reorganization that would adversely affect the holders of the Preferred Shares, to convert the Fund to an open-end investment company or to deviate from any of the Fund’s fundamental investment policies.

“Continuing Director” means any member of the Board who is not an Interested Party (as defined below) or an affiliate of an Interested Party and has been a member of the Board for a period of at least 12 months, or has been a member of the Board since December 2, 2013, or is a successor of a Continuing Director who is unaffiliated with an Interested Party and is recommended to succeed a Continuing Director by a majority of the Continuing Directors then on the Board.

“Interested Party” means any person, other than an investment company advised by the Adviser or any of its affiliates, which enters, or proposes to enter, into a Business Combination with the Fund.

In addition, the Fund’s Charter requires the favorable vote of two-thirds of the entire Board to advise, approve, adopt or authorize any of the following:

●	the election and removal of officers;

●	the nomination of candidates to the Board (including the election of directors to fill vacancies on the Board resulting from the increase in size of the Board or the death, resignation or removal of a director, in which case the affirmative vote of two-thirds of the remaining directors in office shall be required);

●	the creation of and delegation of authority and appointment of members to committees of the Board;

●	amendments to the Fund’s Bylaws (which may only be effected by the Board, not the stockholders);

●	Charter amendments and any other action requiring stockholder approval; and

●	entering into, terminating or amending an investment advisory agreement.

The Board has determined that the foregoing supermajority requirements applicable to certain votes of the directors and the stockholders, which are greater than the minimum requirements permitted under Maryland law or the 1940 Act, are in the best interests of the Fund. Reference should be made to the Charter on file with the SEC for the full text of these provisions.

Action by Shareholders

Under the MGCL, stockholder action can be taken only at an annual or special meeting of stockholders or, unless the charter provides for stockholder action by less than unanimous written consent (which is not the case in the Fund’s Charter), by unanimous written consent in lieu of a meeting. These provisions, combined with the requirements of the Fund’s Bylaws regarding the calling of a stockholder-requested special meeting, as discussed below, may have the effect of delaying consideration of a stockholder proposal until the next annual meeting.

Procedures for Stockholder Nominations and Proposals

The Fund’s Bylaws provide that any stockholder desiring to make a nomination for the election of directors or a proposal for new business at a meeting of stockholders must comply with the advance notice provisions of the Bylaws. Nominations and proposals that fail to follow the prescribed procedures will not be considered. The Board believes that it is in the Fund’s best interests to provide sufficient time to enable management to disclose to stockholders information about a slate of nominations for directors or proposals for new business. This advance notice requirement also may give management time to solicit its own proxies in an attempt to defeat any slate of nominations should management determine that doing so is in the best interest of stockholders generally. Similarly, adequate advance notice of stockholder proposals will give management time to study such proposals and to determine whether to recommend to the stockholders that such proposals be adopted. For stockholder proposals to be included in the Fund’s proxy materials, the stockholder must comply with all timing and information requirements of the Exchange Act.

Calling of Special Meetings of Shareholders

The Fund’s Bylaws provide that special meetings of stockholders may be called by the Board and certain of its officers. Additionally, the Fund’s Bylaws provide that, subject to the satisfaction of certain procedural and informational requirements by the stockholders requesting the meeting, a special meeting of stockholders will be called by the Fund’s Secretary upon the written request of stockholders entitled to cast not less than a majority of all the votes entitled to be cast at such meeting.

No Appraisal Rights

As permitted by the MGCL, the Fund’s Charter provides that stockholders will not be entitled to exercise appraisal rights, unless the Fund’s Board determines that such rights apply.

Limitations on Liabilities

The Fund’s Charter provides that the personal liability of the Fund’s directors and officers for monetary damages is eliminated to the fullest extent permitted by Maryland law. Maryland law currently provides that directors and officers of corporations that have adopted such a provision will generally not be so liable, except to the extent that (i) it is proved that the person actually received an improper benefit or profit in money, property, or services for the amount of the benefit or profit in money, property, or services actually received; and (ii) a judgment or other final adjudication adverse to the person is entered in a proceeding based on a finding in the proceeding that the person’s action, or failure to act, was the result of active and deliberate dishonesty and was material to the cause of action adjudicated in the proceeding.

The Fund’s Charter authorizes the Fund, to the maximum extent permitted by Maryland law to obligate the Fund to indemnify and advance expenses to the Fund’s directors and officers. The Fund’s Bylaws provide that the Fund will indemnify its officers and directors against liabilities to the fullest extent permitted by Maryland law and the 1940 Act, including the advancement of costs and expenses under the procedures and the fullest extent permitted by law. The rights of indemnification provided in the Fund’s Charter and Bylaws are not exclusive of any other rights which may be available under any insurance or other agreement, by resolution of shareholders or directors or otherwise.

Authorized Shares

The Fund’s Charter authorizes the issuance of 37,500,000 Common Shares, 3,910,000 of which have been re-classified as Series A Preferred Stock, and authorizes a majority of the Fund’s Board, without shareholder approval, to increase or decrease the aggregate number of shares of stock or the number of shares of stock of any class or series that the Fund has the authority to issue, to authorize the issuance of shares of the Fund’s common and preferred stock, and to classify and reclassify any unissued shares into one or more classes or series of stock and set the terms thereof. The authority of a majority of the Fund’s Board to increase the Fund’s authorized capital stock or any class or series thereof without shareholder approval, may be used by the Fund’s Board consistent with its duties to deter attempts to gain control of the Fund. Further, the Board could authorize the issuance of Preferred Shares with terms and conditions that could have the effect of discouraging a takeover or other transaction that some of the Fund’s shareholders might believe to be in their best interests.

Anti-Takeover Provisions of Maryland Law

Maryland Business Combination Act

The provisions of the Maryland Business Combination Act (the “MBCA”) do not apply to a closed-end investment company, such as the Fund, unless it has affirmatively elected to be subject to the MBCA by a resolution of its board of directors. To date, the Fund has not made such an election but may make such an election under Maryland law at any time. Any such election, however, could be subject to certain of the 1940 Act limitations discussed below under “Maryland Control Share Acquisition Act” and would not apply to any person who had become an interested stockholder (as defined below) before the time that the resolution was adopted.

Under the MBCA, “business combinations” between a Maryland corporation and an interested stockholder or an affiliate of an interested stockholder are prohibited for five years after the most recent date on which the interested stockholder becomes an interested stockholder. These business combinations include a merger, consolidation, share exchange, or, in circumstances specified in the MBCA, an asset transfer or issuance or reclassification of equity securities. An interested stockholder is defined as:

●	any person who beneficially owns ten percent or more of the voting power of the corporation’s shares; or

●	an affiliate or associate of the corporation who, at any time within the two-year period prior to the date in question, was the beneficial owner of ten percent or more of the voting power of the then outstanding voting stock of the corporation.

A person is not an interested stockholder under the MBCA if the board of directors approved in advance the transaction by which he otherwise would have become an interested stockholder. However, in approving a transaction, the board of directors may provide that its approval is subject to compliance, at or after the time of approval, with any terms and conditions determined by the board.

After the five-year prohibition, any business combination between the Maryland corporation and an interested stockholder generally must be recommended by the board of directors of the corporation and approved by the affirmative vote of at least:

●	80% of the votes entitled to be cast by holders of outstanding shares of voting stock of the corporation; and

●	two-thirds of the votes entitled to be cast by holders of voting stock of the corporation other than shares held by the interested stockholder with whom or with whose affiliate the business combination is to be effected or held by an affiliate or associate of the interested stockholder.

These super-majority vote requirements do not apply if the corporation’s common stockholders receive a minimum price, as defined in the MBCA, for their shares in the form of cash or other consideration in the same form as previously paid by the interested stockholder for its shares.

The MBCA permits various exemptions from its provisions, including business combinations that are exempted by the board of directors before the time that the interested stockholder becomes an interested stockholder.

Maryland Control Share Acquisition Act

The Maryland Control Share Acquisition Act (the “MCSAA”) provides that control shares of a Maryland corporation acquired in a control share acquisition have no voting rights except to the extent approved by a vote of two-thirds of the votes entitled to be cast on the matter. Shares owned by the acquirer, by officers of the acquirer or by an employee of the acquirer who is also a director of the acquirer are excluded from shares entitled to vote on the matter. Control shares are voting shares of stock which, if aggregated with all other shares of stock owned by the acquirer or in respect of which the acquirer is able to exercise or direct the exercise of voting power (except solely by virtue of a revocable proxy), would entitle the acquirer to exercise voting power in electing directors within one of the following ranges of voting power:

●	one-tenth or more but less than one-third,

●	one-third or more but less than a majority, or

●	a majority or more of all voting power.

Control shares do not include shares the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval. A control share acquisition means the acquisition of control shares, subject to certain exceptions.

A person who has made or proposes to make a control share acquisition may compel the board of directors of the corporation to call a special meeting of stockholders to be held within 50 days of demand to consider the voting rights of the shares. The right to compel the calling of a special meeting is subject to the satisfaction of certain conditions, including an undertaking to pay the expenses of the meeting. If no request for a meeting is made, the corporation may itself present the question at any stockholders meeting.

If voting rights are not approved at the meeting or if the acquiring person does not deliver an acquiring person statement as required by the MCSAA, then the corporation may redeem for fair value any or all of the control shares, except those for which voting rights have previously been approved. The right of the corporation to redeem control shares is subject to certain conditions and limitations. Fair value is determined, without regard to the absence of voting rights for the control shares, as of the date of the last control share acquisition by the acquirer or of any meeting of stockholders at which the voting rights of the shares are considered and not approved. If voting rights for control shares are approved at a stockholders meeting and the acquirer becomes entitled to vote a majority of the shares entitled to vote, all other stockholders may exercise appraisal rights. The fair value of the shares as determined for purposes of appraisal rights may not be less than the highest price per share paid by the acquirer in the control share acquisition.

The Staff of the SEC’s Division of Investment Management (“Staff”) has previously taken the position that, if a closed-end fund opted into a state control share statute (“control shares statutes”), such as the MCSAA, its actions would be inconsistent with the requirements in Section 18(i) of the 1940 Act, which generally requires that shares of the fund have equal voting rights. However, in May 2020, the Staff withdrew its previous position and has stated that it would not recommend enforcement action to the SEC against a closed-end fund for opting into a control share statute if the decision to do so by the fund’s board was taken with reasonable care on a basis consistent with other applicable duties and laws and the duty to the fund and its stockholders generally. The Staff’s current position reflects only the views of the Staff and is not made part of any SEC rule, regulation or court interpretation or ruling. The Board of Directors reserves the right to consider and determine, in the future, whether the Fund will opt in and be subject to the MCSAA.

Maryland Unsolicited Takeovers Act

Subtitle 8 of Title 3 of the Maryland General Corporation Law permits a Maryland corporation with a class of equity securities registered under the Exchange Act and at least three independent directors to elect to be subject, by provision in its charter or bylaws or a resolution of its board of directors and notwithstanding any contrary provision in the charter or bylaws, to any or all of five provisions:

●	a classified board;

●	a two-thirds vote requirement for removing a director;

●	a requirement that the number of directors be fixed only by vote of directors;

●	a requirement that a vacancy on the board be filled only by the remaining directors and for the remainder of the full term of the class of directors in which the vacancy occurred; and

●	a majority requirement for the calling of a special meeting of stockholders.

The charter of a corporation may contain a provision or the board of directors may adopt a provision that prohibits the corporation from electing to be subject to any or all of the provisions of Subtitle 8.

The Subtitle 8 elections are not currently relevant to the Fund, because provisions in the Fund’s Charter and Bylaws unrelated to Subtitle 8 (except with respect to Board vacancies) already make the Fund subject to each of the five provisions set forth above.

REPURCHASE OF SHARES

Shares of closed-end funds (like the Fund) often trade at a discount to NAV, although it is possible that they may trade at a premium above NAV. The market price of the Common Shares will be determined by such factors as relative demand for and supply of shares in the market, the Fund’s NAV, general market and economic conditions and other factors beyond the control of the Fund.

Although Common Stockholders will not have the right to redeem their shares, the Fund may (but is not obligated to) take action to repurchase shares in the open market or make tender offers for its shares at NAV. During the pendency of any tender offer, the Fund will publish how Common Stockholders may readily ascertain the NAV. For more information see “Repurchase of Shares” in the SAI. Repurchase of the Common Shares may have the effect of reducing any market discount to NAV.

There is no assurance that, if action is undertaken to repurchase or tender for shares, such action will result in the shares trading at a price which approximates their NAV. Although share repurchases and tenders could have a favorable effect on the market price of the shares, you should be aware that the acquisition of shares by the Fund will decrease the total assets of the Fund and, therefore, have the effect of increasing the Fund’s expense ratio and may adversely affect the ability of the Fund to pursue its investment objective. To the extent the Fund may need to liquidate investments to fund repurchases of shares, this may result in portfolio turnover which will result in additional expenses being borne by the Fund and its shareholders. The Board currently considers the following factors to be relevant to a potential decision to repurchase shares: the extent and duration of the discount, the liquidity of the Fund’s portfolio, and the impact of any action on the Fund and market considerations. Any share repurchases or tender offers will be made in accordance with the requirements of the Securities Exchange Act of 1934, as amended, and the 1940 Act.

CONVERSION TO OPEN-END FUND

The Fund may be converted to an open-end investment company at any time if approved by the Board and the stockholders. See “Certain Provisions of the Fund’s Charter and Bylaws and of Maryland Law” for a discussion of the voting requirements applicable to conversion of the Fund to an open-end investment company and any related Charter amendments. If the Fund converted to an open-end investment company, it would be required to redeem all Preferred Shares of the Fund then outstanding (requiring in turn that it liquidate a portion of its investment portfolio). Conversion to open-end status could also require the Fund to modify certain investment restrictions and policies. Shareholders of an open-end investment company may require the company to redeem their shares at any time (except in certain circumstances as authorized by or permitted under the 1940 Act) at their NAV, less such redemption charge, if any, as might be in effect at the time of redemption. In order to avoid maintaining large cash positions or liquidating favorable investments to meet redemptions, open-end investment companies typically engage in a continuous offering of their shares. Open-end investment companies are thus subject to periodic asset in-flows and out-flows that can complicate portfolio management. The Board may at any time (but is not required to) propose conversion of the Fund to open-end status, depending upon its judgment regarding the advisability of such action in light of circumstances then prevailing.

U.S. FEDERAL INCOME TAX MATTERS

The following is a summary discussion of certain U.S. federal income tax consequences that may be relevant to a shareholder that acquires, holds and/or disposes of Common Shares of the Fund. This discussion only addresses U.S. federal income tax consequences to U.S. shareholders who hold their shares as capital assets and does not address all of the U.S. federal income tax consequences that may be relevant to particular shareholders in light of their individual circumstances. This discussion also does not address the tax consequences to shareholders who are subject to special rules, including, without limitation, banks and other financial institutions, insurance companies, dealers in securities or foreign currencies, traders in securities that have elected to mark-to-market their securities holdings, foreign holders, persons who hold their shares as or in a hedge against currency risk, or as part of a constructive sale, straddle or conversion transaction, or tax-exempt or tax-deferred plans, accounts, or entities. In addition, the discussion does not address any state, local, or foreign tax consequences. The discussion reflects applicable income tax laws of the United States as of the date hereof, which tax laws may be changed or subject to new interpretations by the courts or the Internal Revenue Service (“IRS”) retroactively or prospectively, which could affect the continued validity of this summary. No attempt is made to present a detailed explanation of all U.S. federal income tax concerns affecting the Fund and its shareholders, and the discussion set forth herein does not constitute tax advice. Investors are urged to consult their own tax advisors before making an investment in the Fund to determine the specific tax consequences to them of investing in the Fund, including the applicable federal, state, local and foreign tax consequences as well as the effect of possible changes in tax laws.

The Fund intends to elect to be treated, and to qualify each year, as a “regulated investment company” under Subchapter M of the Code, so that it will generally not pay U.S. federal income tax on income and capital gains timely distributed (or treated as being distributed, as described below) to shareholders.

If, for any taxable year, the Fund did not qualify as a regulated investment company for U.S. federal income tax purposes, it would be treated as a U.S. corporation subject to U.S. federal income tax, and possibly state and local income tax, and distributions to its shareholders would not be deductible by the Fund in computing its taxable income. In such event, the Fund’s distributions, to the extent derived from the Fund’s current or accumulated earnings and profits, would generally constitute ordinary dividends, which would generally be eligible for the dividends received deduction available to corporate shareholders, and non-corporate shareholders would generally be able to treat such distributions as “qualified dividend income” eligible for reduced rates of U.S. federal income taxation, provided in each case that certain holding period and other requirements are satisfied.

A Common Stockholder will have all dividends and distributions automatically reinvested in Common Shares of the Fund (unless the stockholder “opts out” of the Plan). For shareholders subject to U.S. federal income tax, all dividends will generally be taxable regardless of whether the shareholder takes them in cash or they are reinvested in additional shares of the Fund. Distributions of the Fund’s investment company taxable income (determined without regard to the deduction for dividends paid) will generally be taxable as ordinary income to the extent of the Fund’s current and accumulated earnings and profits. However, a portion of such distributions derived from certain corporate dividends, if any, may qualify for either the dividends received deduction available to corporate shareholders under Section 243 of the Code or the reduced rates of U.S. federal income taxation for “qualified dividend income” available to non-corporate shareholders under Section 1(h)(11) of the Code, provided in each case certain holding period and other requirements are met. Distributions of net capital gain, if any, that are properly reported by the Fund are generally taxable as long-term capital gain for U.S. federal income tax purposes without regard to the length of time a shareholder has held shares of the Fund. If the Fund received dividends from an Underlying Fund that qualifies as a regulated investment company, and the Underlying Fund reports such dividends as qualified dividend income or as eligible for the dividends received deduction, then the Fund is permitted in turn to report a portion of its distributions as qualified dividend income and/or as eligible for the dividends received deduction, provided the Fund meets holding period and other requirements with respect to shares of the Underlying Fund.

A distribution of an amount in excess of the Fund’s current and accumulated earnings and profits, if any, will be treated by a shareholder as a tax-free return of capital, which is applied against and reduces the shareholder’s basis in his, her or its shares. Distributions in excess of the Fund’s current and accumulated earnings and profits may be more likely as a result of the Fund’s distribution policy - see “Dividends and Distributions” above. To the extent that the amount of any such distribution exceeds the shareholder’s basis in his, her, or its shares, the excess will be treated by the shareholder as gain from the sale or exchange of such shares. The U.S. federal income tax status of all dividends and distributions will be designated by the Fund and reported to shareholders annually. The Fund can provide no assurance regarding the portion of its dividends that will qualify for the dividends received deduction or for qualified dividend income treatment.

The Fund intends to distribute all realized net capital gains, if any, at least annually. If, however, the Fund were to retain any net capital gain, the Fund may designate the retained amount as undistributed capital gains in a notice to shareholders who, if subject to U.S. federal income tax on long-term capital gains, (i) will be required to include in income as long-term capital gain, their proportionate share of such undistributed amount, and (ii) will be entitled to credit their proportionate share of the federal income tax paid by the Fund on the undistributed amount against their U.S. federal income tax liabilities, if any, and to claim refunds to the extent the credit exceeds such liabilities. If such an event occurs, the tax basis of shares owned by a shareholder of the Fund will, for U.S. federal income tax purposes, generally be increased by the difference between the amount of undistributed net capital gain included in the shareholder’s gross income and the tax deemed paid by the shareholder.

Any dividend declared by the Fund in October, November or December with a record date in such a month and paid during the following January will be treated for U.S. federal income tax purposes as paid by the Fund and received by shareholders on December 31 of the calendar year in which it is declared.

If a shareholder’s distributions are automatically reinvested in additional Common Shares, for U.S. federal income tax purposes, the shareholder will be treated as having received a taxable distribution in the amount of the cash dividend that the shareholder would have received if the shareholder had elected to receive cash, unless the distribution is in newly issued shares of the Fund that are trading at or above NAV, in which case the shareholder will be treated as receiving a taxable distribution equal to the fair market value of the stock the shareholder receives.

Certain of the investment practices of the Fund or an Underlying Fund are subject to special and complex federal income tax provisions that may, among other things, (i) disallow, suspend or otherwise limit the allowance of certain losses or deductions, (ii) convert tax-advantaged, long-term capital gains and qualified dividend income into higher taxed short-term capital gain or ordinary income, (iii) convert an ordinary loss or a deduction into a capital loss (the deductibility of which is more limited), (iv) cause the Fund or an Underlying Fund to recognize income or gain without a corresponding receipt of cash, (v) adversely affect the timing as to when a purchase or sale of stock or securities is deemed to occur, (vi) produce income that will not be qualifying income for purposes of the 90% income test and (vii) adversely alter the intended characterization of certain complex financial transactions. These rules could therefore affect the character, amount and timing of distributions to shareholders. The Fund will monitor its investments and transactions and may make certain federal income tax elections where applicable in order to mitigate the effect of these provisions, if possible.

Investments in distressed debt obligations that are at risk of or in default may present special federal income tax issues for the Fund or an Underlying Fund. The federal income tax consequences to a holder of such securities are not entirely certain. If the characterization of such investments by the Fund or an Underlying Fund were successfully challenged by the IRS or the IRS issues guidance regarding investments in such securities, it may affect whether the Fund has made sufficient distributions or otherwise satisfied the requirements to maintain its qualification as a regulated investment company and avoid federal income and excise taxes.

Sales, exchanges and other dispositions of the Fund’s shares generally are taxable events for shareholders that are subject to U.S. federal income tax. Shareholders should consult their own tax advisors with reference to their individual circumstances to determine whether any particular transaction in the Fund’s shares is properly treated as a sale or exchange for federal income tax purposes, as the following discussion assumes, and the tax treatment of any gains or losses recognized in such transactions. Gain or loss will generally be equal to the difference between the amount of cash and the fair market value of other property received and the shareholder’s adjusted tax basis in the shares sold or exchanged. Such gain or loss will generally be characterized as capital gain or loss and will be long-term if the shareholder’s holding period for the shares is more than one year and short-term if it is one year or less. However, any loss realized by a shareholder upon the sale or other disposition of shares with a tax holding period of six months or less will be treated as a long-term capital loss to the extent of any amounts treated as distributions of long-term capital gain with respect to such shares. For the purposes of calculating the six-month period, the holding period is suspended for any periods during which the shareholder’s risk of loss is diminished as a result of holding one or more other positions in substantially similar or related property or through certain options, short sales or contractual obligations to sell. The ability to deduct capital losses may be limited. In addition, losses on sales or other dispositions of shares may be disallowed under the “wash sale” rules in the event that substantially identical stock or securities are acquired (including those made pursuant to reinvestment of dividends) within a period of 61 days beginning 30 days before and ending 30 days after a sale or other disposition of shares. In such a case, the disallowed portion of any loss generally would be included in the U.S. federal income tax basis of the shares acquired.

An additional 3.8% Medicare tax is imposed on certain net investment income (including ordinary dividends and capital gain distributions received from the Fund and net gains from redemptions or other taxable dispositions of Fund shares) of U.S. individuals, estates and trusts to the extent that such person’s “modified adjusted gross income” (in the case of an individual) or “adjusted gross income” (in the case of an estate or trust) exceeds certain threshold amounts.

The Fund is required in certain circumstances to backup withhold at a current rate of 24% on reportable payments including dividends, capital gain distributions, and proceeds of sales or other dispositions of the Fund’s shares paid to certain holders of the Fund’s shares who do not furnish the Fund with their correct social security number or other taxpayer identification number and certain certifications, or who are otherwise subject to backup withholding. Backup withholding is not an additional tax. Any amounts withheld from payments made to a shareholder may be refunded or credited against such shareholder’s U.S. federal income tax liability, if any, provided that the required information is timely furnished to the IRS.

This Prospectus does not address the U.S. federal income tax consequences to a non-U.S. shareholder of an investment in Common Shares. Non-U.S. shareholders should consult their tax advisors concerning the tax consequences of ownership of shares of the Fund, including the possibility that distributions may be subject to a 30% U.S. withholding tax (or a reduced rate of withholding provided by an applicable treaty if the investor provides proper certification of its non-U.S. status).

The foregoing is a general and abbreviated summary of the provisions of the Code and the Treasury regulations thereunder currently in effect as they directly govern the taxation of the Fund and its shareholders. These provisions are subject to change by legislative or administrative action, and any such change may be retroactive. A more complete discussion of the federal income tax rules applicable to the Fund can be found in the SAI, which is incorporated by reference into this Prospectus. Shareholders are urged to consult their tax advisors regarding specific questions as to U.S. federal, foreign, state, and local income or other taxes before making an investment in the Fund.

CUSTODIAN AND TRANSFER AGENT

State Street Bank and Trust Company, located at State Street Financial Center, One Lincoln Street, Boston, MA 02111, serves as the Fund’s custodian and maintains custody of the securities and cash of the Fund. For its services, the custodian receives a monthly fee based upon, among other things, the average value of the total assets of the Fund, plus certain charges for securities transactions.

DST Systems, Inc., an affiliate of the Adviser and the Fund’s administrator, located at 333 West 11th Street, 5th floor, Kansas City, Missouri 64105, serves as the Fund’s transfer agent and registrar.

LEGAL MATTERS

Certain legal matters in connection with the Securities will be passed upon for the Fund by Faegre Drinker Biddle & Reath LLP. Faegre Drinker Biddle & Reath LLP may rely as to certain matters of Maryland law on the opinion of Shapiro Sher Guinot & Sandler, P.A.

CONTROL PERSONS

Based on a review of Schedule 13D and Schedule 13G filings as of the date of this Prospectus, there are no persons who control the Fund. For purposes of the foregoing statement, “control” means (1) the beneficial ownership, either directly or through one or more controlled companies, of more than 25% of the voting securities of a company; (2) the acknowledgment or assertion by either the controlled or controlling party of the existence of control; or (3) an adjudication under Section 2(a)(9) of the 1940 Act, which has become final, that control exists.

ADDITIONAL INFORMATION

The Fund is subject to the informational requirements of the Securities Exchange Act of 1934 and the 1940 Act and in accordance therewith files reports and other information with the SEC. The SEC maintains a web site at sec.gov containing reports, proxy and information statements and other information regarding registrants, including the Fund, that file electronically with the SEC.

This Prospectus constitutes part of a Registration Statement filed by the Fund with the SEC under the Securities Act and the 1940 Act. This Prospectus omits certain of the information contained in the Registration Statement, and reference is hereby made to the Registration Statement and related exhibits for further information with respect to the Fund and the Securities offered hereby. Any statements contained herein concerning the provisions of any document are not necessarily complete, and, in each instance, reference is made to the copy of such document filed as an exhibit to the Registration Statement or otherwise filed with the SEC. Each such statement is qualified in its entirety by such reference. The complete Registration Statement may be obtained from the SEC upon payment of the fee prescribed by its rules and regulations or free of charge through the SEC’s website (sec.gov).

THE FUND’S PRIVACY POLICY

The Fund is committed to ensuring your financial privacy. This notice is being sent to comply with privacy regulations of the Securities and Exchange Commission. The Fund has in effect the following policy with respect to nonpublic personal information about its customers:

●	Only such information received from you, through application forms or otherwise, and information about your Fund transactions will be collected.

●	None of such information about you (or former customers) will be disclosed to anyone, except as permitted by law (which includes disclosure to employees necessary to service your account).

●	Policies and procedures (including physical, electronic and procedural safeguards) are in place that are designed to protect the confidentiality of such information.

●	The Fund does not currently obtain consumer information. If the Fund were to obtain consumer information at any time in the future, it would employ appropriate procedural safeguards that comply with federal standards to protect against unauthorized access to and properly dispose of consumer information.

For more information about the Fund’s privacy policies call 1-844-569-4750 (toll-free).

RiverNorth Opportunities Fund, Inc.

PROSPECTUS

March 31, 2025

Until April 25, 2025 (25 days after the date of this Prospectus), all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters.

7,158,000 Shares of Common Stock

Subscription Rights for Shares of Common Stock

RiverNorth Opportunities Fund, Inc.

PROSPECTUS
SUPPLEMENT

September 8, 2025